As filed with the Securities and Exchange Commission on April 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

and the Subsidiary Guarantors listed on the

Table of Additional Registrants*

(Exact name of registrant as specified in its charter)

Delaware	8062	23-2077891
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan B. Miller

Chairman of the Board and Chief Executive Officer

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Warren J. Nimetz, Esq.

Manuel G. Rivera, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

(212) 318-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
7% Senior Notes due 2018	$250,000,000	100%	$250,000,000	$29,025
Guarantees of 7% Senior Notes due 2018 (2)	(3)	(3)	(3)	None (4)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	The Additional Registrants listed in the Table of Additional Registrants below will guarantee the payment of the 7% Senior Notes due 2018.
(3)	No separate consideration will be received for the guarantees.
(4)	Pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Includes certain subsidiaries of Universal Health Services, Inc. identified on the Table of Additional Registrants beginning on the following page.

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
AIKEN REGIONAL MEDICAL CENTERS, INC.	SC	23-2791808	8062
ALLIANCE HEALTH CENTER, INC.	MS	64-0777521	8093
ALTERNATIVE BEHAVIORAL SERVICES, INC.	VA	54-1757063	8093
ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.	CA	68-0227018	8093
ATLANTIC SHORES HOSPITAL, LLC	DE	20-3788069	8093
AUBURN REGIONAL MEDICAL CENTER, INC.	WA	51-0263246	8062
BEHAVIORAL HEALTHCARE LLC	DE	62-1516830	8093
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.	UT	93-0893928	8093
BHC ALHAMBRA HOSPITAL, INC.	TN	62-1658521	8093
BHC BELMONT PINES HOSPITAL, INC.	TN	62-1658523	8093
BHC FAIRFAX HOSPITAL, INC.	TN	62-1658528	8093
BHC FOX RUN HOSPITAL, INC.	TN	62-1658531	8093
BHC FREMONT HOSPITAL, INC.	TN	62-1658532	8093
BHC HEALTH SERVICES OF NEVADA, INC.	NV	88-0300031	8093
BHC HERITAGE OAKS HOSPITAL, INC.	TN	62-1658494	8093
BHC HOLDINGS, INC.	DE	92-0189593	8093
BHC INTERMOUNTAIN HOSPITAL, INC.	TN	62-1658493	8093
BHC MESILLA VALLEY HOSPITAL, LLC	DE	20-2612295	8093
BHC MONTEVISTA HOSPITAL, INC.	NV	88-0299907	8093
BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC	DE	20-0085660	8093
BHC OF INDIANA, GENERAL PARTNERSHIP	TN	62-1780700	8093
BHC PINNACLE POINTE HOSPITAL, INC.	TN	62-1658502	8093
BHC PROPERTIES, LLC	TN	62-1660875	8093
BHC SIERRA VISTA HOSPITAL, INC.	TN	62-1658512	8093
BHC STREAMWOOD HOSPITAL, INC.	TN	62-1658515	8093
BRENTWOOD ACQUISITION, INC.	TN	20-0773985	8093
BRENTWOOD ACQUISITION-SHREVEPORT, INC.	DE	20-0474854	8093
BRYNN MARR HOSPITAL, INC.	NC	56-1317433	8093
CANYON RIDGE HOSPITAL, INC.	CA	20-2935031	8093
CCS/LANSING, INC.	MI	62-1681824	8093
CEDAR SPRINGS HOSPITAL, INC.	DE	74-3081810	8093
CHILDREN’S COMPREHENSIVE SERVICES, INC.	TN	62-1240866	8093
COLUMBUS HOSPITAL PARTNERS, LLC	TN	62-1664739	8093
CUMBERLAND HOSPITAL PARTNERS, LLC	DE	26-1871761	8093
CUMBERLAND HOSPITAL, LLC	VA	02-0567575	8093
DEL AMO HOSPITAL, INC.	CA	23-2646424	8093
EMERALD COAST BEHAVIORAL HOSPITAL, LLC	DE	27-0720873	8093
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH	VA	54-1414205	8093
FIRST HOSPITAL PANAMERICANO, INC.	PR	66-0490148	8093
FORT DUNCAN MEDICAL CENTER, L.P.	DE	23-3044530	8062
FRONTLINE BEHAVIORAL HEALTH, INC.	DE	72-1539453	8093
FRONTLINE HOSPITAL, LLC	DE	72-1539530	8093
FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC	DE	72-1539254	8093
GREAT PLAINS HOSPITAL, INC.	MO	43-1328523	8093
H.C. CORPORATION	AL	63-0870528	8093
H.C. PARTNERSHIP	AL	63-0862148	8093
HAVENWYCK HOSPITAL INC.	MI	38-2409580	8093
HHC AUGUSTA, INC.	GA	20-3854156	8093
HHC CONWAY INVESTMENT, INC.	SC	20-3854265	8093
HHC DELAWARE, INC.	DE	20-3854210	8093
HHC FOCUS FLORIDA, INC.	FL	20-3798265	8093
HHC PENNSYLVANIA, LLC	DE	20-5353753	8093
HHC POPLAR SPRINGS, INC.	VA	20-0959684	8093
HHC RIVER PARK, INC.	WV	20-2652863	8093
HHC ST. SIMONS, INC.	GA	20-3854107	8093
HICKORY TRAIL HOSPITAL, L.P.	DE	20-4976326	8093
HOLLY HILL HOSPITAL, LLC	TN	62-1692189	8093
HORIZON HEALTH CORPORATION	DE	75-2293354	8093
HORIZON HEALTH HOSPITAL SERVICES, LLC	DE	20-3798133	8093

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
HORIZON MENTAL HEALTH MANAGEMENT, LLC	TX	36-3709746	8093
HSA HILL CREST CORPORATION	AL	95-3900761	8093
KEYS GROUP HOLDINGS LLC	DE	62-1863023	8093
KEYSTONE CONTINUUM, LLC	TN	48-1274107	8093
KEYSTONE EDUCATION AND YOUTH SERVICES, LLC	TN	62-1842126	8093
KEYSTONE MARION, LLC	VA	74-3108285	8093
KEYSTONE NEWPORT NEWS, LLC	VA	32-0066225	8093
KEYSTONE NPS LLC	CA	68-0520286	8093
KEYSTONE RICHLAND CENTER, LLC	OH	48-1274207	8093
KEYSTONE WSNC, L.L.C.	NC	20-1943356	8093
KEYSTONE MEMPHIS, LLC	TN	62-1837606	8093
KEYSTONE/CCS PARTNERS LLC	DE	73-1657607	8093
KIDS BEHAVIORAL HEALTH OF UTAH, INC.	UT	62-1681825	8093
KINGWOOD PINES HOSPITAL, LLC	TX	73-1726285	8093
KMI ACQUISITION, LLC	DE	20-5048153	8093
LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC	FL	58-1791069	8093
LANCASTER HOSPITAL CORPORATION	CA	95-3565954	8062
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.	DE	52-2090040	8093
LEBANON HOSPITAL PARTNERS, LLC	TN	62-1664738	8093
MANATEE MEMORIAL HOSPITAL, L.P.	DE	23-2798290	8062
MCALLEN HOSPITALS, L.P.	DE	23-3069260	8062
MCALLEN MEDICAL CENTER, INC.	DE	23-3069210	8062
MERION BUILDING MANAGEMENT, INC.	DE	23-2309517	1542
MERRIDELL ACHIEVEMENT CENTER, INC.	TX	74-1655289	8093
MICHIGAN PSYCHIATRIC SERVICES, INC.	MI	38-2423002	8093
NEURO INSTITUTE OF AUSTIN, L.P.	TX	56-2274069	8093
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.	TN	20-1215130	8093
NORTHERN INDIANA PARTNERS, LLC	TN	62-1664737	8093
NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.	TX	23-2238976	8062
OAK PLAINS ACADEMY OF TENNESSEE, INC.	TN	62-1725123	8093
OCALA BEHAVIORAL HEALTH, LLC	DE	32-0235544	8093
PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC	DE	22-3600673	8093
PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.	SC	57-1101379	8093
PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.	SC	57-1101380	8093
PARK HEALTHCARE COMPANY	TN	62-1166882	8093
PENDLETON METHODIST HOSPITAL, L.L.C.	DE	75-3128254	8062
PENNSYLVANIA CLINICAL SCHOOLS, INC.	PA	62-1735966	8093
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.	DE	65-0816927	8093
PREMIER BEHAVIORAL SOLUTIONS, INC.	DE	63-0857352	8093
PSI SURETY, INC.	SC	42-1565042	8093
PSJ ACQUISITION, LLC	ND	26-4314533	8093
PSYCHIATRIC SOLUTIONS HOSPITALS, LLC	DE	62-1658476	8093
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.	TN	62-1732340	8093
PSYCHIATRIC SOLUTIONS, INC.	DE	23-2491707	8093
RAMSAY MANAGED CARE, LLC	DE	72-1249464	8093
RAMSAY YOUTH SERVICES OF GEORGIA, INC.	DE	35-2174803	8093
RIVER OAKS, INC.	LA	72-0687735	8093
RIVEREDGE HOSPITAL HOLDINGS, INC.	DE	22-3682759	8093
ROLLING HILLS HOSPITAL, LLC	TN	20-5566098	8093
SAMSON PROPERTIES, LLC	FL	59-3653863	8093
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC	DE	43-2001465	8093
SHC-KPH, LP	TX	73-1726290	8093
SOUTHEASTERN HOSPITAL CORPORATION	TN	62-1606554	8093
SP BEHAVIORAL, LLC	FL	20-5202539	8093
SPARKS FAMILY HOSPITAL, INC.	NV	88-0159958	8062
SPRINGFIELD HOSPITAL, INC.	DE	26-0388272	8093
STONINGTON BEHAVIORAL HEALTH, INC.	DE	20-0687971	8093
SUMMIT OAKS HOSPITAL, INC.	NJ	20-1021210	8093
SUNSTONE BEHAVIORAL HEALTH, LLC	TN	80-0051894	8093
TBD ACQUISITION, LLC	DE	20-5048087	8093
TBJ BEHAVIORAL CENTER, LLC	DE	20-4865566	8093

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
TENNESSEE CLINICAL SCHOOLS, LLC	TN	62-1715237	8093
TEXAS CYPRESS CREEK HOSPITAL, L.P.	TX	62-1864266	8093
TEXAS HOSPITAL HOLDINGS, INC.	DE	62-1871091	8093
TEXAS LAUREL RIDGE HOSPITAL, L.P.	TX	43-2002326	8093
TEXAS SAN MARCOS TREATMENT CENTER, L.P.	TX	43-2002231	8093
TEXAS WEST OAKS HOSPITAL, L.P.	TX	62-1864265	8093
THE ARBOUR, INC.	MA	23-2238962	8093
THE BRIDGEWAY, INC.	AR	23-2238973	8093
THE NATIONAL DEAF ACADEMY, LLC	FL	59-3653865	8093
THE PINES RESIDENTIAL TREATMENT CENTER, INC.	VA	54-1465094	8093
THREE RIVERS BEHAVIORAL HEALTH, LLC	SC	57-1106645	8093
THREE RIVERS HEALTHCARE GROUP, LLC	SC	20-3842446	8093
TOLEDO HOLDING CO., LLC	DE	27-0607591	8093
TURNING POINT CARE CENTER, INC.	GA	58-1534607	8093
TWO RIVERS PSYCHIATRIC HOSPITAL, INC.	DE	23-2279129	8093
UHS CHILDREN SERVICES, INC.	DE	20-3577381	8093
UHS HOLDING COMPANY, INC.	NV	23-2367472	8062
UHS KENTUCKY HOLDINGS, L.L.C.	DE	20-5396036	8093
UHS OF ANCHOR, L.P.	DE	23-3044975	8093
UHS OF BENTON, INC.	DE	20-0930981	8093
UHS OF BOWLING GREEN, LLC	DE	20-0931121	8093
UHS OF CENTENNIAL PEAKS, L.L.C.	DE	26-3973154	8093
UHS OF CORNERSTONE HOLDINGS, INC.	DE	20-3184635	8062
UHS OF CORNERSTONE, INC.	DE	20-3184613	8062
UHS OF D.C., INC.	DE	23-2896723	8062
UHS OF DELAWARE, INC.	DE	23-2369986	8062
UHS OF DENVER, INC.	DE	20-5227927	8093
UHS OF DOVER, L.L.C.	DE	20-5093162	8093
UHS OF DOYLESTOWN, L.L.C.	DE	20-8179692	8093
UHS OF FAIRMOUNT, INC.	DE	23-3044432	8093
UHS OF FULLER, INC.	MA	23-2801395	8093
UHS OF GEORGIA HOLDINGS, INC.	DE	23-3044428	8062
UHS OF GEORGIA, INC.	DE	23-3044429	8093
UHS OF GREENVILLE, INC.	DE	23-3044427	8093
UHS OF HAMPTON, INC.	NJ	23-2985430	8093
UHS OF HARTGROVE, INC.	IL	23-2983574	8093
UHS OF LAKESIDE, LLC	DE	23-3044425	8093
UHS OF LAUREL HEIGHTS, L.P.	DE	23-3045288	8093
UHS OF NEW ORLEANS, INC.	LA	72-0802368	8093
UHS OF OKLAHOMA, INC.	OK	23-3041933	8093
UHS OF PARKWOOD, INC.	DE	23-3044435	8093
UHS OF PEACHFORD, L.P.	DE	23-3044978	8093
UHS OF PENNSYLVANIA, INC.	PA	23-2842434	8093
UHS OF PROVO CANYON, INC.	DE	23-3044423	8093
UHS OF PUERTO RICO, INC.	DE	23-2937744	8093
UHS OF RIDGE, LLC	DE	23-3044431	8093
UHS OF RIVER PARISHES, INC.	LA	23-2238966	8062
UHS OF ROCKFORD, LLC	DE	23-3044421	8093
UHS OF SALT LAKE CITY, L.L.C.	DE	26-0464201	8093
UHS OF SAVANNAH, L.L.C.	DE	20-0931196	8093
UHS OF SPRING MOUNTAIN, INC.	DE	20-0930346	8093
UHS OF SPRINGWOODS, L.L.C.	DE	20-5395878	8093
UHS OF SUMMITRIDGE, L.L.C.	DE	26-2203865	8093
UHS OF TEXOMA, INC.	DE	20-5908627	8062
UHS OF TIMBERLAWN, INC.	TX	23-2853139	8093
UHS OF TIMPANOGOS, INC.	DE	20-3687800	8093
UHS OF WESTWOOD PEMBROKE, INC.	MA	23-3061361	8093
UHS OF WYOMING, INC.	DE	20-3367209	8093
UHS OKLAHOMA CITY LLC	OK	20-2901605	8093
UHS SAHARA, INC.	DE	20-3955217	8093
UHS-CORONA, INC.	DE	52-1247839	8062

Exact Name of Registrant Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number	Primary Industrial Classification Code
UNITED HEALTHCARE OF HARDIN, INC.	TN	62-1244469	8093
UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.	DE	23-3101502	8062
UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.	CA	23-3059262	8062
UNIVERSITY BEHAVIORAL, LLC	FL	20-5202458	8093
VALLE VISTA HOSPITAL PARTNERS, LLC	TN	62-1658516	8093
VALLE VISTA, LLC	DE	62-1740366	8093
VALLEY HOSPITAL MEDICAL CENTER, INC.	NV	23-2117855	8062
WEKIVA SPRINGS CENTER, LLC	DE	20-4865588	8093
WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED	FL	23-2306491	8062
WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC	IN	20-3062075	8093
WILLOW SPRINGS, LLC	DE	62-1814471	8093
WINDMOOR HEALTHCARE INC.	FL	23-2922437	8093
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.	DE	59-3480410	8093
ZEUS ENDEAVORS, LLC	FL	59-3653864	8093

(1)	Address and telephone number of the principal executive office of each Additional Registrant are the same as those of Universal Health Services, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2011

PROSPECTUS

UNIVERSAL HEALTH SERVICES, INC.

OFFER TO EXCHANGE

$250,000,000 PRINCIPAL AMOUNT OF ITS 7% SENIOR NOTES DUE 2018

WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING 7% SENIOR NOTES DUE 2018

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2011,

unless we extend the exchange offer in our sole and absolute discretion

Terms of the Exchange Offer:

•

We are offering to exchange any and all of our outstanding 7% senior notes due 2018, which we refer to as “outstanding notes,” for $250,000,000 principal amount of substantially identical notes that have been registered under the Securities Act and are freely tradable, which we refer to as “exchange notes.”

•

The outstanding notes were issued by our former subsidiary, UHS Escrow Corporation, on September 29, 2010. UHS Escrow Corporation merged into us, and we assumed its obligations under the outstanding notes and the related indenture on November 15, 2010. The exchange notes will represent the same debt as the outstanding notes and we will issue the exchange notes under the same indenture.

•	We are making the exchange offer to satisfy your registration rights, as a holder of outstanding notes.

•	We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of exchange notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	We will not receive any cash proceeds from the exchange offer.

•	The exchange of exchange notes for outstanding notes will not be a taxable event for U.S. federal income tax purposes.

•	We do not intend to list the exchange notes on any securities exchange or arrange for them to be quoted on any quotation system.

•

Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

You should carefully consider the risk factors beginning on page 15 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. We are submitting this prospectus to holders of outstanding notes so that they can consider exchanging the outstanding notes for exchange notes. You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying transmittal documents. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Such information is available without charge to holders of the outstanding notes upon written or oral request made to: Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406-0958, Attention: Secretary, phone: (610) 786-3300. To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than five business days before the expiration of the exchange offer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such factors include, among other things, the risks and uncertainties described under the heading “Risk factors” in this prospectus, and the following:

•	our ability to comply with the existing laws and government regulations, and/or changes in laws and government regulations;

•

an increasing number of legislative initiatives have recently been passed into law that may result in major changes in the healthcare delivery system on a national or state level. No assurances can be given that the implementation of these new laws will not have a material adverse effect on our business, financial condition or results of operations;

•	possible unfavorable changes in the levels and terms of reimbursement for our charges by third-party payors or government programs, including Medicare or Medicaid;

•

an increase in the number of uninsured and self-pay patients treated at our acute care facilities that unfavorably impacts our ability to satisfactorily and timely collect our self-pay patient accounts;

•

our ability to enter into managed care provider agreements on acceptable terms and the ability of our competitors to do the same, including contracts with United/Sierra Healthcare and the Healthcare Services Coalition in Las Vegas, Nevada;

•

the outcome of known and unknown litigation, government investigations, false claim act allegations and liabilities and other claims asserted against us, including matters as disclosed under “Item 3—Legal proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus;

•

the potential unfavorable impact on our business of continued deterioration in national, regional and local economic and business conditions, including a continuation or worsening of unfavorable credit market conditions;

•	competition from other healthcare providers, including physician owned facilities in certain markets, including McAllen/Edinburg, Texas, the site of one of our largest acute care facilities;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare;

•

our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor expenses resulting from a shortage of nurses and other healthcare professionals;

•	demographic changes;

•

our acquisition of Psychiatric Solutions, Inc. (“PSI”): (i) has substantially increased our level of indebtedness which could, among other things, adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and could potentially prevent us from meeting our obligations under the agreements related to our indebtedness; and (ii) will require us to successfully integrate the operations of PSI with our operations and, even if such integration is accomplished, we may never realize the potential benefits of the acquisition;

•	our ability to successfully integrate and improve our recent acquisitions and the availability of suitable acquisitions and divestiture opportunities;

•

a significant portion of our revenues is produced by facilities located in Nevada, Texas and California making us particularly sensitive to reductions in Medicaid and other state based revenue programs (which have been proposed for 2011) as well as regulatory, economic, environmental and competitive changes in those states;

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund the future growth of our business;

•	some of our acute care facilities continue to experience decreasing inpatient admission trends;

•

our financial statements reflect large amounts due from various commercial and private payors and there can be no assurance that failure of the payors to remit amounts due to us will not have a material adverse effect on our future results of operations;

•

the Department of Health and Human Services (“HHS”) published final regulations in July, 2010 implementing the health information technology (“HIT”) provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”). The final regulation defines the “meaningful use” of Electronic Health Records (“EHR”) and establishes the requirements for the Medicare and Medicaid EHR payment incentive programs. The implementation period for these new Medicare and Medicaid incentive payments starts in federal fiscal year 2011 and can end as late as 2016 for Medicare and 2021 for the state Medicaid programs. Our acute care hospitals may qualify for these EHR incentive payments upon implementation of the EHR application assuming they meet the “meaningful use criteria”. Our acute care facilities are scheduled to implement an EHR application, on a facility-by-facility basis, beginning in 2011 and ending in 2014, however, there can be no assurance that we will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amount is dependent upon various factors including the implementation timing at each facility. Should we qualify for incentive payments, there may be timing differences in the recognition of the revenues and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system (“IPPS”) standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act;

•	the ability to obtain adequate levels of general and professional liability insurance on current terms;

•	changes in our business strategies or development plans;

•	fluctuations in the value of our common stock; and

•	other factors referenced in this prospectus or in our other filings with the SEC.

Southwest Healthcare System: During the third quarter of 2009, Southwest Healthcare System (“SWHCS”), which operates Rancho Springs Medical Center and Inland Valley Regional Medical Center in Riverside County,

California, entered into an agreement with the Center for Medicare and Medicaid Services (“CMS”). The agreement required SWHCS to engage an independent quality monitor to assist SWHCS in meeting all CMS’ conditions of participation. Further, the agreement provided that, during the last 60 days of the agreement, CMS would conduct a full Medicare certification survey. That survey took place the week of January 11, 2010.

In April, 2010, SWHCS received notification from CMS that it intended to effectuate the termination of SWHCS’s Medicare provider agreement effective June 1, 2010. In May, 2010, SWHCS entered into an agreement with CMS which abated the termination action scheduled for June 1, 2010. The agreement is one year in duration and required SWHCS to engage independent experts in various disciplines to analyze and develop implementation plans for SWHCS to meet the Medicare conditions of participation. At the conclusion of the agreement, CMS will conduct a full certification survey to determine if SWHCS has achieved substantial compliance with the Medicare conditions of participation. During the term of the agreement, SWHCS remains eligible to receive reimbursements from Medicare for services rendered to Medicare beneficiaries.

Also in April, 2010, SWHCS received notification from the California Department of Public Health (“CDPH”) indicating that it planned to initiate a process to revoke SWHCS’s hospital license. In May, 2010, SWHCS received the formal document related to the revocation action. In September, 2010, SWHCS entered into an agreement with CDPH relating to the license revocation. The terms of the CDPH agreement are substantially similar to those contained in the agreement with CMS. As a result of the agreement, SWHCS’s hospital license remains in effect pending the outcome of the CMS full certification survey which will occur at the end of the agreement. Pursuant to the results of the CMS full certification survey, which we anticipate occurring in mid-year, 2011, should SWHCS be deemed to have achieved substantial compliance with the Medicare conditions of participation, CDPH shall deem SWHCS’s license to be in good standing. Failure of SWHCS to achieve substantial compliance with the Medicare conditions of participation, pursuant to CMS’s full certification survey, will likely have a material adverse impact on SWHCS’s ability to continue to operate the facilities.

As a result of the matters discussed above, we were not previously permitted to open newly constructed capacity at Rancho Springs Medical Center and Inland Valley Medical Center. However, in February, 2011, we received permission from CDPH to begin accessing the new capacity. Unrelated to these developments, we expect a competitor to open a newly constructed acute care hospital during the first quarter of 2011. We are unable to predict the net impact of these developments on SWHCS’s results of operations in 2011 and beyond.

Rancho Springs Medical Center and Inland Valley Medical Center remain fully committed to providing high-quality healthcare to their patients and the communities they serve. We therefore intend to work expeditiously and collaboratively with both CMS and CDPH in an effort to resolve these matters, although there can be no assurance we will be able to do so. Failure to resolve these matters could have a material adverse effect on us. For the years ended December 31, 2010 and 2009, after deducting an allocation for corporate overhead expense, SWHCS generated approximately 0.4% and 4.3%, respectively, of our income from operations after income attributable to noncontrolling interest.

Given these uncertainties, risks and assumptions, as outlined above, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition could differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire prospectus. You should read the following summary together with the more detailed information included elsewhere in this prospectus, and the documents incorporated by reference in this prospectus. Please see “Where You Can Find More Information and Incorporation by Reference.”

In this prospectus, unless otherwise indicated or the content otherwise requires, the terms “UHS,” “our company,” “us,” “we” and “our” refer to Universal Health Services, Inc. and its consolidated subsidiaries. Universal Health Services is a registered trademark of UHS of Delaware, Inc., the management company for, and a wholly-owned subsidiary of, Universal Health Services, Inc. Universal Health Services, Inc. is a holding company and operates through its subsidiaries including its management company, UHS of Delaware, Inc. All healthcare and management operations are conducted by subsidiaries of Universal Health Services, Inc. To the extent any reference to “UHS” or “UHS facilities” in this prospectus, including letters, narratives or other forms contained herein, relates to our healthcare or management operations, it is referring to Universal Health Services, Inc.’s subsidiaries including UHS of Delaware, Inc. Further, the terms “UHS,” “our company,” “us,” “we” and “our” in such context similarly refer to the operations of Universal Health Services, Inc.’s subsidiaries including UHS of Delaware, Inc. Any reference to employees or employment contained herein refers to employment with or employees of the subsidiaries of Universal Health Services, Inc. including UHS of Delaware, Inc.

Our company

Our principal business is owning and operating, through our subsidiaries, acute care hospitals, behavioral health centers, surgical hospitals, ambulatory surgery centers and radiation oncology centers. As of February 28, 2011, we owned and/or operated 25 acute care hospitals and 206 behavioral health centers located in 37 states, Washington, D.C., Puerto Rico and the U.S. Virgin Islands. As part of our ambulatory treatment centers division, we manage and/or own outright or in partnerships with physicians, 7 surgical hospitals and surgery and radiation oncology centers located in 5 states and Puerto Rico.

In November, 2010, we completed the acquisition of Psychiatric Solutions, Inc. PSI was formerly the largest operator of freestanding inpatient behavioral health care facilities operating a total of 105 inpatient and outpatient facilities in 32 states, Puerto Rico, and the U.S. Virgin Islands.

Net revenues from our acute care hospitals, surgical hospitals, surgery centers and radiation oncology centers accounted for 70% of our consolidated net revenues in 2010 and 74% in each of 2009 and 2008. Net revenues from our behavioral health care facilities accounted for 30% of our consolidated net revenues during 2010 and 25% during each of 2009 and 2008. Approximately 1% in each of 2009 and 2008 of our consolidated net revenues were recorded in connection with two construction management contracts pursuant to the terms of which we built newly constructed acute care hospitals for an unrelated third party.

Services provided by our hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

Psychiatric Solutions, Inc. acquisition

In November, 2010, we acquired PSI for a total purchase price of $3.04 billion consisting of $1.96 billion in cash plus the assumption of approximately $1.08 billion of PSI’s debt, the majority of which has since been refinanced, as discussed herein. PSI was formerly the largest operator of freestanding inpatient behavioral health care facilities operating a total of 105 inpatient and outpatient facilities in 32 states, Puerto Rico, and the U.S. Virgin Islands.

The facilities acquired by us, with an aggregate of approximately 11,500 licensed beds, offer an extensive continuum of behavioral health programs to critically ill children, adolescents and adults. We also acquired management contracts to manage freestanding behavioral health care inpatient facilities for government agencies and behavioral health units within certain medical/surgical hospitals owned by third-parties.

Combined with our previously existing behavioral health care operations, consisting of 101 behavioral health care facilities located throughout the U. S. and Puerto Rico, we believe this acquisition makes us the largest facility-based provider in the behavioral health care sector. Our increased operating scale may allow us to operate more efficiently and enhance our presence within certain markets. We also believe we can achieve operating expense reductions during the first year following the acquisition primarily through the elimination of corporate overhead. This acquisition also helps diminish our geographic concentration risk in certain markets thereby diversifying our hospital portfolio and reducing our reliance on one hospital or a cluster of hospitals in a certain market.

Our strategy

We believe community-based hospitals will remain the focal point of the healthcare delivery network and we are committed to a philosophy of self-determination for both the company and our hospitals.

Acquisition of Additional Hospitals. We selectively seek opportunities to expand our base of operations by acquiring, constructing or leasing additional hospital facilities. We are committed to a program of rational growth around our core businesses, while retaining the missions of the hospitals we manage and the communities we serve. Such expansion may provide us with access to new markets and new healthcare delivery capabilities. We also continue to examine our facilities and consider divestiture of those facilities that we believe do not have the potential to contribute to our growth or operating strategy.

Improvement of Operations of Existing Hospitals and Services. We also seek to increase the operating revenues and profitability of owned hospitals by the introduction of new services, improvement of existing services, physician recruitment and the application of financial and operational controls.

We are involved in continual development activities for the benefit of our existing facilities. Applications to state health planning agencies to add new services in existing hospitals are currently on file in states which require certificates of need, or CONs. Although we expect that some of these applications will result in the addition of new facilities or services to our operations, no assurances can be made for ultimate success by us in these efforts.

Quality and Efficiency of Services. Pressures to contain healthcare costs and technological developments allowing more procedures to be performed on an outpatient basis have led payors to demand a shift to ambulatory or outpatient care wherever possible. We are responding to this trend by emphasizing the expansion of outpatient services. In addition, in response to cost containment pressures, we continue to implement programs at our facilities designed to improve financial performance and efficiency while continuing to provide quality care, including more efficient use of professional and paraprofessional staff, monitoring and adjusting staffing levels and equipment usage, improving patient management and reporting procedures and implementing more efficient billing and collection procedures. In addition, we will continue to emphasize innovation in our response to the rapid changes in regulatory trends and market conditions while fulfilling our commitment to patients, physicians, employees, communities and our shareholders.

In addition, our aggressive recruiting of highly qualified physicians and developing provider networks help to establish our facilities as an important source of quality healthcare in their respective communities.

Company information

We are a Delaware corporation that was organized in 1979. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Our telephone number is (610) 768-3300. Our website is located at http://www.uhsinc.com. Our website and the information contained on our website is not part of this prospectus.

Guarantor and Non-Guarantor Financial Information

Our obligations under the outstanding notes are, and under the exchange notes will be, guaranteed by each of our existing and future domestic subsidiaries that guarantees our indebtedness or indebtedness of subsidiary guarantors. The note guarantees rank equally in right of payment with all of our subsidiary guarantors’ existing and future senior debt and senior in right of payment to all of our subsidiary guarantors’ existing and future subordinated debt. In addition, the outstanding notes are, and the exchange notes will be, structurally subordinated to the liabilities of our non-guarantor subsidiaries. See “Description of Exchange Notes—Note guarantees.”

As a result of the guarantee arrangements, we provide supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X of UHS, the guarantor subsidiaries and the non-guarantor subsidiaries. On April 1, 2011, we filed a Current Report on Form 8-K, which is incorporated by reference herein, to provide the supplemental guarantor financial information for the periods disclosed within our Annual Report on Form 10-K for the year ended December 31, 2010.

Additionally, pursuant to Rule 3-10(g) of Regulation S-X, we have incorporated by reference herein certain financial statements of PSI and their condensed consolidating financial information included within their footnotes.

The Exchange Offer

In this prospectus, except as otherwise indicated, “outstanding notes” refers to our 7% Senior Notes due 2018 issued on September 29, 2010, “exchange notes” refers to the 7% Senior Notes due 2018 offered hereby and “notes” refers to the outstanding notes and the exchange notes, collectively.

On September 29, 2010, UHS Escrow Corporation, a former UHS subsidiary, completed a private offering of the outstanding notes. The proceeds of the offering of the outstanding notes were held in escrow pending completion of the PSI acquisition and the satisfaction of other conditions. On November 15, 2010, upon completion of the PSI acquisition, UHS Escrow Corporation was merged with and into UHS, and UHS assumed all of UHS Escrow Corporation’s obligations under the outstanding notes and the related indenture. The proceeds of the offering of the outstanding notes were used to pay a portion of the PSI acquisition purchase price. In addition, UHS and the subsidiary guarantors executed joinders to a registration rights agreement that had been entered into by UHS Escrow Corporation and the initial purchasers of the outstanding notes on September 29, 2010. Pursuant to the registration rights agreement, UHS and the subsidiary guarantors agreed, for the benefit of the holders of the outstanding notes, at our cost, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the outstanding notes.

The following summary contains basic information about the exchange offer and the exchange notes. It does not contain all the information that may be important to you. For a complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “The Exchange Offer” and “Description of Exchange Notes.”

The Exchange Offer	We are offering to exchange an aggregate of $250.0 million aggregate principal amount of exchange notes for $250.0 million principal amount of outstanding notes that are properly tendered and accepted. You may tender outstanding notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the exchange notes on or promptly after the exchange offer expires.

The form and terms of the exchange notes will be substantially identical to those of the outstanding notes, except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the exchange notes prior to the consummation of the exchange offer. We will issue the exchange notes under the same indenture that governs the outstanding notes.

Resales	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the exchange notes in the ordinary course of business;

•

have not engaged in, do not intend to engage in and have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in, a distribution of the exchange notes; and

•	are not our “affiliate” (as defined under Rule 405 of the Securities Act).

In addition, each participating broker-dealer that receives registered exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For more information, see “Plan of Distribution.”

Any holder of unregistered outstanding notes, including any broker-dealer, who:

•	is our affiliate,

•	does not acquire the registered exchange notes in the ordinary course of its business, or

•

tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of registered exchange notes, cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange notes pursuant to the exchange offer, you must transmit to Union Bank, N.A., as exchange agent, on or before the expiration date, either:

•

a computer generated message transmitted through The Depository Trust Company’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

•

a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your outstanding notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

If you cannot satisfy either of these procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, you will make the representations to us described under “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder before completing and executing the letter of transmittal and delivering your outstanding notes.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of the Outstanding Notes and Delivery of the Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all outstanding notes that are validly tendered in the exchange offer and not properly withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer—Withdrawal Rights.”

Consequences of Failure to Exchange Notes	If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions provided in the outstanding notes and the indenture. Following completion of the exchange offer, we do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the outstanding notes outstanding.

Material United States Federal Income Tax Consequences	The exchange of exchange notes for outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences of the Exchange Offer.”

Fees and Expenses	We will bear the expenses related to the exchange offer. See “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Exchange Agent	Union Bank, N.A., the trustee under the indenture governing the notes, is serving as the exchange agent.

Terms of the Exchange Notes

The following summary contains basic information about the exchange notes and is not intended to be complete. The form and terms of the exchange notes will be substantially identical to those of the outstanding notes, except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the exchange notes prior to the consummation of the exchange offer. We will issue the exchange notes under the same indenture that governs the outstanding notes. For a more complete understanding of the exchange notes, please refer to the section entitled “Description of Exchange Notes” in this prospectus.

Issuer	Universal Health Services, Inc., as successor to UHS Escrow Corporation.

Securities offered	$250 million aggregate principal amount of 7% senior notes due 2018.

Maturity date	October 1, 2018.

Interest rate	7% per year. Interest will accrue from September 29, 2010, or, if the exchange offer is completed on or after April 1, 2011, from April 1, 2011.

Interest payment dates	April 1 and October 1, commencing April 1, 2011, or, if the exchange offer is completed on or after that date, commencing October 1, 2011.

Optional redemption	The notes will be redeemable at our option, in whole or in part, at any time on and after October 1, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to October 1, 2013, we may redeem up to 35% of the original principal amount of the outstanding notes with the proceeds of certain equity offerings at a redemption price of 107% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to October 1, 2014, we may also redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of redemption, plus the “Applicable Premium” (as defined under the heading “Description of Exchange Notes”).

Mandatory offers to purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events that may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within a specified period to repay indebtedness (with a corresponding permanent reduction in commitment, if applicable) or to invest in capital assets related to our business or capital stock of a restricted subsidiary (as defined under the heading “Description of Exchange Notes”).

Guarantees	The outstanding notes are and the exchange notes will be guaranteed on a senior unsecured basis by all of our existing and future restricted subsidiaries that guarantee our senior credit facility or other indebtedness or indebtedness of the subsidiary guarantors. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of Exchange Notes—Note guarantees.”

Ranking	The notes and the subsidiary guarantees will be our and the subsidiary guarantors’ senior unsecured obligations and:

•	will rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	will rank senior in right of payment to all of our and the subsidiary guarantors’ existing and future subordinated indebtedness;

•	will be effectively subordinated to any of our and the subsidiary guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.

Covenants	We will issue the exchange notes under an indenture with Union Bank, N.A., as trustee, which indenture also governs the outstanding notes. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of Exchange Notes.”

Absence of a Public Market for the Exchange Notes	The exchange notes generally will be freely transferable but will also be a new issue of securities for which there will not initially be a trading market. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

Risk Factors	You should consider carefully all the information in this prospectus and in particular the section titled “Risk Factors” for an explanation of the risks of investing in the exchange notes.

RISK FACTORS

An investment in the exchange notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Business and Operations

A significant portion of our revenue is produced by facilities located in Nevada, Texas and California.

Nevada: We own 6 acute care hospitals and 6 behavioral healthcare facilities listed in “Item 2—Properties” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus. On a combined basis, these facilities contributed 23% in 2010, 24% in 2009 and 24% in 2008 of our consolidated net revenues. On a combined basis, after deducting an allocation for corporate overhead expense, these facilities generated 15% in 2010, 14% in 2009 and 18% in 2008 of our income from operations after net income attributable to noncontrolling interest. On a pro forma basis, assuming we had completed the acquisition of PSI on January 1, 2010, these facilities contributed 18% in 2010 of our consolidated net revenues and 10% of our income from operations after net income attributable to noncontrolling interest.

Texas: We own 8 acute care hospitals and 14 behavioral healthcare facilities listed in “Item 2—Properties” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus. On a combined basis, these facilities contributed 19% during 2010 and 20% during each of 2009 and 2008, of our consolidated net revenues. On a combined basis, after deducting an allocation for corporate overhead expense, these facilities generated 15% in 2010, 16% in 2009 and 8% in 2008 of our income from operations after net income attributable to noncontrolling interest. On a pro forma basis, assuming we had completed the acquisition of PSI on January 1, 2010, these facilities contributed 17% in 2010 of our consolidated net revenues. and 13% of our income from operations after net income attributable to noncontrolling interest.

California: We own 4 acute care hospitals and 14 behavioral healthcare facilities listed in “Item 2—Properties” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus. On a combined basis, these facilities contributed 10% of our consolidated net revenues during each of 2010, 2009 and 2008. On a combined basis, after deducting an allocation for corporate overhead expense, these facilities generated 4% in 2010, 5% in 2009 and 7% in 2008 of our income from operations after net income attributable to noncontrolling interest. On a pro forma basis, assuming we had completed the acquisition of PSI on January 1, 2010, these facilities contributed 9% in 2010 of our consolidated net revenues and 6% of our income from operations after net income attributable to noncontrolling interest.

The significant portion of our revenues and earnings derived from these facilities makes us particularly sensitive to legislative, regulatory, economic, environmental and competition changes in Nevada, Texas and California. Any material change in the current payment programs or regulatory, economic, environmental or competitive conditions in these states could have a disproportionate effect on our overall business results.

Our revenues and results of operations are significantly affected by payments received from the government and other third-party payors.

We derive a significant portion of our revenue from third-party payors, including the Medicare and Medicaid programs. Changes in these government programs in recent years have resulted in limitations on reimbursement and, in some cases, reduced levels of reimbursement for healthcare services. Payments from federal and state government programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions, all of which could materially increase or decrease program payments, as well as affect the cost of providing service to patients and the timing of payments to facilities. We are unable to predict the effect of recent and future policy changes on our operations. In addition, the uncertainty and fiscal pressures placed upon federal and state governments as a result of, among other things, the substantial deterioration in general economic conditions, the funding requirements from the federal government’s stimulus package, the War on Terrorism and the relief efforts related to hurricanes and other disasters, may affect the availability of taxpayer funds for Medicare and Medicaid programs. If the rates paid or the scope of services covered by government payors are reduced, there could be a material adverse effect on our business, financial position and results of operations.

On a prospective basis (including the projected revenues generated at the facilities acquired from PSI), we expect to receive a large concentration of our Medicaid revenues from Texas and significant amounts from Pennsylvania, Illinois, Washington, D.C., Nevada and Virginia. These states, as well as most other states in which we operate, have reported significant budget deficits that have resulted in proposed reductions to Medicaid funding for 2011. We can provide no assurance that reductions to Medicaid revenues, particularly in these states, will not have a material adverse effect on our business, financial condition and results of operations.

In addition to changes in government reimbursement programs, our ability to negotiate favorable contracts with private payors, including managed care providers, significantly affects the revenues and operating results of our hospitals. Private payors, including managed care providers, increasingly are demanding that we accept lower rates of payment.

We expect continued third-party efforts to aggressively manage reimbursement levels and cost controls. Reductions in reimbursement amounts received from third-party payors could have a material adverse effect on our financial position and our results of operations.

A worsening of the economic and employment conditions in the United States could materially affect our business and future results of operations.

Our patient volumes, revenues and financial results depend significantly on the universe of patients with health insurance, which to a large extent is dependent on the employment status of individuals in our markets. A continuation or worsening of economic conditions may result in a continued increase in the unemployment rate which will likely increase the number of individuals without health insurance. As a result, our facilities may experience a decrease in patient volumes, particularly in less intense, more elective service lines, or a significant increase in services provided to uninsured patients. These factors could have a material unfavorable impact on our future patient volumes, revenues and operating results.

Our patient revenues and payor mix during the last few years were adversely affected by economic conditions, particularly in certain markets, such as Nevada, Texas and California, where a significant portion of our revenues are concentrated and unemployment rates remain high. In our acute care business, we experienced net revenue pressures caused primarily by declining commercial payor utilization and an increase in the number of uninsured and underinsured patients treated at our facilities. We can provide no assurance that these trends will not continue. During 2010, our revenues and payor mix within our acute care operations have been volatile and are unfavorable compared to the comparable prior year period, making it difficult to predict the results for 2011 or thereafter.

We are subject to uncertainties regarding healthcare reform.

On March 23, 2010, President Obama signed into law the Patient Protection and Affordable Care Act (the “PPACA”). The Healthcare and Education Reconciliation Act of 2010 (the “Reconciliation Act”), which contains a number of amendments to the PPACA, was signed into law on March 30, 2010. Two primary goals of the PPACA, combined with the Reconciliation Act (collectively referred to as the “Legislation”), are to provide for increased access to coverage for healthcare and to reduce healthcare-related expenses.

Although it is expected that as a result of the Legislation there may be a reduction in uninsured patients, which should reduce our expense from uncollectible accounts receivable, the Legislation makes a number of other changes to Medicare and Medicaid which we believe may have an adverse impact on us. The Legislation revises reimbursement under the Medicare and Medicaid programs to emphasize the efficient delivery of high quality care and contains a number of incentives and penalties under these programs to achieve these goals. The Legislation provides for decreases in the annual market basket update for federal fiscal years 2010 through 2019, a productivity offset to the market basket update beginning October 1, 2011 for Medicare Part B reimbursable items and services and beginning October 1, 2012 for Medicare inpatient hospital services. The Legislation will reduce Medicare and Medicaid disproportionate share payments beginning in 2014, which could adversely impact the reimbursement we receive under these programs. The Legislation implements a value-based purchasing program, which will reward the delivery of efficient care. Conversely, certain facilities will receive reduced reimbursement for failing to meet quality parameters; such hospitals may include those with excessive readmission or hospital-acquired condition rates.

The various provisions in the Legislation that directly or indirectly affect reimbursement are scheduled to take effect over a number of years. Legislation provisions are likely to be affected by the incomplete nature of implementing regulations or expected forthcoming interpretive guidance, gradual implementation, future legislation, and possible judicial nullification of all or certain provisions of the Legislation. Further Legislation provisions, such as those creating the Medicare Shared Savings Program and the Independent Payment Advisory Board, create certain flexibilities in how healthcare may be reimbursed by federal programs in the future. Thus, we cannot predict the impact of the Legislation on our future reimbursement at this time.

The Legislation also contains provisions aimed at reducing fraud and abuse in healthcare. The Legislation amends several existing laws, including the federal Anti-Kickback Statute and the False Claims Act, making it easier for government agencies and private plaintiffs to prevail in lawsuits brought against healthcare providers. Congress revised the intent requirement of the Anti-Kickback Statute to provide that a person is not required to “have actual knowledge or specific intent to commit a violation of” the Anti-Kickback Statute in order to be found guilty of violating such law. The Legislation also provides that any claims for items or services that violate the Anti-Kickback Statute are also considered false claims for purposes of the federal civil False Claims Act. The Legislation provides that a healthcare provider that retains an overpayment in excess of 60 days is subject to the federal civil False Claims Act. The Legislation also expands the Recovery Audit Contractor program to Medicaid. These amendments also make it easier for severe fines and penalties to be imposed on healthcare providers that violate applicable laws and regulations.

We have partnered with local physicians in the ownership of certain of our facilities. These investments have been permitted under an exception to the physician self-referral law. The Legislation permits existing physician investments in a hospital to continue under a “grandfather” clause if the arrangement satisfies certain requirements and restrictions, but physicians are prohibited, effective immediately, from increasing the aggregate percentage of their ownership in the hospital. The Legislation also imposes certain compliance and disclosure requirements upon existing physician-owned hospitals and restricts the ability of physician-owned hospitals to expand the capacity of their facilities.

The impact of the Legislation on each of our hospitals may vary. Because Legislation provisions are effective at various times over the next several years, we anticipate that many of the provisions in the Legislation may be subject to further revision or judicial nullification. We cannot predict the impact the Legislation may have on our business, results of operations, cash flow, capital resources and liquidity, or whether we will be able to successfully adapt to the changes required by the Legislation.

We are required to treat patients with emergency medical conditions regardless of ability to pay.

In accordance with our internal policies and procedures, as well as the Emergency Medical Treatment and Active Labor Act, or EMTALA, we provide a medical screening examination to any individual who comes to one of our hospitals while in active labor and/or seeking medical treatment (whether or not such individual is eligible for insurance benefits and regardless of ability to pay) to determine if such individual has an emergency medical condition. If it is determined that such person has an emergency medical condition, we provide such further medical examination and treatment as is required to stabilize the patient’s medical condition, within the facility’s capability, or arrange for transfer of such individual to another medical facility in accordance with applicable law and the treating hospital’s written procedures. Our obligations under EMTALA may increase substantially going forward; CMS has recently announced its intent to issue proposed rulemaking concerning the applicability of EMTALA to hospital inpatients and the responsibilities of hospitals with specialized capabilities, respectively. If the number of indigent and charity care patients with emergency medical conditions we treat increases significantly, or if regulations expanding our obligations to inpatients under EMTALA is proposed and adopted, our results of operations will be harmed.

An increase in uninsured and underinsured patients in our acute care facilities or the deterioration in the collectability of the accounts of such patients could harm our results of operations.

Collection of receivables from third-party payors and patients is our primary source of cash and is critical to our operating performance. Our primary collection risks relate to uninsured patients and the portion of the bill that is the patient’s responsibility, which primarily includes co-payments and deductibles. We estimate our provisions for doubtful accounts based on general factors such as payor mix, the agings of the receivables and historical collection experience. We routinely review accounts receivable balances in conjunction with these factors and other economic conditions that might ultimately affect the collectability of the patient accounts and make adjustments to our allowances as warranted. Significant changes in business office operations, payor mix, economic conditions or trends in federal and state governmental health coverage could affect our collection of accounts receivable, cash flow and results of operations. If we experience unexpected increases in the growth of uninsured and underinsured patients or in bad debt expenses, our results of operations will be harmed.

Our hospitals face competition for patients from other hospitals and healthcare providers.

The healthcare industry is highly competitive, and competition among hospitals, and other healthcare providers for patients and physicians has intensified in recent years. In all of the geographical areas in which we operate, there are other hospitals that provide services comparable to those offered by our hospitals. Some of our competitors include hospitals that are owned by tax-supported governmental agencies or by nonprofit corporations and may be supported by endowments and charitable contributions and exempt from property, sales and income taxes. Such exemptions and support are not available to us.

In some markets, certain of our competitors may have greater financial resources, be better equipped and offer a broader range of services than we. The number of inpatient facilities, as well as outpatient surgical and diagnostic centers, many of which are fully or partially owned by physicians, in the geographic areas in which we operate has increased significantly. As a result, most of our hospitals operate in an increasingly competitive environment.

If our competitors are better able to attract patients, recruit physicians and other healthcare professionals, expand services or obtain favorable managed care contracts at their facilities, we may experience a decline in patient volume and our business may be harmed.

Our performance depends on our ability to recruit and retain quality physicians.

Typically, physicians are responsible for making hospital admissions decisions and for directing the course of patient treatment. As a result, the success and competitive advantage of our hospitals depends, in part, on the number and quality of the physicians on the medical staffs of our hospitals, the admitting practices of those physicians and our maintenance of good relations with those physicians. Physicians generally are not employees of our hospitals, and, in a number of our markets, physicians have admitting privileges at other hospitals in addition to our hospitals. They may terminate their affiliation with us at any time. If we are unable to provide high ethical and professional standards, adequate support personnel and technologically advanced equipment and facilities that meet the needs of those physicians, they may be discouraged from referring patients to our facilities and our results of operations may decline.

It may become difficult for us to attract and retain an adequate number of physicians to practice in certain of the non-urban communities in which our hospitals are located. Our failure to recruit physicians to these communities or the loss of physicians in these communities could make it more difficult to attract patients to our hospitals and thereby may have a material adverse effect on our business, financial condition and results of operations.

Our performance depends on our ability to attract and retain qualified nurses and medical support staff, and we face competition for staffing that may increase our labor costs and harm our results of operations.

We depend on the efforts, abilities, and experience of our medical support personnel, including our nurses, pharmacists and lab technicians and other healthcare professionals. We compete with other healthcare providers in recruiting and retaining qualified hospital management, nurses and other medical personnel.

The nationwide shortage of nurses and other medical support personnel has been a significant operating issue facing us and other healthcare providers. This shortage may require us to enhance wages and benefits to recruit and retain nurses and other medical support personnel or require us to hire expensive temporary personnel. In addition, in some markets like California, there are requirements to maintain specified nurse-staffing levels. To the extent we cannot meet those levels, we may be required to limit the healthcare services provided in these markets, which would have a corresponding adverse effect on our net operating revenues.

We cannot predict the degree to which we will be affected by the future availability or cost of attracting and retaining talented medical support staff. If our general labor and related expenses increase, we may not be able to raise our rates correspondingly. Our failure to either recruit and retain qualified hospital management, nurses and other medical support personnel or control our labor costs could harm our results of operations.

If we fail to comply with extensive laws and government regulations, we could suffer civil or criminal penalties or be required to make significant changes to our operations that could reduce our revenue and profitability.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things: hospital billing practices and prices for services; relationships with physicians and other referral sources; adequacy of medical care and quality of medical equipment and services; ownership of facilities; qualifications of medical and support personnel; confidentiality, maintenance and security issues associated with health-related information and patient medical records; the screening, stabilization and transfer of patients who have emergency medical conditions; certification, licensure and accreditation of our facilities; operating policies and procedures, and; construction or expansion of facilities and services.

Among these laws are the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, the federal anti-kickback statute and the provision of the Social Security Act commonly known as the “Stark Law.” These laws, and particularly the anti-kickback statute and the Stark Law, impact the relationships that we may have with physicians and other referral sources. We have a variety of financial relationships with physicians who refer patients to our facilities, including employment contracts, leases and professional service agreements. We also provide financial incentives, including minimum revenue guarantees, to recruit physicians into communities served by our hospitals. The Office of the Inspector General of the

Department of Health and Human Services, or OIG, has enacted safe harbor regulations that outline practices that are deemed protected from prosecution under the anti-kickback statute. A number of our current arrangements, including financial relationships with physicians and other referral sources, may not qualify for safe harbor protection under the anti-kickback statute. Failure to meet a safe harbor does not mean that the arrangement necessarily violates the anti-kickback statute, but may subject the arrangement to greater scrutiny. We cannot assure that practices that are outside of a safe harbor will not be found to violate the anti-kickback statute. CMS recently published a Medicare self-referral disclosure protocol, which is intended to allow providers to self-disclose actual or potential violations of the Stark law. Because there are only a few judicial decisions interpreting the Stark law, there can be no assurance that our hospitals will not be found in violation of the Stark law or that self-disclosure of a potential violation would result in reduced penalties.

These laws and regulations are extremely complex, and, in many cases, we do not have the benefit of regulatory or judicial interpretation. In the future, it is possible that different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses. A determination that we have violated one or more of these laws (see “Item 3—Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus), or the public announcement that we are being investigated for possible violations of one or more of these laws, could have a material adverse effect on our business, financial condition or results of operations and our business reputation could suffer significantly. In addition, we cannot predict whether other legislation or regulations at the federal or state level will be adopted, what form such legislation or regulations may take or what their impact on us may be. See “Item 1 Business—Self-Referral and Anti-Kickback Legislation” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus.

If we are deemed to have failed to comply with the anti-kickback statute, the Stark Law or other applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more facilities), and exclusion of one or more facilities from participation in the Medicare, Medicaid and other federal and state healthcare programs. The imposition of such penalties could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to liabilities from claims brought against our facilities.

We are subject to medical malpractice lawsuits, product liability lawsuits, class action lawsuits and other legal actions in the ordinary course of business. Some of these actions may involve large claims, as well as significant defense costs. We cannot predict the outcome of these lawsuits or the effect that findings in such lawsuits may have on us. All professional and general liability insurance we purchase is subject to policy limitations. We believe that, based on our past experience and actuarial estimates, our insurance coverage is adequate considering the claims arising from the operations of our hospitals. While we continuously monitor our coverage, our ultimate liability for professional and general liability claims could change materially from our current estimates. If such policy limitations should be partially or fully exhausted in the future, or payments of claims exceed our estimates or are not covered by our insurance, it could have a material adverse effect on our operations.

We may be subject to governmental investigations, regulatory actions and whistleblower lawsuits.

The federal False Claims Act permits private parties to bring qui tam, or whistleblower, lawsuits against companies. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Because qui tam lawsuits are filed under seal, we could be named in one or more such lawsuits of which we are not aware.

In 2009, we agreed to settle a qui tam lawsuit relating to our South Texas Health System after many years of governmental investigations. Some of our subsidiaries operating small behavioral healthcare facilities in Virginia and California are currently the subject of governmental investigations and, in two cases, a qui tam action in which the government intervened and is charging violations of the False Claims Act. We cannot predict whether we will be the subject of additional investigations or whistleblower lawsuits. Any determination that we have violated applicable laws and regulations may have a material adverse effect on us.

If any of our existing healthcare facilities lose their certification or any of our new facilities fail to receive certification, such facilities could become ineligible to receive reimbursement under Medicare or Medicaid.

The construction and operation of healthcare facilities are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection. Additionally, such facilities are subject to periodic inspection by government authorities to assure their continued compliance with these various standards.

All of our hospitals are deemed certified, meaning that they are accredited, properly licensed under the relevant state laws and regulations and certified under the Medicare program. The effect of maintaining certified facilities is to allow such facilities to participate in the Medicare and Medicaid programs. We believe that all of our healthcare facilities are in material compliance with applicable federal, state, local and other relevant regulations and standards. However, should any of our healthcare facilities lose their deemed certified status and thereby lose certification under the Medicare or Medicaid programs, such facilities would be unable to receive reimbursement from either of those programs and our business could be materially adversely effected.

During the third quarter of 2009, Southwest Healthcare System (“SWHCS”), which operates Rancho Springs Medical Center and Inland Valley Regional Medical Center in Riverside County, California, entered into an agreement with the Center for Medicare and Medicaid Services (“CMS”). The agreement required SWHCS to engage an independent quality monitor to assist SWHCS in meeting all CMS’ conditions of participation. Further, the agreement provided that, during the last 60 days of the agreement, CMS would conduct a full Medicare certification survey. That survey took place the week of January 11, 2010.

In April, 2010, SWHCS received notification from CMS that it intended to effectuate the termination of SWHCS’s Medicare provider agreement effective June 1, 2010. In May, 2010, SWHCS entered into an agreement with CMS which abated the termination action scheduled for June 1, 2010. The agreement is one year in duration and required SWHCS to engage independent experts in various disciplines to analyze and develop implementation plans for SWHCS to meet the Medicare conditions of participation. At the conclusion of the agreement, CMS will conduct a full certification survey to determine if SWHCS has achieved substantial compliance with the Medicare conditions of participation. During the term of the agreement, SWHCS remains eligible to receive reimbursements from Medicare for services rendered to Medicare beneficiaries.

Also in April, 2010, SWHCS received notification from the California Department of Public Health (“CDPH”) indicating that it planned to initiate a process to revoke SWHCS’s hospital license. In May, 2010, SWHCS received the formal document related to the revocation action. In September, 2010, SWHCS entered into an agreement with CDPH relating to the license revocation. The terms of the CDPH agreement are substantially similar to those contained in the agreement with CMS. As a result of the agreement, SWHCS’s hospital license remains in effect pending the outcome of the CMS full certification survey which will occur at the end of the agreement. Pursuant to the results of the CMS full certification survey, which we anticipate occurring in mid-year, 2011, should SWHCS be deemed to have achieved substantial compliance with the Medicare conditions of participation, CDPH shall deem SWHCS’s license to be in good standing. Failure of SWHCS to achieve substantial compliance with the Medicare conditions of participation, pursuant to CMS’s full certification survey, will likely have a material adverse impact on SWHCS’s ability to continue to operate the facilities.

As a result of the matters discussed above, we were not previously permitted to open newly constructed capacity at Rancho Springs Medical Center and Inland Valley Medical Center. However, in February, 2011, we received permission from CDPH to begin accessing the new capacity. Unrelated to these developments, we expect a competitor to open a newly constructed acute care hospital during the first quarter of 2011. We are unable to predict the net impact of these developments on SWHCS’s results of operations in 2011 and beyond.

Rancho Springs Medical Center and Inland Valley Medical Center remain fully committed to providing high-quality healthcare to their patients and the communities they serve. We therefore intend to work expeditiously and collaboratively with both CMS and CDPH in an effort to resolve these matters, although there can be no assurance we will be able to do so. Failure to resolve these matters could have a material adverse effect on us. For the years ended December 31, 2010 and 2009, after deducting an allocation for corporate overhead expense, SWHCS generated approximately 0.4% and 4.3%, respectively, of our income from operations after income attributable to noncontrolling interest.

We may not be able to successfully integrate our acquisition of PSI or realize the potential benefits of the acquisition, which could cause an adverse effect on us.

We may not be able to combine successfully the operations of PSI with our operations, and, even if such integration is accomplished, we may never realize the potential benefits of the acquisition. The integration of PSI with our operations requires significant attention from management and may impose substantial demands on our operations or other projects. The integration of PSI also involves a significant capital commitment, and the return that we achieve on any capital invested may be less than the return that we would achieve on our other projects or investments. Any of these factors could cause delays or increased costs of combining PSI with us and could adversely affect our operations, financial results and liquidity.

Our level of indebtedness that we incurred in connection with the acquisition of PSI could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the agreements relating to our indebtedness.

Our level of indebtedness that we incurred in connection with the acquisition of PSI could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and could potentially prevent us from meeting our obligations under the agreements relating to our indebtedness.

In connection with the consummation of our acquisition of PSI, in addition to undertaking a $250 million offering of notes in September, 2010, we obtained a debt financing commitment of $3.45 billion under a senior credit facility consisting of an $800 million revolving credit facility, a $1.05 billion term loan A facility and a $1.6 billion term loan B facility. The senior credit facility became effective upon closing of the acquisition of PSI, which occurred in November, 2010. We also obtained an amended $240 million accounts receivable securitization facility during 2010 (increased from $200 million).

As of December 31, 2010, after giving effect to the use of proceeds from the various debt financing sources mentioned above, our total debt was $3.92 billion and we had $577 million of unused borrowing capacity under our senior credit and accounts receivable securitization facilities, after taking into account $71 million of outstanding letters of credit and $3 million of outstanding borrowings pursuant to our short-term, on-demand note.

Subject to the limits contained in the credit agreement governing our senior credit facility, the indenture that governs the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Our leverage could result in unfavorable impact on us, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•

a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures and future business opportunities;

•	some of our borrowings, including borrowings under the credit facilities, are at variable rates of interest, exposing us to the risk of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our operations.

Our growth strategy depends on acquisitions, and we may not be able to continue to acquire hospitals that meet our target criteria. We may also have difficulties acquiring hospitals from not-for-profit entities due to regulatory scrutiny.

Acquisitions of hospitals in select markets are a key element of our growth strategy. We face competition for acquisition candidates primarily from other for-profit healthcare companies, as well as from not-for-profit entities. Some of our competitors have greater resources than we do. Also, suitable acquisitions may not be accomplished due to unfavorable terms.

In addition, many states have enacted, or are considering enacting, laws that affect the conversion or sale of not-for-profit hospitals to for-profit entities. These laws generally require prior approval from the state attorney general, advance notification and community involvement. In addition, attorneys general in states without specific conversion legislation may exercise discretionary authority over such transactions. Although the level of government involvement varies from state to state, the trend is to provide for increased governmental review and, in some cases, approval of a transaction in which a not-for-profit entity sells a healthcare facility to a for-profit entity. The adoption of new or expanded conversion legislation, increased review of not-for-profit hospital conversions or our inability to effectively compete against other potential purchasers could make it more difficult for us to acquire additional hospitals, increase our acquisition costs or make it difficult for us to acquire hospitals that meet our target acquisition criteria, any of which could adversely affect our growth strategy and results of operations.

Further, the cost of an acquisition could result in a dilutive effect on our results of operations, depending on various factors, including the amount paid for the acquisition, the acquired hospital’s results of operations, allocation of the purchase price, effects of subsequent legislation and limits on rate increases.

We may fail to improve or integrate the operations of the hospitals we acquire, which could harm our results of operations and adversely affect our growth strategy.

We may be unable to timely and effectively integrate the hospitals that we acquire with our ongoing operations. We may experience delays in implementing operating procedures and systems in newly acquired hospitals. Integrating a new hospital could be expensive and time consuming and could disrupt our ongoing business, negatively affect cash flow and distract management and other key personnel. In addition, acquisition activity requires transitions from, and the integration of, operations and, usually, information systems that are used by acquired hospitals. In addition, some of the hospitals we acquire had significantly lower operating margins than the hospitals we operate prior to the time of our acquisition. If we fail to improve the operating margins of the hospitals we acquire, operate such hospitals profitably or effectively integrate the operations of acquired hospitals, our results of operations could be harmed.

If we acquire hospitals with unknown or contingent liabilities, we could become liable for material obligations.

Hospitals that we acquire may have unknown or contingent liabilities, including, but not limited to, liabilities for failure to comply with applicable laws and regulations. Although we typically attempt to exclude significant liabilities from our acquisition transactions and seek indemnification from the sellers of such hospitals for these matters, we could experience difficulty enforcing those obligations or we could incur material liabilities for the past activities of hospitals we acquire. Such liabilities and related legal or other costs and/or resulting damage to a facility’s reputation could harm our business.

Our subsidiary, PSI, and its subsidiaries, are subject to pending legal actions, governmental investigations and regulatory actions.

Our subsidiary, PSI, and its subsidiaries, are subject to pending legal actions, governmental investigations and regulatory actions. See “Item 3—Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus.

State efforts to regulate the construction or expansion of healthcare facilities could impair our ability to expand.

Many of the states in which we operate hospitals have enacted Certificates of Need, or CON, laws as a condition prior to hospital capital expenditures, construction, expansion, modernization or initiation of major new services. Our failure to obtain necessary state approval could result in our inability to complete a particular hospital acquisition, expansion or replacement, make a facility ineligible to receive reimbursement under the Medicare or Medicaid programs, result in the revocation of a facility’s license or impose civil or criminal penalties on us, any of which could harm our business.

In addition, significant CON reforms have been proposed in a number of states that would increase the capital spending thresholds and provide exemptions of various services from review requirements. In the past, we have not experienced any material adverse effects from those requirements, but we cannot predict the impact of these changes upon our operations.

Controls designed to reduce inpatient services may reduce our revenues.

Controls imposed by third-party payors designed to reduce admissions and lengths of stay, commonly referred to as “utilization review,” have affected and are expected to continue to affect our facilities. Utilization review entails the review of the admission and course of treatment of a patient by managed care plans. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payor-required preadmission authorization and utilization review and by payor pressure to maximize outpatient and alternative healthcare delivery services for less acutely ill patients. Efforts to impose more stringent cost controls are expected to continue. Although we cannot predict the effect these changes will have on our operations, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on our business, financial position and results of operations.

Fluctuations in our operating results, quarter to quarter earnings and other factors may result in decreases in the price of our common stock.

The stock markets have experienced volatility that has often been unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, there may be significant volatility in the market price of our common stock. If we are unable to operate our hospitals as profitably as we have in the past or as our stockholders expect us to in the future, the market price of our common stock will likely decline as stockholders could sell shares of our common stock when it becomes apparent that the market expectations may not be realized.

In addition to our operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our common stock and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, demographic changes, operating results of other hospital companies, changes in our financial estimates or recommendations of securities analysts, speculation in the press or investment community, the possible effects of war, terrorist and other hostilities, adverse weather conditions, the level of seasonal illnesses, managed care contract negotiations and terminations, changes in general conditions in the economy or the financial markets, or other developments affecting the health care industry.

We are subject to significant corporate regulation as a public company and failure to comply with all applicable regulations could subject us to liability or negatively affect the trading price of the notes.

As a publicly traded company, we are subject to a significant body of regulation, including the Sarbanes-Oxley Act of 2002. While we have developed and instituted a corporate compliance program based on what we believe are the current best practices in corporate governance and continue to update this program in response to newly implemented or changing regulatory requirements, we cannot provide assurance that we are or will be in compliance with all potentially applicable corporate regulations. For example, we cannot provide assurance that, in the future, our management will not find a material weakness in connection with its annual review of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We also cannot provide assurance that we could correct any such weakness to allow our management to assess the effectiveness of our internal control over financial reporting as of the end of our fiscal year in time to enable our independent registered public accounting firm to state that such assessment will have been fairly stated in our Annual Report on Form 10-K or state that we have maintained effective internal control over financial reporting as of the end of our fiscal year. If we fail to comply with any of these regulations, we could be subject to a range of regulatory actions, fines or other sanctions or litigation. If we must disclose any material weakness in our internal control over financial reporting, the trading price of the notes could decline.

Different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.

Generally accepted accounting principles are complex, continually evolving and may be subject to varied interpretation by us, our independent registered public accounting firm and the SEC. Such varied interpretations could result from differing views related to specific facts and circumstances. Differences in interpretation of generally accepted accounting principles could have a material adverse effect on our financial position or results of operations.

We continue to see rising costs in construction materials and labor. Such increased costs could have an adverse effect on the cash flow return on investment relating to our capital projects.

The cost of construction materials and labor has significantly increased. As we continue to invest in modern technologies, emergency rooms and operating room expansions, the construction of medical office buildings for physician expansion and reconfiguring the flow of patient care, we spend large amounts of money generated from our operating cash flow or borrowed funds. In addition, we have a commitment with an unrelated third party to build a newly constructed facility with a specified minimum number of beds and services. Although we evaluate the financial feasibility of such projects by determining whether the projected cash flow return on investment exceeds our cost of capital, such returns may not be achieved if the cost of construction continues to rise significantly or the expected patient volumes are not attained.

The deterioration of credit and capital markets may adversely affect our access to sources of funding, and we cannot be certain of the availability and terms of capital to fund the growth of our business when needed.

We require substantial capital resources to fund our acquisition growth strategy and our ongoing capital expenditure programs for renovation, expansion, construction and addition of medical equipment and technology. We believe that our capital expenditure program is adequate to expand, improve and equip our existing hospitals. We cannot predict, however, whether financing for our growth plans and capital expenditure programs will be available to us on satisfactory terms when needed, which could harm our business.

To fund all or a portion of our future financing needs, we rely on borrowings from various sources including fixed rate, long-term debt as well as borrowings pursuant to our revolving credit facility and accounts receivable securitization program. If any of the lenders were unable to fulfill their future commitments, our liquidity could be impacted, which could have a material unfavorable impact our results of operations and financial condition.

In addition, global capital markets have experienced volatility that has tightened access to capital markets and other sources of funding. In the event we need to access the capital markets or other sources of financing, there can be no assurance that we will be able to obtain financing on acceptable terms or within an acceptable time. Our inability to obtain financing on terms acceptable to us could have a material unfavorable impact on our results of operations, financial condition and liquidity.

We depend heavily on key management personnel and the departure of one or more of our key executives or a significant portion of our local hospital management personnel could harm our business.

The expertise and efforts of our senior executives and key members of our local hospital management personnel are critical to the success of our business. The loss of the services of one or more of our senior executives or of a significant portion of our local hospital management personnel could significantly undermine our management expertise and our ability to provide efficient, quality healthcare services at our facilities, which could harm our business.

The right to elect the majority of our Board of Directors and the majority of the general shareholder voting power resides with the holders of Class A and C Common Stock, the majority of which is owned by Alan B. Miller, our Chief Executive Officer and Chairman of our Board of Directors.

Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of our Common Stock entitled to one vote per share.

As of March 31, 2010, the shares of Class A and Class C Common Stock constituted 7.5% of the aggregate outstanding shares of our Common Stock, had the right to elect six members of the Board of Directors and constituted 87.3% of our general voting power. As of March 31, 2010, the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options) constituted 92.5% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 12.7% of our general voting power.

As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C Common Stock, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

Since a substantial majority of the Class A shares and Class C shares are controlled by Mr. Alan B. Miller and members of his family who are also directors and officers of our company, and they can elect a majority of our company’s directors and effect or reject most actions requiring approval by stockholders without the vote of any other stockholders, there are potential conflicts of interest in overseeing the management of our company.

In addition, because this concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to our businesses, our business and prospects and the trading price of the notes could be adversely affected.

Risks Related to the Notes and the Exchange Offer

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement governing the senior credit facility and the indenture that governs the notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

In addition, we conduct our operations through our subsidiaries, certain of which in the future may not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture that governs the notes and the agreements governing certain of our other existing indebtedness limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the senior credit facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture that governs the notes and the credit agreement governing our senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also do not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of December 31, 2010, we had an aggregate of $577 million of available borrowing capacity pursuant to the terms of our credit agreement and our accounts receivable securitization program, net of $71 million of outstanding letters of credit and $3 million of outstanding borrowings pursuant to a short-term, on-demand note. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the subsidiary guarantors now face could intensify. See “Description of Exchange Notes” in this prospectus and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources—Credit Facilities and Outstanding Debt Securities” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus.

The terms of our credit agreement governing our senior credit facility and the indenture that governs the notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The indenture that governs the notes offered hereby and the credit agreement governing our senior credit facility contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in the credit agreement governing our senior credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control.

A breach of the covenants under the indenture that governs the notes or under the credit agreement governing our senior credit facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our senior credit facility would permit the lenders under our senior credit facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our senior credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our senior credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each one-eighth percentage point change in interest rates would result in a $4.6 million change in annual interest expense on our indebtedness under our senior credit facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes are effectively subordinated to our and our subsidiary guarantors’ indebtedness under the senior credit facility, our existing senior and our other secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes are not secured by any of our or our subsidiary guarantors’ assets. As a result, the notes and the guarantees are effectively subordinated to our and our subsidiary guarantors’ indebtedness under the senior credit facility and our other secured indebtedness with respect to the assets that secure that indebtedness. As of December 31, 2010, we had an aggregate of $577 million of available borrowing capacity pursuant to the terms of our credit agreement. In addition, concurrently with entering into the credit agreement on November 15, 2010, we equally and ratably secured our existing 7.125% senior notes due 2016 and our existing 6.75% senior notes due 2011 with the collateral that secures our senior credit facility. We may also incur additional secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors of the senior credit facility or of that other secured debt, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the senior credit facility and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes are guaranteed by each of our existing and subsequently acquired or organized subsidiaries that guarantee the senior credit facility or that, in the future, guarantee our indebtedness or indebtedness of another guarantor. Our subsidiaries that do not guarantee the notes, including all of our non-domestic subsidiaries, have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture that governs the notes permits, subject to some limitations, these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the year ended December 31, 2010, our non-guarantor subsidiaries represented approximately 6% of our net revenues (exclusive of net revenues attributable to our joint venture partners). As of December 31, 2010, our non-guarantor subsidiaries represented approximately 27% of our total assets and had $2 million of total liabilities, excluding intercompany balances.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of Exchange Notes—Note guarantees.”

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the senior credit facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under our senior credit facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our senior credit facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Exchange Notes—Repurchase at the option of holders—Change of control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that governs the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•

the issuance of the notes or the incurrence of the guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the subsidiary guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the subsidiary guarantor’s ability to pay as they mature; or

•

we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

There are significant restrictions on your ability to transfer or resell the outstanding notes.

The outstanding notes were offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws. Therefore, you may transfer or resell the outstanding notes in the United States only in a transaction registered under or exempt from the registration requirements of the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time.

Under the registration rights agreement, we have agreed to file the exchange offer registration statement of which this prospectus forms a part with the SEC and to use our reasonable best efforts to cause the registration statement to become effective with respect to the exchange notes. The SEC, however, has broad discretion to declare any registration statement effective and may delay, defer or suspend the effectiveness of any registration statement for a variety of reasons. If issued under an effective registration statement, the exchange notes generally may be resold or otherwise transferred by each holder of the exchange notes with no need for further registration. However, the exchange notes will constitute a new issue of securities with no established trading market. An active trading market for the exchange notes may not develop, or, in the case of non-exchanging holders of the outstanding notes, the trading market for the outstanding notes following the exchange offer may not continue.

Your ability to transfer the outstanding notes or the exchange notes may be limited by the absence of an active trading market and an active trading market may not develop for the outstanding notes or the exchange notes.

The outstanding notes have no established trading market. We expect the outstanding notes to be eligible for trading by “qualified institutional buyers,” as defined under Rule 144A, but we do not intend to list the outstanding notes or any exchange notes on any national securities exchange or include the outstanding notes or any exchange notes in any automated quotation system. The initial purchasers of the outstanding notes have advised us that they intend to make a market in the outstanding notes, and the exchange notes, if issued, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the outstanding notes or the exchange notes, and, if commenced, they may discontinue their market-making activities at any time without notice. In addition, market making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending.

Therefore, an active market for the outstanding notes or the exchange notes may not develop or be maintained, which would adversely affect the market price and liquidity of the outstanding notes or the exchange notes. In that case, the holders of the outstanding notes or the exchange notes may not be able to sell their notes at a particular time or at a favorable price.

Even if an active trading market for the outstanding notes or the exchange notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the outstanding notes or the exchange notes. The market, if any, for the outstanding notes or the exchange notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your outstanding notes or exchange notes. In addition, the outstanding notes, and subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If you do not properly tender your outstanding notes, you will continue to hold unregistered notes and your ability to transfer your outstanding notes will remain restricted and may be adversely affected.

We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions, as described above. Following completion of the exchange offer, we do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income tax and extraordinary items plus fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations plus fixed charges.

	Year Ended December 31,
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	6.0	4.8	5.2	6.9	4.9

As of the date of this prospectus, we have no shares of preferred stock outstanding and have not declared or paid any dividends on shares of preferred stock for the periods set forth above.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following selected consolidated financial and operating data should be read in connection with, and are qualified by reference to, our financial statements and related notes filed with the SEC, and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference in this prospectus.

	Year Ended December 31
	2010 (4)	2009	2008	2007	2006
Summary of Operations (in thousands)
Net revenues	$5,568,185	$5,202,379	$5,022,417	$4,683,150	$4,124,692
Income from continuing operations before income taxes	$428,097	$474,722	$357,012	$318,628	$289,937
Net income attributable to UHS	$230,183	$260,373	$199,377	$170,387	$259,458
Net margin	4.1%	5.0%	4.0%	3.6%	6.3%
Return on average equity	12.1%	15.4%	13.0%	11.3%	18.9%
Financial Data (in thousands)
Cash provided by operating activities	$501,344	$541,262	$494,187	$381,446	$199,945
Capital expenditures, net (1)	$239,274	$379,748	$354,537	$339,813	$341,140
Total assets	$7,527,936	$3,964,463	$3,742,462	$3,608,657	$3,277,042
Long-term borrowings	$3,912,102	$956,429	$990,661	$1,008,786	$821,363
UHS’s common stockholders’ equity	$1,978,772	$1,751,071	$1,543,850	$1,517,199	$1,402,464
Percentage of total debt to total capitalization	66%	35%	39%	40%	37%
Operating Data—Acute Care Hospitals (2)
Average licensed beds	5,689	5,484	5,452	5,292	4,947
Average available beds	5,383	5,128	5,145	4,985	4,658
Inpatient admissions	264,470	265,244	263,536	256,681	240,451
Average length of patient stay	4.4	4.4	4.5	4.5	4.4
Patient days	1,155,984	1,166,704	1,182,894	1,149,399	1,069,890
Occupancy rate for licensed beds	56%	58%	59%	60%	59%
Occupancy rate for available beds	59%	62%	63%	63%	63%
Operating Data—Behavioral Health Facilities
Average licensed beds	9,427	7,921	7,658	7,348	6,607
Average available beds	9,409	7,901	7,629	7,315	6,540
Inpatient admissions	166,434	136,639	129,553	119,730	111,490
Average length of patient stay	15.1	15.4	16.1	16.8	16.6
Patient days	2,507,046	2,105,625	2,085,114	2,007,119	1,855,306
Occupancy rate for licensed beds	73%	73%	74%	75%	77%
Occupancy rate for available beds	73%	73%	75%	75%	78%
Per Share Data (3)
Income from continuing operations attributable to UHS—basic	$2.37	$2.65	$1.90	$1.59	$1.46
Income from continuing operations attributable to UHS—diluted	$2.34	$2.64	$1.90	$1.59	$1.42
Net income attributable to UHS—basic	$2.37	$2.65	$1.96	$1.59	$2.38
Net income attributable to UHS—diluted	$2.34	$2.64	$1.96	$1.59	$2.28
Dividends declared	$0.20	$0.17	$0.16	$0.16	$0.16
Other Information (3) (in thousands)
Weighted average number of shares outstanding—basic	96,786	97,794	101,222	106,762	109,114
Weighted average number of shares and share equivalents outstanding—diluted	97,973	98,275	101,418	106,878	115,816

(1)	Amounts exclude non-cash capital lease obligations, if any.
(2)	Excludes statistical information related to divested facilities and facilities held for sale.
(3)	All periods have been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid in December, 2009.
(4)	Includes data for the facilities acquired from PSI on November 15, 2010 from the date of acquisition through December 31, 2010, excluding the data for the 3 former PSI facilities that are reflected as discontinued operations, as discussed in our financial statements for the year ended December 31, 2010, included in our Current Report on Form 8-K filed on April 1, 2011 incorporated by reference in this prospectus.

THE EXCHANGE OFFER

Purpose and Effect

On September 29, 2010, UHS Escrow Corporation, a former UHS subsidiary, completed a private offering of the outstanding notes. The proceeds of the offering of the outstanding notes were held in escrow pending completion of the PSI acquisition and the satisfaction of other conditions. On November 15, 2010, upon completion of the PSI acquisition, UHS Escrow Corporation was merged with and into UHS, and UHS assumed all of UHS Escrow Corporation’s obligations under the outstanding notes and the related indenture. The proceeds of the offering of the outstanding notes were used to pay a portion of the PSI acquisition purchase price. In addition, UHS and the subsidiary guarantors executed joinders to a registration rights agreement that had been entered into by UHS Escrow Corporation and the initial purchasers of the outstanding notes on September 29, 2010. In the registration rights agreement, UHS and the subsidiary guarantors agreed, for the benefit of the holders of the outstanding notes, to (1) file the registration statement of which this prospectus forms a part, with respect to a registered offer to exchange the outstanding notes for the exchange notes guaranteed by the subsidiary guarantors, with terms substantially identical in all material respects to the outstanding notes, as applicable (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) use our reasonable best efforts to cause this registration statement to be declared effective under the Securities Act. In addition, we agreed to, upon effectiveness of the exchange offer registration statement, offer the exchange notes (and the related note guarantees) in return for the outstanding notes.

The exchange offer will remain open until the expiration date specified under “—Terms of the Exchange Offer” below (which is at least 20 business days (or longer if required by applicable law) after the date we mail notice of the exchange offer to the holders of outstanding notes). For each outstanding note surrendered to us under the exchange offer, the holders of outstanding notes will receive an exchange note of equal principal amount. Interest on each exchange note will accrue (1) from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange therefor or (2) if no interest has been paid on the outstanding note, from September 29, 2010. A holder of outstanding notes that participates in the exchange offer will be required to make certain representations to us (as described below). We and the subsidiary guarantors will use our reasonable best efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement of which this prospectus forms a part becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes (and the related note guarantees) will generally be freely transferable after the exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the exchange notes.

We have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes. Outstanding notes not tendered in the exchange offer will bear interest at the rate of 7% per annum and be subject to all the terms and conditions specified in the indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.

In the event that we and the subsidiary guarantors determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, if for any reason, the exchange offer is not for any other reason completed within 180 days of November 15, 2010 (the “completion date”), or, in certain circumstances, any initial purchaser of the outstanding notes so requests in connection with any offer or sale of outstanding notes, we and the subsidiary guarantors will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the outstanding notes and to keep that shelf registration statement effective until the date that the outstanding notes cease to be “registrable securities” (as defined in the registration rights agreement), or such shorter period that will terminate when all outstanding notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We and the subsidiary guarantors will, in the event of such a shelf registration, provide to each participating holder of outstanding notes copies of a prospectus, notify each participating holder of outstanding notes when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A holder of outstanding notes that sells outstanding notes under the shelf registration statement generally will be required to make certain representations to us (as described in the registration rights agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of outstanding notes (including certain indemnification obligations). Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us. Under applicable interpretations of the staff of the SEC, our affiliates will not be permitted to exchange their outstanding notes for registered exchange notes in the exchange offer.

If (1) we have not exchanged exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer or, if a shelf registration statement is required and is not declared effective, on or prior to the 180th day after the completion date or (2) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period (the 30th such date, the “Trigger Date”), then additional interest shall accrue on the principal amount of the notes that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (a) the 181st day following the completion date, in the case of (1) above, or (b) the Trigger Date, in the case of (2) above, until the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such outstanding notes cease to be “registrable securities.” In the case of a shelf registration statement required to be filed pursuant to a request by an initial purchaser, the increase in interest rate described above begins to apply on the later of the 181st day following the completion date and the 90th day following such request, if the shelf registration statement has not yet become effective.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the outstanding notes is payable. The exchange notes will be accepted for clearance through The Depository Trust Company (“DTC”).

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the exchange offer registration statement of which this prospectus is a part.

Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer. See “Risk Factors—Risks Related to the Notes and the Exchange Offer—If you do not properly tender your outstanding notes, you will continue to hold unregistered notes and your ability to transfer your outstanding notes will remain restricted and may be adversely affected.”

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes to be received by the holder will be acquired in the ordinary course of the holder’s business;

•

at the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	the holder is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of UHS or any subsidiary guarantor; and

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the exchange notes.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	is a broker-dealer who purchased notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business; or

•	has an arrangement with any person to engage in the distribution of the exchange notes.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such exchange notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2011, or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

As of the date of this prospectus, $250.0 million in aggregate principal amount of the outstanding notes were outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to Union Bank, N.A., the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes as promptly as practicable after the expiration date unless the exchange offer is extended.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date will be 5:00 p.m., New York City time, on                    , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

•

to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

In the event that we make a fundamental change to the terms of the exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under “—Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition,

•	certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date, or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of the outstanding notes, if that procedure is available, into the exchange agent’s account at DTC, which we refer to as the book-entry transfer facility, following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date.

Your tender, if not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the outstanding notes.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under “—Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering, you will be making the representations to us set forth in the ninth paragraph above under the heading “—Purpose and Effect.”

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of, and agreement to be bound by, the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

DTC’s Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

Guaranteed Delivery Procedures

If a registered holder of the outstanding notes elects to tender outstanding notes and (i) such holder’s outstanding notes are not immediately available, or (ii) such holder cannot deliver such outstanding notes, letter of transmittal or other required documents to the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible guarantor institution;

•

prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent has received from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered for exchange, stating that tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, a letter of transmittal (or facsimile thereof), together with the certificate(s) representing such outstanding notes (or a book-entry confirmation), in proper form for transfer, and any other documents required by the letter of transmittal, will be deposited by such eligible guarantor institution with the exchange agent; and

•

a properly executed letter of transmittal (or facsimile thereof), as well as the certificate(s) for all tendered outstanding notes in proper form for transfer or a book-entry confirmation, together with any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of outstanding notes to be effective, a written or, for DTC participants, electronic ATOP transmission, notice of withdrawal, must be received by the exchange agent at its address set forth under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn, whom we refer to as the depositor;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•	include a statement that the holder is withdrawing its election to have the outstanding notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

•	specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes or otherwise comply with DTC’s procedures.

Withdrawals of outstanding notes can be accomplished only in accordance with the foregoing procedures.

All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the holder of those outstanding notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures under “—Procedures for Tendering” at any time on or prior to the expiration date.

Acceptance of the Notes and Delivery of the Exchange Notes

Subject to and as soon as practicable after the satisfaction or waiver of all of the conditions to the exchange offer, we will promptly accept all outstanding notes validly tendered and not properly withdrawn before 5:00 p.m., New York City time, on the expiration date, and will deliver, or cause to be delivered, to the Trustee for cancellation all outstanding notes or portions thereof so accepted for exchange by us. Following such acceptance, we will issue, and cause Union Bank, N.A., the trustee under the indenture for the outstanding notes and the exchange notes, to promptly authenticate and deliver to each holder, exchange notes equal in principal amount to the principal amount of the outstanding notes tendered by such holder. Please refer to the section in this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when we give notice of acceptance to the exchange agent.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use our reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible moment.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. Union Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail:	By Facsimile:	By Overnight or Hand Delivery:

Union Bank, N.A. Corporate Trust Division Attention: Josefina Benavides 120 South San Pedro Street, Suite 410 Los Angeles, CA 90012	Union Bank, N.A. Corporate Trust Division Fax No. 213-972-5695	Union Bank, N.A. Corporate Trust Division Attention: Josefina Benavides 120 South San Pedro Street, Suite 410 Los Angeles, CA 90012

For Information or Confirmation by Telephone:

Josefina Benavides

(213) 972-5679

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

DELIVERY OF DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange pursuant to this exchange offer will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those notes. If, however, a transfer tax is imposed for any reason other than the exchange of notes pursuant to this exchange offer, then the amount of such transfer taxes (whether imposed on such holder or any other person) will be payable by the tendering holder.

DESCRIPTION OF EXCHANGE NOTES

On September 29, 2010, UHS Escrow Corporation (the “Escrow Issuer”), a former subsidiary of the Company, completed a private offering of the outstanding notes (the “Outstanding Notes”). The Outstanding Notes were issued under an indenture (the “Indenture”) between the Escrow Issuer and Union Bank, N.A., as trustee (the “Trustee”). The proceeds of the offering of the Outstanding Notes were held in escrow pending completion of the PSI acquisition and the satisfaction of other conditions. Upon initial issuance, the Outstanding Notes were obligations of the Escrow Issuer and were not obligations of the Company. On November 15, 2010 (the “Completion Date”), upon completion of the PSI acquisition and the satisfaction of certain additional conditions described further below, the Escrow Issuer was merged with and into the Company, the Company assumed all of the Escrow Issuer’s obligations under the Outstanding Notes and the Indenture governing the Outstanding Notes and the Subsidiary Guarantors became parties to the Indenture.

You will find the definitions of capitalized terms used in this description under the heading “—Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Universal Health Services, Inc. and not to its subsidiaries. In addition, the term “Notes” has the meaning set forth in the Indenture and refers to the Outstanding Notes and the Exchange Notes, collectively. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Indenture is unlimited in aggregate principal amount, although the initial issuance of Notes in this offering was limited to $250.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes other than the issue date, the issue price and the first interest payment date (the “Additional Notes”). We will only be permitted to issue such Additional Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Outstanding Notes and the Exchange Notes and will vote on all matters with the Notes.

This description of the Notes (including the Exchange Notes) is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of the Notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the Notes and the Indenture. You should refer to the Indenture for a complete description of the obligations of your rights, the rights of the Escrow Issuer prior to the Completion Date, and, from and after the Completion Date, the Indenture, as supplemented by the supplemental indenture thereto, for a description of the rights of the Company and the Subsidiary Guarantors. The Company will make a copy of the Indenture available to the Holders upon request and a copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

Except as the context otherwise requires, the provisions described below in this description of the Notes refer to the provisions of the Indenture as in effect beginning on the Completion Date.

General

The Notes

The Notes (including any Exchange Notes issued in the exchange offer):

•	will be general unsecured, senior obligations of the Company;

•	will be limited to an aggregate principal amount of $250.0 million, subject to our ability to issue Additional Notes;

•	mature on October 1, 2018;

•

from the Completion Date, but with effect from the Issue Date, will be unconditionally Guaranteed on a senior basis by each Restricted Subsidiary that Guarantees the Indebtedness under the Senior Credit Facility or other Indebtedness of the Company or any Subsidiary Guarantor for so long as such other Indebtedness is so guaranteed. See “—Note guarantees”;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	will rank equally in right of payment with any existing and future senior Indebtedness of the Company;

•

will be effectively subordinated to all Secured Indebtedness of the Company (including Obligations under the Senior Credit Facility and the Existing Senior Notes, which Existing Senior Notes are equally and ratably secured by the collateral securing the Senior Credit Facility) to the extent of the value of the pledged assets;

•	will be senior in right of payment to any future Subordinated Obligations of the Company;

•	will be structurally subordinated to obligations of any Non-Guarantor Subsidiary; and

•

will be represented by one or more registered Notes in global form, but may be represented by Notes in definitive form only if DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days, DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes, or certain other events provided in the Indenture should occur.

Interest

Interest on the Notes will:

•	accrue at the rate of 7% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on April 1 and October 1, commencing on April 1, 2011;

•	be payable to the Holders of record at the close of business on the March 15 and September 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

We also will pay Additional Interest to Holders if we fail to complete the exchange offer within 180 days after the Completion Date or if certain other conditions contained in the Registration Rights Agreement are not satisfied. See “The Exchange Offer—Purpose and Effect.”

Payments on the Notes; paying agent and registrar

We will pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company, except that we may, at our option, pay interest on the Notes by check mailed to Holders at their registered address set forth in the Registrar’s books. We have initially designated the corporate trust office of the Trustee to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the day of any selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Escrow arrangements until the Completion Date

The following is a summary of the escrow arrangements with respect to the proceeds of the initial private offering of the Notes through the Completion Date.

Upon initial issuance, the Notes were obligations of the Escrow Issuer and were not obligations of the Company or any of the Subsidiary Guarantors. The Escrow Issuer was a newly created Subsidiary of the Company.

Pursuant to an Escrow and Security Agreement (the “Escrow Agreement”) among the Escrow Issuer, the Trustee and Union Bank, N.A. as securities intermediary and escrow agent (the “Escrow Agent”), the Escrow Issuer deposited into an account (the “Escrow Account”) the net proceeds of the private offering of the Notes, plus an amount (either in cash or Eligible Escrow Investments) sufficient to pay an amount equal to 101% of the issue price of the Notes, plus accrued and unpaid interest and, without duplication, the Accrued Yield, if any, on the Notes, through December 31, 2010. Such amount was pledged to the Trustee, for the benefit of the Holders of the Notes. Pursuant to the Indenture, the funds in the Escrow Account were released upon receipt by the Escrow Agent of an Officers’ Certificate from the Company to the effect that, substantially concurrently with the release from escrow:

•	the acquisition of PSI by the Company had been consummated substantially on the terms described in the offering memorandum for the private offering of the Outstanding Notes;

•	the Senior Credit Facility was effective;

•

the Escrow Issuer had merged with and into the Company, the Company had assumed all the obligations of the Escrow Issuer under the Notes and the Indenture and the Subsidiary Guarantors had become parties to the Indenture;

•

no Default of Event of Default had occurred and was continuing under the Indenture (other than any Default or Event of Default arising under clause (6) of “—Events of default” arising due to a default or event of default under the Senior Credit Facility); and

•	certain legal opinions and other closing documents had been delivered by the Company.

In the event that satisfaction of such conditions had not taken place on or prior to the earlier to occur of (i) the determination by the Company’s Board of Directors, in its good faith judgment, that the date of completion of such conditions would not occur by December 31, 2010 or (ii) December 31, 2010 (such earlier date, the “Date of Determination”), the funds in the Escrow Account would have been released on the Special Redemption Date for the purpose of effecting the mandatory redemption (the “Special Redemption”) of the Notes in accordance with the requirements of the Indenture (see “—Special redemption”). Any excess funds remaining in the Escrow Account after the Special Redemption would have been released to the Company.

Funds held in the Escrow Account, pending release for the uses set forth above, were permitted to be invested at the written direction of the Escrow Issuer in Eligible Escrow Investments maturing prior to

December 31, 2010; provided that such Eligible Escrow Investments were required to be held in the Escrow Account and that the Trustee, for the benefit of the Holders, was required to have a valid and perfected security interest in such Eligible Escrow Investments until their release for the uses set forth above. See “—Special redemption.”

Prior to the Completion Date, the Escrow Issuer was required to have no business or activities other than the issuance of the Notes and the deposit of the net proceeds of the offering in the Escrow Account, as described above, and was permitted to have no assets other than the funds deposited in the Escrow Account or liabilities other than the Notes, but the other restrictive covenants in the Indenture generally were inapplicable. Following the merger of the Escrow Issuer with and into the Company and the assumption by the Subsidiary Guarantors of their obligations under the Indenture and the Notes, all restrictive covenants were be deemed to have been applicable to the Company and its Restricted Subsidiaries beginning on the Issue Date and, to the extent that the Company and its Restricted Subsidiaries had taken any action or inaction after the Issue Date and prior to the Completion Date that was prohibited by the Indenture, the Company shall have been in Default on such date. For the avoidance of doubt, and notwithstanding anything to the contrary set forth in the Indenture, consummation of the transactions contemplated in the offering memorandum for the private offering of the Outstanding Notes, including the entry into the Senior Credit Facility and borrowings thereunder and the merger of the Escrow Issuer with and into the Company and the guarantee of the Notes by the Subsidiary Guarantors, in each case to occur on the Completion Date substantially as described in such offering memorandum, were permitted.

Optional redemption

Except as described below, the Notes are not redeemable until October 1, 2014. On and after October 1, 2014, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2014	103.500%
2015	101.750%
2016 and thereafter	100.000%

Prior to October 1, 2013, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that

(1)	at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2)	such redemption occurs within 60 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no Additional Interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (subject to the applicable rules and procedures of DTC), although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A exchange note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

In addition, at any time prior to October 1, 2014, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Special redemption

As described under the caption, “—Escrow arrangements through the Completion Date,” in the event that the Completion Date had not occurred on or prior to the Date of Determination, the Escrow Issuer would have been required to redeem the Notes, on the date that was three Business Days after the Date of Determination (the “Special Redemption Date”), at a cash redemption price of 101% of the issue price of the Notes, plus accrued and unpaid interest and, without duplication, the Accrued Yield, if any, to the date of redemption. The Indenture provided that, upon the receipt of written instruction from the Escrow Issuer and an Officers’ Certificate, the Trustee would send a notice of such redemption on behalf of the Escrow Issuer to the Holders of the Notes of such Special Redemption no later than one Business Day after the Date of Determination if the Completion Date had not occurred on or prior to such Date of Determination.

Mandatory redemption; open market purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Escrow Issuer was required to redeem the Notes as described under the caption “—Special redemption,” and the Company may be required to purchase the Notes as described under the caption “—Repurchase at the option of holders.”

The Company or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, exchange offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Ranking

The Notes will:

•	will be general unsecured, senior obligations of the Company;

•	will rank equally in right of payment with any existing and future senior Indebtedness of the Company;

•

will be effectively subordinated to all Secured Indebtedness of the Company (including Obligations under the Senior Credit Facility and the Existing Senior Notes, which Existing Senior Notes are equally and ratably secured by the collateral securing the Senior Credit Facility) to the extent of the value of the pledged assets;

•	will be senior in right of payment to any future Subordinated Obligations of the Company; and

•	will be structurally subordinated to obligations of any Non-Guarantor Subsidiary.

In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other senior Secured Indebtedness, the assets of the Company and the Subsidiary Guarantors that secure such senior Secured Indebtedness will be available to pay obligations on the Notes and the Note Guarantees only after all Indebtedness under such Senior Credit Facility and other senior Secured Indebtedness and certain hedging obligations and cash management obligations have been repaid in full from such assets. We advise you that it is possible that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Note Guarantees then outstanding.

Although the Indenture limits the amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of such Indebtedness may be Secured Indebtedness or structurally senior to the Notes.

Note guarantees

Each Restricted Subsidiary that Guarantees Obligations under the Senior Credit Facility will initially Guarantee the Notes. The Subsidiary Guarantors will, jointly and severally, irrevocably and unconditionally Guarantee, on a senior unsecured basis, the Company’s obligations under the Notes and all obligations under the Indenture. Such Subsidiary Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees.

Each of the Note Guarantees:

•	will be a general unsecured senior obligation of each Subsidiary Guarantor;

•	will rank equally in right of payment with any existing and future senior Indebtedness of each such entity, without giving effect to collateral arrangements;

•	will be effectively subordinated to all Secured Indebtedness of a Subsidiary Guarantor (including the Guarantee of the Senior Credit Facility) to the extent of the value of the pledged assets;

•	will be senior in right of payment to Guarantor Subordinated Obligations of the Subsidiary Guarantors; and

•	will be subject to registration with the SEC pursuant to the Registration Rights Agreement.

The Notes will be structurally subordinated to all liabilities of Non-Guarantor Subsidiaries.

Although the Indenture limits the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial and all of it may be Guarantor Senior Indebtedness.

Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes and the Exchange Offer—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

The Indenture provides that each Note Guarantee by a Subsidiary Guarantor will be automatically and unconditionally released and discharged upon:

(1) (a)	in the case of a Subsidiary Guarantor, any sale, assignment, transfer, conveyance, exchange, or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange, or other disposition is made in compliance with the applicable provisions of the Indenture, including the provisions described under “—Repurchase at the option of holders—Asset sales” (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and the first paragraph under “—Certain covenants—Merger and consolidation”; provided that (y) all the obligations of such Subsidiary Guarantor under all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction and (z) any Investment of the Company or any other Subsidiary of the Company (other than any Subsidiary of such Subsidiary Guarantor) in such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor in the form of an obligation or Preferred Stock is repaid, satisfied, released and discharged in full upon such release;

(b)	the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and Restricted Subsidiaries, under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility) and all other Indebtedness of the Company and its Restricted Subsidiaries, including the Note Guarantee that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the Indenture (and treating any Note Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Note Guarantee; provided that if such Person has Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “—Certain covenants—Limitation on indebtedness,” such Subsidiary Guarantor’s obligations under such Indebtedness, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under “—Certain covenants—Limitation on indebtedness,” unless such Person elects to remain a Subsidiary Guarantor;

(c)	the proper designation of any Subsidiary Guarantor as an Unrestricted Subsidiary; or

(d)	the Company exercising its legal defeasance option or covenant defeasance option as described under “—Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)	such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and/or release have been complied with.

Repurchase at the option of holders

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” the Company will mail (or otherwise deliver in accordance with the applicable rules and procedures of DTC) a notice of such Change of Control Offer to each Holder, with a copy to the Trustee, stating:

(1)	that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on an interest payment date);

(2)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable rules and procedures of DTC) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)	deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a exchange note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such exchange note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant indenture or other agreement from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Credit Facility.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, within 458 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, as follows:

(a)	to permanently reduce (and permanently reduce commitments with respect thereto): (x) obligations under the Senior Credit Facility and (y) Secured Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Secured Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company);

(b)	to permanently reduce obligations under other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes as provided under “—Optional redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid; or

(c)	to invest in Additional Assets;

provided that pending the final application of any such Net Available Cash in accordance with clause (a), (b) or (c) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Credit Facility) or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided, further, that in the case of clause (c), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.

For the purposes of clause (2) above and for no other purpose, the following will be deemed to be cash:

(1)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing; and

(2)	any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 459th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders and, to the extent required by the terms of outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the applicable rules and procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall, subject to the applicable rules and procedures of DTC, select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. In addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a exchange note, and the Trustee, upon delivery of an authentication order from the Company, will authenticate and mail or deliver (or cause to be transferred by book-entry) such exchange note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such exchange note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)	at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate Fair Market Value in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

(3)	in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $50.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Certain covenants

Effectiveness of covenants

Following the first day:

(a)	the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b)	no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

•	“—Repurchase at the option of holders—Asset sales,”

•	“—Limitation on indebtedness,”

•	“—Limitation on restricted payments,”

•	“—Limitation on restrictions on distributions from restricted subsidiaries,”

•	“—Limitation on affiliate transactions,”

•	Clause (4) of the first paragraph of “—Merger and consolidation” and

•	“—Future subsidiary guarantors,”

(collectively, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by both of the Rating Agencies or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (3) of the second paragraph of “—Limitation on indebtedness”; provided that all Indebtedness outstanding on the Reinstatement Date under the Senior Credit Facility or the Existing Securitization Facility shall be deemed Incurred under clause (1) of the second paragraph of “—Limitation on indebtedness” (up to the maximum amount of such Indebtedness that would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on restricted payments” will be made as though the covenants described under “—Limitation on restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments.”

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or entering into the transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Company or any Subsidiary Guarantor Incurred under a Debt Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) together with the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount up to $3,950.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions made pursuant to clause 3(a) of the first paragraph of “—Repurchase at the option of holders—Asset sales” in satisfaction of the requirements of such covenant; provided that the amount of Indebtedness Incurred under this clause (1) that does not constitute Indebtedness under the Existing Securitization Facility, the principal component of amounts outstanding under any other Qualified Receivables Transaction or Indebtedness under other receivables financings shall not exceed an aggregate amount of $3,450.0 million;

(2)	Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes) and any Exchange Notes (including any Note Guarantee thereof);

(3)	Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) (including, without limitation, the Existing Securitization Facility), (2), (4), (5), (7), (9), (10) and (11) of this paragraph);

(4)	Guarantees by (a) the Company or Subsidiary Guarantors of Indebtedness permitted to be Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Note Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, and (b) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of the Indenture;

(5)	Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

(a)	if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)	if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Subsidiary is the obligee, such Indebtedness is expressly subordinated in right of payment to the Note Guarantees of such Subsidiary Guarantor; and

(c) (i)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity); and

(ii)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case under this clause (c), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(6)	Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6);

(7)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)	Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary through the direct purchase of such property, plant or equipment, Attributable Indebtedness and any Indebtedness of a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (8), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed $125.0 million;

(9)	Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(10)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(a)	the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b)	such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (10));

(11)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(12)	the Incurrence or issuance by the Company or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (6) and this clause (12) of the second paragraph of this covenant, or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith; and

(13)	in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $500.0 million at any time outstanding.

The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses under the second paragraph of this covenant; provided that all Indebtedness outstanding on the Completion Date under the Senior Credit Facility or the Existing Securitization Facility, and the portion of the proceeds of Indebtedness under any Debt Facility that are used to repay, refund or refinance the amounts outstanding on the Completion Date under the Senior Credit Facility or the Existing Securitization Facility, shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant and may not later be reclassified;

(2)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)	if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(5)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(6)	the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction; and

(7)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a)	dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(b)	dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(2)	purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)	make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a)	Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (5) of the second paragraph of the covenant “—Limitation on indebtedness”; or

(b)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	make any Restricted Investment (all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default shall have occurred and be continuing (or would result therefrom);

(b)	immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the “—Limitation on indebtedness” covenant; and

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (8), (9) and (10) of the next succeeding paragraph) would not exceed the sum of (without duplication):

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)	100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(x)	Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); and

(y)	Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of “—Optional redemption”; plus

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(x)	repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(y)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and constitute Refinancing Indebtedness;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and constitutes Refinancing Indebtedness;

(4)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “—Repurchase at the option of holders—Change of control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “—Repurchase at the option of holders—Asset sales” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(5)	any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under “—Repurchase at the option of holders—Asset sales”;

(6)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(7)	the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company or any direct or indirect parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees approved by the Board of Directors; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $50.0 million in the aggregate during any calendar year, although such amount in any calendar year may be increased by an amount not to exceed:

(a)

the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company’s direct or indirect parent companies, in each case to existing or former employees or members of management of the

Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from clause (c)(ii) of the preceding paragraph); plus

(b)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (7);

provided, further, that the aggregate amount of Restricted Payments made pursuant to this clause (7) shall not exceed $100.0 million;

(8)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(9)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or withholding tax with respect thereto;

(10)	any payments made in connection with the Transactions pursuant to the Merger Agreement and any other agreements or documents related to the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in the offering memorandum for the private offering of the Outstanding Notes;

(11)	the declaration and payment of quarterly dividends on all classes of the Company’s Common Stock in an amount not to exceed $0.05 per share for any fiscal quarter; provided that at the time of determination of such dividend, (a) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Limitation on indebtedness” and (b) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(12)	any payment of cash by the Company or any Subsidiary issuer to a holder of the Convertible Notes upon conversion or exchange of such Convertible Notes;

(13)	entry into or any payment in connection with any termination of any Permitted Bond Hedge or any Permitted Warrant;

(14)	other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (14) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $150.0 million;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), (8) and (14), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment; provided that such determination of Fair Market Value shall be based upon an opinion or appraisal issued by an Independent Financial Advisor if such Fair Market Value is estimated in good faith by the Board of Directors of the Company or an authorized committee thereof to exceed $50.0 million. The amount of all Restricted Payments paid in cash shall be its face amount. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “—Limitation on restricted payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1)	in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)	the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under “––Limitation on indebtedness”;

(2)	the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction under the covenant described under “—Limitation on liens”; and

(3)	the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of the Indenture described under “—Repurchase at the option of holders—Asset sales” (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any

Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions pursuant to the Senior Credit Facility, the Existing Securitization Facility, the Existing Senior Notes and related documentation and other agreements or instruments in effect at or entered into on the Issue Date;

(b)	the Indenture, the Notes, the Exchange Notes and the Note Guarantees;

(c)	any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(d)	any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b) or (c) of this paragraph or this clause (d); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive than the encumbrances and restrictions contained the agreements referred to in clauses (a), (b) or (c) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(e)	in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under “—Limitation on liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(f)	purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under the Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(g)	any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company or the relevant Restricted Subsidiary, as applicable, are necessary to effect such Qualified Receivables Transaction;

(h)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(i)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j)	any customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(k)	any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(l)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(m)	(x) other Indebtedness Incurred or Preferred Stock issued by a Subsidiary Guarantor in accordance with “—Limitation on indebtedness,” that are, in the good faith judgment of the Company (or by the Board of Directors of the Company, if the amount of such Indebtedness exceeds $10.0 million), are not more restrictive, taken as a whole, than those applicable to the Company in the Indenture or the Senior Credit Facility on the Issue Date (which results in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level), or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor Subsidiary, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on indebtedness”; provided that with respect to clause (y), such encumbrances or restrictions will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes (as determined in good faith by the Board of Directors of the Company).

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”), unless:

(1)	the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms’-length dealings with a Person that is not an Affiliate;

(2)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction in arms’-length dealings with a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)	any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on indebtedness”;

(2)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on restricted payments” and the definition of “Permitted Investment” (other than pursuant to clauses (2) and (16) thereof);

(3)	any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers and employees approved by the Board of Directors of the Company;

(4)	the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(5)	loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business, in an aggregate amount not in excess of $10.0 million at any time outstanding;

(6)	any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(7)	any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger);

(8)	transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(9)	any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(10)	sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(11)	transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms’-length basis from a Person that is not an Affiliate; and

(12)	the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the offering memorandum for the private offering of the Outstanding Notes.

SEC reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, if not filed electronically with the SEC through EDGAR (or any successor system), the Company will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms.

In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this covenant.

In addition, no later than five Business Days after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to clause (1) above, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than ten Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts and market making financial institutions (collectively, “Eligible Institutions”), which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this covenant if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

The filing requirements set forth above for the applicable period may be satisfied by the Company prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (each as described under “The Exchange Offer—Purpose and Effect”) by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Company’s reporting obligations set forth in the first five paragraphs of this covenant.

Merger and consolidation

Each of the Company or the Escrow Issuer will not consolidate with or merge with or into or wind up into (whether or not the Company or the Escrow Issuer is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) is a Person (other than an individual) organized and existing under the laws of the United States of America, any state or territory thereof, or the District of Columbia;

(2)

the Successor Company (if other than the Company or the Escrow Issuer, as applicable) expressly assumes all of the obligations of the Company or the Escrow Issuer under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company or the Escrow Issuer under the Registration Rights Agreement;

(3)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Limitation on indebtedness” covenant;

(5)	each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Company’s obligations in respect of the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(6)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing, without complying with clauses (3) and (4) of the preceding paragraph,

(1)	any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with clause (6) of the preceding paragraph;

(2)	the Escrow Issuer may merge with and into the Company on the Completion Date; and

(3)	the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than, in the case of a Subsidiary Guarantor, to the Company or another Subsidiary Guarantor) unless:

(1)	(a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”) is a Person (other than an individual) organized and existing under the laws of the United States of America, any state or territory thereof, or the District of Columbia and shall assume by written agreement all the obligations of such Subsidiary Guarantor under the Registration Rights Agreement; (b) the Successor Subsidiary Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes, the Indenture and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with the Indenture; and

(2)	the transaction is made in compliance with the covenant described under “—Repurchase at the option of holders—Asset sales” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time), if applicable, and this “—Merger and consolidation” covenant.

Subject to certain limitations described in the Indenture, the Successor Subsidiary Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and the Note Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a state or territory of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The Company and a Subsidiary Guarantor, as the case may be, will be released from its obligations under the Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under the Indenture, the Notes, such Note Guarantee and the Registration Rights Agreement, as applicable; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Note Guarantee.

Future subsidiary guarantors

The Company will cause each Restricted Subsidiary that Guarantees, on the Issue Date or any time thereafter, the Senior Credit Facility or any other Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations under the Indenture. Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note guarantees.”

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note guarantees.”

Payments for consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

Each of the following is an “Event of Default”:

(1)	default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) or on any Note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain covenants—Merger and consolidation”;

(4)	failure by the Company or the Subsidiary Guarantors to comply for 30 days after notice as provided below with any of their obligations under the covenants described under “—Repurchase at the option of holders” above or under the covenants described under “—Certain covenants” above (in each case, other than (a) a failure to purchase Notes which constitutes an Event of Default under clause (2) above, (b) a failure to comply with “—Certain covenants—Merger and consolidation” which constitutes an Event of Default under clause (3) above or (c) a failure to comply with “—Certain covenants—SEC reports” or “Certain covenants—Payments for consent” which constitutes an Event of Default under clause (5) below);

(5)	failure by the Company or any Subsidiary Guarantors to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Notes;

(6)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”),

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that in connection with any series of the Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Company of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause (6).

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”); or

(9)	any Note Guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “—Events of default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or the Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnity or security reasonably satisfactory to it against all losses and expenses caused by taking such action.

The Indenture provides that if a Default occurs and is continuing and the Trustee has actual knowledge of such Default, the Trustee shall mail to each Holder notice of the Default within 90 days after the Trustee first has actual knowledge of such Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee determines in good faith that the withholding such notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)	reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under “—Optional redemption,”

“—Repurchase at the option of holders—Change of control” or “—Repurchase at the option of holders—Asset sales,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted Holder”);

(6)	make any Note payable in money other than that stated in the Note;

(7)	impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)	make any change in the amendment or waiver provisions which require each Holder’s consent; or

(9)	modify the Note Guarantees in any manner adverse to the Holders.

Notwithstanding the foregoing, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes and the Note Guarantees to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor of the obligations of the Company or any Subsidiary Guarantor under the Indenture in accordance with “—Certain covenants—Merger and consolidation”;

(3)	provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)	to comply with the rules of any applicable Depositary;

(5)	add Subsidiary Guarantors with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(6)	secure the Notes and the Note Guarantees;

(7)	add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(8)	make any change that does not adversely affect the legal rights under the Indenture of any Holder;

(9)	comply with any requirement of the SEC in connection with any required the qualification of the Indenture under the Trust Indenture Act;

(10)	evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(11)	provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) and which shall be treated, together with any outstanding Notes, as a single class of securities;

(12)	conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees; or

(13)	make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes, Exchange Notes or, if Incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective pursuant to the first paragraph of this section, the Company is required to give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver. The Trustee will sign any amendment or supplemental indenture authorized in accordance with this section if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes issued under the Indenture (“legal defeasance”) except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, solely out of the trust referred to below;

(2)	the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

If the Company exercises the legal defeasance option, the Note Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “—Repurchase at the option of holders” and under the covenants described under “—Certain covenants” (other than “—Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Events of default” above and the limitations contained in clauses (4) and (5) under “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

If the Company exercises the covenant defeasance option, the Note Guarantees in effect at such time will terminate.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3) (only with respect to the failure of the Company to comply with clause (4) under “—Certain covenants—Merger and consolidation” above), (4) (only with respect to covenants that are released as a result of such covenant defeasance), (5), (6), (7) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), (8) or (9) under “—Events of default” above.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants without consideration of any reinvestment of interest, to pay the principal of, and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)	in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(6)	the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including, that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors’ rights generally;

(7)	the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others;

(8)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(9)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (8) above.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)	(A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or will be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(C) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(D) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made, and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable rules and procedures of DTC or such depositary.

Concerning the trustee

Union Bank, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

The Indenture provides that it, the Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Accrued Yield” means an amount in respect of each $1,000 principal amount of notes that, together with accrued and unpaid interest to be paid in a Special Redemption, will provide the holder thereof with the yield to maturity on such note, calculated on the basis of a 360-day year and payable for the actual number of days elapsed from the Issue Date. “Yield to maturity” means the annual yield to maturity of the notes, calculated based on market convention and as reflected in the pricing supplement for this offering.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)	any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Similar Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that exclusively for purposes of “—Repurchase at the option of holders—Asset sales” and “—Certain covenants—Limitation on affiliate transactions,” beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note, and

(2)	the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on October 1, 2014 (such redemption price being described under “—Optional redemption”) plus (ii) all required interest payments due on such Note through October 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding sentence, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity);

(2)	the sale of Cash Equivalents in the ordinary course of business;

(3)	a disposition of inventory in the ordinary course of business;

(4)	a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to “—Certain Covenants—Merger and consolidation” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary (other than a Receivables Entity);

(7)	for purposes of “—Repurchase at the option of holders—Asset sales” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to “—Certain covenants—Limitation on restricted payments”;

(8)	sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(9)	dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $5.0 million;

(10)	an Asset Swap effected in compliance with “—Repurchase at the option of holders—Asset sales”;

(11)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(12)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)	the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under “—Certain covenants—Limitation on indebtedness”;

(14)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(15)	foreclosure on assets; and

(16)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Asset Swap” means a concurrent purchase and sale or exchange of assets used or useful in a Similar Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “—Repurchase at the option of holders—Asset sales.”

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means:

(1)	with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and California are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully Guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above, including any such funds for which the Trustee or an affiliate provides investment advice or similar services.

“Change of Control” means:

(1)	any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); or

(2)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3)	the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than transactions with a Permitted Holder; or

(4)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(5)	so long as either series of the Existing Senior Notes are outstanding, a Specified Change of Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)	has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)	has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)	Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)

if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated depreciation expense; plus

(d)	consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment”; plus

(e)	other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment; provided that the Company is permitted to add back non-cash charges representing an accrual or reserve relating to any legal, administrative or governmental claim, litigation, investigation or proceedings, even if cash charges may be anticipated in any future period, so long as (i) adding back such non-cash charges is consistent with the Company’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports and (ii) the aggregate amount of such non-cash charges added pursuant to this proviso shall not exceed $35.0 million for any period of four consecutive fiscal quarters) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f)	any extraordinary, non-recurring or unusual cash expenses or losses, including, without limitation, severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans, in each case so long as adding back such expenses or losses is consistent with the Company’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; plus

(g)	the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated in connection with the Transactions (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) the aggregate amount of cost savings added pursuant to this clause (g) shall not exceed $40.0 million for the 2011 fiscal year and (C) the aggregate amount of cost savings added pursuant to this clause (g) shall not exceed $55.0 million for any period of four consecutive fiscal quarters; provided, further, that such cost savings shall be set forth in an Officers’ Certificate which states (i) the amount of such cost savings and (ii) that such cost savings are based on the good faith belief of the Chief Financial Officer; plus

(h)	any non-recurring fees, charges or expenses paid in connection with the Transactions within 180 days of the Completion Date that were deducted in computing Consolidated Net Income.

(2)	decreased (without duplication) by the following items to the extent included in calculating such Consolidated Net Income:

(a)	non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), plus

(b)	any extraordinary, non-recurring or unusual cash gains or income so long as deducting such gains or income is consistent with the Company’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports, and

(3)	increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a)	any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)	effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions and any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (h) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (h) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)	non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)	interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)	the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivables Fees; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)	subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)	any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)	subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company;

(4)	any income or loss from discontinued operations and any gain or loss on disposal of discontinued operations;

(5)	any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(6)	any extraordinary gain or loss;

(7)	any net income (loss) included in the consolidated statement of operations as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8)	the cumulative effect of a change in accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convertible Notes” means Indebtedness of the Company that is optionally convertible into Common Stock of the Company (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Company that is optionally exchangeable for Common Stock of the Company (and/or cash based on the value of such Common Stock).

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Facility and the Existing Securitization Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustees or another administrative agent or agents, other lenders or other trustees and whether provided under the original Senior Credit Facility, the Existing Securitization Facility or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, is not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “—Repurchase at the option of holders—Change of control” and “—Repurchase at the option of holders—Asset sales” and such repurchase or redemption complies with “—Certain covenants—Limitation on restricted payments.”

“DTC” means the Depository Trust Company.

“Eligible Escrow Investments” means (1) Government Securities maturing no later than the Business Day preceding the Special Redemption Date and (2) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act investing in direct obligations of the United States of America and other obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and repurchase agreements secured by such obligations.

“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or Form S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Existing Securitization Facility” means the Company’s accounts receivables securitization program pursuant to the Credit and Security Agreement, dated as of August 31, 2007, among the borrowers named therein, UHS Receivables Corp., as collection agent, UHS of Delaware, Inc., as servicer, the Company, as performance guarantor, the conduit entities and liquidity providers named therein and Wachovia Bank, National Association, as administrative agent, as extended pursuant to the Extension Agreement, dated August 27, 2010, as amended by the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010, among the special purpose limited liability companies named therein, as borrowers, UHS Receivables Corp., a subsidiary of the Company, as Collection Agent, UHS of Delaware, Inc., a subsidiary of the Company, as Servicer, the Company, as performance guarantor, Market Street Funding LLC, Victory Receivables Corporation and Three Pillars Funding LLC, as conduit lenders, SunTrust Bank, The Bank of Tokyo-Mitsubishi, UFJ, Ltd., New York Branch and PNC Bank, National Association (“PNC”), as liquidity banks, SunTrust Robinson Humphrey, Inc., as a co-agent and letter of credit participant, the Bank of Tokyo-Mitsubishi, UFJ, Ltd., New York Branch, as a co-agent and letter of credit participant, and PNC, as a co-agent, letter of credit bank and as administrative agent, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with the covenant described under “—Certain covenants—Limitation on indebtedness”), so long as any such amendment, restatement, modification, renewal, refunding, replacement or refinancing constitutes a Qualified Receivables Transaction.

“Existing Senior Notes” means the Company’s $200.0 million principal amount of 6.75% Senior Notes due 2011 and $400.0 million principal amount of 7.125% Senior Notes due 2016.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Government Securities” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment to its Note Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Note Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness “ means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10)	to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“interest” with respect to the Notes means interest with respect thereto and “Additional Interest,” if any.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment “ means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “—Certain covenants—Limitation on restricted payments,”

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)	if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means September 29, 2010.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 16, 2010, among the Company, Olympus Acquisition Corp. and PSI, as the same may be amended prior to the Issue Date.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement and the Company’s other Obligations under the Indenture by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes (without giving effect to collateral arrangements).

“Permitted Bond Hedge” means any call options or capped call options referencing the Company’s Common Stock purchased by the Company concurrently with the issuance of Convertible Notes to hedge the Company’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Holders” means Alan B. Miller, Marc D. Miller, A. Miller Family, LLC, MMA Family LLC and any trust formed for the benefit of the spouses, children and other family members of Alan B. Miller and Marc D. Miller. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	a Restricted Subsidiary (other than a Receivables Entity);

(2)	any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $10.0 million at any time outstanding;

(7)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “––Repurchase at the option of holders—Asset sales” or any other disposition of assets not constituting an Asset Disposition;

(9)	Investments in existence on the Issue Date;

(10)	Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain covenants—Limitation on indebtedness”;

(11)	Guarantees issued in accordance with “––Certain covenants—Limitation on indebtedness”;

(12)	Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13)	Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction (provided, however, that any Investment in any such Person is in the form of a Purchase Money Note), or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(14)	Investments in any Permitted Bond Hedge;

(15)	Investments by means of any payment of cash by the Company or any Subsidiary issuer upon conversion or exchange of any Convertible Notes;

(16)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (16), in an aggregate amount at the time of such Investment not to exceed $150.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value); and

(17)	any Asset Swap made in accordance with “—Repurchase at the option of holders—Asset sales.”

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations permitted to be Incurred under the provisions described in clause (1) of the second paragraph under “––Certain covenants—Limitation on indebtedness” and related Hedging Obligations and related banking services or cash management obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of such Indebtedness and other obligations;

(2)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	customary Liens securing Hedging Obligations entered into by the Company and its Restricted Subsidiaries in the ordinary course of business (and not for speculative purposes);

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)	such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date (other than Liens permitted under clauses (1) and (24));

(14)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

(17)	Liens securing the Notes and Note Guarantees;

(18)	Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17), (18) and (24) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)	Liens in favor of the Company or any Restricted Subsidiary;

(21)	Liens under industrial revenue, municipal or similar bonds;

(22)	Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;

(23)	Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations); provided that at the time of Incurrence and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Leverage Ratio of the Company would not exceed 3.0 to 1.0;

(24)	Liens securing the Existing Senior Notes with respect to assets or property securing the Senior Credit Facility; and

(25)	Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million.

“Permitted Warrant” means any call option in respect of the Company’s Common Stock sold by the Company concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“PSI” means Psychiatric Solutions, Inc., a Delaware corporation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred (including, without limitation, assets of the type transferred pursuant to the Existing Securitization Facility as in effect on the Issue Date), or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)	is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)	is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)	subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables

Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)	to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions; provided that the special purpose receivables Subsidiaries of the Company parties to the Existing Securitization Facility shall be deemed to have been designated by the Board of Directors of the Company as Receivables Entities without the filing of any such resolution or Officers’ Certificate.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, by and among the Escrow Issuer and the initial purchasers set forth therein (and to which the Company and the Subsidiary Guarantors were joined on the Completion Date) and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company, the Subsidiary Guarantors and the other parties thereto, as such agreements may be amended from time to time.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, with respect to any Person at any date, the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made, then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Coverage Ratio,” including any pro forma adjustments to Consolidated EBITDA as set forth therein (including for acquisitions).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the Credit Agreement referred to in this prospectus as the “senior credit facility,” entered into as of November 15, 2010 among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with the covenant described under “—Certain covenants—Limitation on indebtedness”); provided that a Senior Credit Facility shall not (1) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (2) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose) as defined in the Indenture, dated as of January 20, 2000, between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), as trustee, as it relates to the Existing Senior Notes.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in securitization of Qualified Receivables Transactions.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Guarantor.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Transactions” means the acquisition of PSI contemplated by the Merger Agreement, the issuance of the Notes, borrowings under the Senior Credit Facilities in connection therewith and the use of proceeds thereof.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 1, 2014; provided, however, that if the period from the redemption date to October 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “––Certain covenants—Limitation on restricted payments”;

(4)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Certain covenants—Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed to supplement or amend this prospectus for up to 180 days (subject to extension under specified circumstances) after the expiration date, in order to expedite or facilitate the disposition of any exchange notes by broker-dealers.

We will not receive any proceeds from any sale of the exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For such period of time as such broker-dealers subject to the prospectus delivery requirements of the Securities Act must comply with such requirements, from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses in connection with the exchange offer (including the fees and disbursements of one counsel for the participating holders of the outstanding notes), other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of outstanding notes by the holders, and will indemnify the holders of the outstanding notes and their affiliates, directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OF THE EXCHANGE OFFER

General

The following is a general discussion of the material United States federal income tax consequences of the exchange of outstanding notes for exchange notes in the exchange offer, and the ownership and disposition of the notes.

This discussion:

•	does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase notes;

•

is based on the tax laws of the United States, including the Code, Treasury regulations (final, temporary and proposed), administrative rulings and practice, and judicial decisions in effect as of the date of this offering memorandum, all of which are subject to change, possibility with retroactive effect;

•	deals only with holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code;

•

discusses only the tax considerations applicable to holders who exchange outstanding notes for exchange notes in the exchange offer and who purchased the outstanding notes at the initial offering for an amount equal to their “issue price” within the meaning of Section 1273 of the Code; and

•

does not address tax considerations applicable to investors that are subject to special tax rules, such as banks, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities that elect that mark-to-market method of accounting for their securities holdings, persons that will hold the notes as part of a hedging transaction, “straddle” or “conversion transaction” for tax purposes, partnerships or other pass-through entities treated as such for United States federal income tax purposes, expatriates, persons deemed to sell notes under the constructive sale provisions of the Code, persons liable for alternative minimum tax or U.S. Holders (as described below) of the notes whose “functional currency” is not the U.S. dollar.

If a partnership, or other entity taxable as a partnership for United States federal income tax purposes, holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership or similar pass-through entity should consult its tax advisors regarding the United States federal income tax consequences of holding the notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is (1) an individual citizen or resident, as defined in Section 7701(b) or the Code, of the United States, (2) a corporation, or other entity that is taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, and (4) a trust, if a United States court can exercise primary supervision over the administration of such trust and one or more United States persons has the authority to control all substantial decisions of the trust. A “Non-U.S. Holder” is a beneficial owner of notes, other than a partnership, that is not a U.S. Holder.

We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and the IRS may not agree with such statements and conclusions. In addition, the IRS is not precluded from adopting a contrary position. This summary does not consider the effect of any applicable foreign, state, local or other tax laws.

Prospective purchasers of the notes should seek advice from an independent tax advisor based on their particular circumstances as to the United States federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of the notes.

Tax consequences of the exchange offer

The tender of outstanding notes in exchanges for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes and, accordingly, the United States federal income tax consequences of holding the exchanges notes are identical to those of holding the outstanding notes (as more fully described below). As a result, no gain or loss will be recognized by a holder upon receipt of an exchange note in exchange for an outstanding note and any such holder will have the same adjusted basis and holding period in the exchange note as in the outstanding note immediately before the exchange.

Tax treatment of U.S. Holders

Payment of Interest. Interest paid on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

In certain circumstances (see “Description of Exchange Notes—Optional redemption,” “Description of Exchange Notes—Repurchase at the option of the holders” and “The Exchange Offer”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments for United States federal income tax purposes because of the remote and incidental nature of such additional payments. Our determination regarding these additional payments is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue additional interest income on its notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, including, for example, the obligation to pay additional interest pursuant to the registration rights agreement (see “The Exchange Offer”), it would affect the amount and timing of the income recognized by a U.S. Holder. The rest of this summary assumes that the notes are not contingent payment debt instruments for United States federal income tax purposes.

Sale, exchange and retirement of the notes. In general, a U.S. Holder of the notes will have a tax basis in such notes equal to the cost of such notes. Upon a sale, exchange, or retirement of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued and unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and the holder’s tax basis in such notes. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year at the time of disposition. In certain circumstances, the net long-term capital gains derived by U.S. Holders that are not corporations may be entitled to a preferential tax rate; however, the ability of U.S. Holders to offset capital losses against ordinary income is limited.

Tax treatment on Non-U.S. Holders

The rules governing United States federal income taxation of Non-U.S. Holders are complex. Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local, estate and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

Payment of interest. Subject to the discussion of backup withholding below, payment of interest on the notes that is not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the 30% United States federal withholding tax provided that the Non-U.S. Holder:

•	does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	is not a controlled foreign corporation that is related, directly or indirectly, to us through unit ownership;

•	is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	has fulfilled the certification requirements set forth in Section 87(h) or Section 881(c) of the Code, as discussed below.

The certification requirements referred to above will be fulfilled if a Non-U.S. Holder certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person for United States federal income tax purposes and provides such holder’s name and address, and (i) the Non-U.S. Holder files IRS Form W-BEN or other successor form with the withholding agent or (ii) in the case of a note held on such holder’s behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY if it has entered into an agreement with the IRS to be treated as a qualified intermediary.

If a Non-U.S. Holder cannot satisfy the requirements described above, payment of interest made to such holder will be subject to a 30% U.S. federal withholding tax, unless the holder provides us with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating such holder’s taxpayer identification number (“TIN”) or (ii) IRS Form W-8ECI (or successor form) stating that payments on the notes are not subject to withholding tax because such payments are effectively connected with such holder’s conduct of a trade or business in the United States, as described below.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if a tax treaty applies, is attributable to a permanent establishment in the United States), such holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such holder were a U.S. Holder. In that case, a Non-U.S. Holder would not be subject to the 30% United States federal withholding tax described above and would be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form. In addition, if a Non-U.S. Holder is a corporation for United States federal income tax purposes, such holder may be subject to a branch profits tax with respect to such interest payment at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, exchange, retirement or other taxable disposition of the notes. Any gain realized on the sale, exchange, retirement or other taxable disposition of the notes generally will not be subject to United States federal income tax (including the 30% United States federal withholding tax) unless:

•

that gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (and, if a tax treaty applies, such gain is attributable to a permanent establishment in the United States);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

the Non-U.S. Holder is a corporation for United States federal income tax purposes and, therefore, may be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

To the extent that the amount realized on any sale, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest not previously included in income, such amount would be treated as interest.

Information reporting and backup withholding

Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder and Non-U.S. Holder, and “backup withholding” with respect to certain payments made on or with respect to the notes. Copies of such information returns with respect to a Non-U.S. Holder may be made available to the tax authorities in the country in which such holder is a resident under the provisions of an applicable income tax treaty or agreement.

Certain U.S. Holders are exempt from backup withholding, such as tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding (currently at a rate of 28%) will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is identified by the IRS as having failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that is has furnished a correct TIN and that is has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividends. U.S. Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the notes.

Payments made to a Non-U.S. Holder on or with respect to the notes directly or through the United States office of a broker will generally be subject to IRS reporting requirements and backup withholding unless such Non-U.S. Holder provides the applicable IRS Form W-8BEN or W-8IMY (or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person or an exemption has otherwise been established, provided that the payor does not know, or have reason to know, that such holder is a United States person.

The payment of proceeds on the disposition of notes to a Non-U.S. Holder, directly or through the United States office of a broker, generally will be subject to information reporting and backup withholding unless the holder provides the certification described above (and the payor does not know, or have reason to know, that such holder is a United States person) or otherwise establishes an exemption from such reporting and withholding requirements.

Backup withholding is not an additional tax. Rather, the federal income tax liability of holders subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of United States federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is timely furnished.

THE PRECEDING DISCUSSION IS NOT A COMPREHENSIVE DESCRIPTION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and certain of the guarantees will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York. Certain legal matters in connection with certain of the guarantees will be passed upon for us by Matthew D. Klein, our Vice President and General Counsel.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to Universal Health Services, Inc.’s Current Report on Form 8-K dated April 1, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Universal Health Services, Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Psychiatric Solutions, Inc. business the registrant acquired during 2010, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Psychiatric Solutions, Inc. appearing in Psychiatric Solutions, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Psychiatric Solutions, Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1–800–SEC–0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•

Our Annual Report on Form 10–K for the year ended December 31, 2010 the (financial statements included therein have been superseded by the financial statements, including the condensed consolidating financial information of the footnotes, included in our Current Report on Form 8-K filed on April 1, 2011);

•	Our Current Report on Form 8–K/A filed on January 13, 2011;

•	Our Current Reports on Form 8-K filed on March 16, 2011, March 29, 2011 and April 1, 2011;

•

The audited consolidated balance sheets of Psychiatric Solutions, Inc. (“PSI”) (Commission File Number 0-20488) as of December 31, 2009 and December 31, 2008 and the consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and the notes related thereto, included in PSI’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 25, 2010;

•

The unaudited condensed consolidated balance sheet of PSI as of September 30, 2010 and the unaudited condensed consolidated statements of income for the three and nine month periods ended and cash flows for the nine month periods ended September 30, 2010 and September 30, 2009, and the notes related thereto, included in PSI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010;

•

The unaudited condensed consolidated balance sheet of PSI as of June 30, 2010 and the unaudited condensed consolidated statements of income for the three and six month periods ended and cash flows for the six month periods ended June 30, 2010 and June 30, 2009, and the notes related thereto, included in PSI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 4, 2010; and

•

The unaudited condensed consolidated balance sheet of PSI as of March 31, 2010 and the unaudited condensed consolidated statements of income and cash flows for the three month periods ended March 31, 2010 and March 31, 2009, and the notes related thereto, included in PSI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 10, 2010.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until we have terminated the offering. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of these filings at no cost by writing to or telephoning our secretary at the following address and telephone number:

Universal Health Services, Inc.

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406-0958

Attention: Secretary

Phone: (610) 786-3300

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current and accurate only as of the date of those respective documents.

UNIVERSAL HEALTH SERVICES, INC.

OFFER TO EXCHANGE

$250,000,000 PRINCIPAL AMOUNT OF ITS 7% SENIOR NOTES DUE 2018

WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OF ITS OUTSTANDING 7% SENIOR NOTES DUE 2018

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the registrants are covered by insurance policies maintained and held in effect by Universal Health Services, Inc. against certain losses arising from claims of breach of duty.

Universal Health Services, Inc.

Universal Health Services, Inc. (“UHS”) is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Article VII, Section 7 of UHS’s by-laws provides for indemnification by UHS of its directors, officers and employees to the fullest extent permitted by the DGCL.

Subsidiary Guarantor Registrants

Registrants incorporated under the Alabama Business Corporation Act

H.C. Corporation and HSA Hill Crest Corporation are incorporated under the laws of the State of Alabama.

Division E of Article 8 of the Alabama Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Section 10-2B-8.42(d) of the Alabama Business Corporation Act provides that an officer of a corporation shall not be liable for any action taken as an officer or any failure to take any action if such officer performed the duties of his or her office (i) in good faith, (ii) with the care that an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner he or she reasonably believes to be in the best interests of the corporation.

The articles of incorporation of H.C. Corporation and HSA Hill Crest Corporation do not provide for indemnification of directors and officers. The bylaws of H.C. Corporation and HSA Hill Crest Corporation each provide for indemnification by the corporation of its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Alabama.

Registrant formed under Alabama Law

H.C. Partnership is governed under the laws of Alabama. The partnership agreement does not provide for exculpation of partners.

Registrant incorporated under the Arkansas Business Corporation Act

The Bridgeway, Inc. is incorporated under the laws of the State of Arkansas.

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “ABCA”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 4-27-850(c) of the ABCA provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. Section 4-27-850(e) of the ABCA provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Section 4-27-850(g) of the ABCA also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

The articles of incorporation of The Bridgeway, Inc. do not provide for indemnification of directors and officers. The bylaws of The Bridgeway, Inc. provide for indemnification by the corporation of its directors, officers, employees and agents to the fullest extent permitted under the ABCA.

Registrants incorporated under the California General Corporation Law

Associated Child Care Educational Services, Inc., Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc., Lancaster Hospital Corporation and Universal Health Services of Rancho Springs, Inc. are incorporated under the laws of the State of California.

Section 317 of the General Corporation Law of the State of California (the “California Statute”) provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine and no indemnification shall be made of amounts paid in settling or otherwise disposing of a pending action without court approval or of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Where an agent of a corporation is successful on the merits in defense of any proceeding referred to above, the Corporation must indemnify the agent against expenses actually and reasonably incurred by the agent. Section 307 of the California Statute further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the California Statute by him or her.

The articles of incorporation of Associated Child Care Educational Services, Inc. and Universal Health Services of Rancho Springs, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles of incorporation of Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc. and Lancaster Hospital Corporation do not provide for indemnification of directors and officers.

The bylaws of Associated Child Care Educational Services, Inc., Canyon Ridge Hospital, Inc. and Del Amo Hospital, Inc. provide that the corporation shall indemnify directors, officers, employees and agents of the corporation to the full extent permitted by the laws of the State of California. The bylaws of Lancaster Hospital Corporation provide that the corporation shall indemnify a director or officer against all judgments, penalties, fines, amounts paid in settlement and expenses actually incurred by such person in connection with any proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to therein, if it is determined in accordance with such section that such person conducted himself in good faith, his conduct was in the corporation’s best interests and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

Registrant formed under the California Limited Liability Company Act

Keystone NPS LLC is a limited liability company formed under the laws of the State of California.

Section 17155 of the California Limited Liability Company Act (“CLLCA”) provides that, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. The CLLCA further provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

Section 4.2 of Keystone NPS LLC’s Operating Agreement provides that Keystone NPS LLC will indemnify its member to the fullest extent permitted by law.

Registrants incorporated under the Delaware General Corporation Law

BHC Holdings, Inc., Brentwood Acquisition-Shreveport, Inc., Cedar Springs Hospital, Inc., Frontline Behavioral Health, Inc., HHC Delaware, Inc., Horizon Health Corporation, Laurel Oaks Behavioral Health Center, Inc., McAllen Medical Center, Inc., Merion Building Management, Inc., Premier Behavioral Solutions of Florida, Inc., Premier Behavioral Solutions, Inc., Psychiatric Solutions, Inc., Ramsay Youth Services of Georgia, Inc., Riveredge Hospital Holdings, Inc., Springfield Hospital, Inc., Stonington Behavioral Health, Inc., Texas Hospital Holdings, Inc., Two Rivers Psychiatric Hospital, Inc., UHS Children Services, Inc., UHS of Benton, Inc., UHS of Cornerstone Holdings, Inc., UHS of Cornerstone, Inc., UHS of D.C., Inc., UHS of Delaware, Inc., UHS of Denver, Inc., UHS of Fairmount, Inc., UHS of Georgia Holdings, Inc., UHS of Georgia, Inc., UHS of Greenville, Inc., UHS of Parkwood, Inc., UHS of Provo Canyon, Inc., UHS of Puerto Rico, Inc., UHS of Spring Mountain, Inc., UHS of Texoma, Inc., UHS of Timpanogos, Inc., UHS of Wyoming, Inc., UHS Sahara, Inc., UHS-Corona, Inc., Universal Health Services of Palmdale, Inc., and Windmoor Healthcare of Pinellas Park, Inc. are incorporated under the DGCL.

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The certificate of incorporation of each of the above-referenced Delaware corporation registrants provides for indemnification of officers and directors to the fullest extent permitted by Delaware law, except that the certificates of incorporation of Merion Building Management, Inc., Two Rivers Psychiatric Hospital, Inc., UHS of Delaware, Inc., UHS of Puerto Rico and UHS-Corona, Inc. do not provide for indemnification of directors and officers.

The bylaws of each of the above-referenced Delaware corporation registrants provide that, to the full extent permitted by the laws of the State of Delaware, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

Registrants formed under the Delaware Limited Liability Company Act

Atlantic Shores Hospital, LLC, Behavioral Healthcare LLC, BHC Mesilla Valley Hospital LLC, BHC Northwest Psychiatric Hospital, LLC, Cumberland Hospital Partners, LLC, Emerald Coast Behavioral Hospital, LLC, Frontline Hospital, LLC, Frontline Residential Treatment Center, LLC, HHC Pennsylvania, LLC, Horizon Health Hospital Services, LLC, Keys Group Holdings LLC, Keystone/CCS Partners LLC, KMI Acquisition, LLC, Ocala Behavioral Health, LLC, Palmetto Behavioral Health Holdings, LLC, Pendleton Methodist Hospital, L.L.C., Psychiatric Solutions Hospitals, LLC, Ramsay Managed Care, LLC, Shadow Mountain Behavioral Health System, LLC, TBD Acquisition, LLC, TBJ Behavioral Center, LLC, Toledo Holding Co., LLC, UHS Kentucky Holdings, L.L.C., UHS of Bowling Green, LLC, UHS of Centennial Peaks, L.L.C., UHS of Dover, L.L.C., UHS of Doylestown, L.L.C., UHS of Lakeside, LLC, UHS of Ridge, LLC, UHS of Rockford, LLC, UHS of Salt Lake City, L.L.C., UHS of Savannah, L.L.C., UHS of Springwoods, L.L.C., UHS of Summitridge, LLC, Valle Vista, LLC, Wekiva Springs Center, LLC, and Willow Springs, LLC are each a limited liability company formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of each of the Delaware limited liability company registrants provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates, unless as a result of such person’s self-dealing, willful misconduct or reckless misconduct or arising out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrants formed under the Delaware Revised Uniform Limited Partnership Act

Fort Duncan Medical Center, L.P., Hickory Trail Hospital, L.P., Manatee Memorial Hospital, L.P., McAllen Hospitals, L.P., UHS of Anchor, L.P., UHS of Laurel Heights, L.P., and UHS of Peachford, L.P. are each a limited partnership formed under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.7 of the limited partnership agreement of each of the above-referenced Delaware limited partnership registrants provides that such partnership shall indemnify its general partner, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner.

Registrants incorporated under the Florida Business Corporation Law

HHC Focus Florida, Inc., Wellington Regional Medical Center, Incorporated, and Windmoor Healthcare Inc. are incorporated under the laws of the State of Florida.

Section 850 of the Florida Business Corporation Act (the “Florida Statute”) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Where a director, officer, employee, or agent of a corporation is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against expenses actually and reasonably incurred.

However, a Florida Corporation is not permitted to indemnify any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 834 of the Florida Statute are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 850 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Florida Statute.

The articles of incorporation of HHC Focus Florida, Inc. provide for indemnification of officers and directors to the fullest extent permitted by Florida law. The articles of incorporation of Wellington Regional Medical Center, Incorporated, and Windmoor Healthcare Inc. do not provide for indemnification of directors and officers.

The bylaws of each of the Florida corporation registrants provide that to the full extent permitted by the laws of the State of Florida the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

Registrants formed under the Florida Limited Liability Company Act

La Amistad Residential Treatment Center, LLC, Samson Properties, LLC, SP Behavioral, LLC, The National Deaf Academy, LLC, University Behavioral, LLC, and Zeus Endeavors, LLC are each a limited liability company registered under the laws of the State of Florida.

Section 608.4229 of the Florida Limited Liability Company Act permits a limited liability company to indemnify its members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The Operating Agreement of each of the Florida limited liability company registrants provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrants incorporated under the Georgia Business Corporation Code

HHC Augusta, Inc., HHC St. Simons, Inc., and Turning Point Care Center, Inc. are incorporated under the laws of the State of Georgia.

Section 851 of the Georgia Business Corporation Code (the “Georgia Statute”) provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) such individual conducted himself or herself in good faith; and (b) such individual reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. A Georgia corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the Georgia Statute; or (b) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, the Corporation must indemnify him or her against reasonable expenses incurred by the director. Section 857 further authorizes a Georgia corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. In addition, Section 858 of the Georgia Statute authorizes a Georgia corporation to purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in such capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the Georgia Statute.

The articles of incorporation of each of the Georgia corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Georgia corporation registrants provide that to the full extent permitted by the laws of the State of Georgia the corporation shall indemnify directors, officers, employees or agents of the corporation. The bylaws of Turning Point Care Center, Inc. do not provide for indemnification of directors and officers.

Registrant incorporated under the Illinois Business Corporation Act

UHS of Hartgrove, Inc. is incorporated under the laws of the State of Illinois.

Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the Corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 8.75 of the Illinois Statute further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Statute.

The articles of incorporation and bylaws of UHS of Hartgrove, Inc. do not provide for indemnification of directors and officers.

Registrant formed under the Indiana Business Flexibility Act

Wellstone Regional Hospital Acquisition, LLC is a limited liability company formed under the laws of the State of Indiana.

Chapter 4, Section 4 of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Operating Agreement of Wellstone Regional Hospital Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates. The company shall also pay or reimburse, to the fullest extent permitted by law, costs incurred by him or her in connection with the defense of any such action.

Registrants incorporated under the Louisiana Business Corporation Law

River Oaks, Inc., UHS of New Orleans, Inc. and UHS of River Parishes, Inc. are incorporated under the laws of the State of Louisiana.

Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify each of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by a corporation or in its right) if such action arises out of his acts on a corporation’s behalf and he acted in good faith not opposed to a corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 83, a corporation may also advance expenses to the indemnified party provided that he or she agrees to repay those amounts if it is later determined that he or she is not entitled to indemnification a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for us, regardless of whether a corporation has the legal authority to indemnify the insured person against such liability.

The articles of incorporation of each of the Louisiana corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Louisiana corporation registrants provide that to the fullest extent permitted by the laws of the State of Louisiana, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants incorporated under the Massachusetts Business Corporation Act

The Arbour, Inc., UHS of Fuller, Inc. and UHS of Westwood Pembroke, Inc. are incorporated under the laws of the Commonwealth of Massachusetts.

Sections 8.50 et seq. of the Massachusetts Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 8.30 of the Massachusetts Business Corporation Act provides that a director shall not be liable for any action taken as a director, or any failure to take any action, if such director performed the duties of the office (i) in good faith, (ii) with the care that a person in a like position would reasonably believe appropriate under similar circumstances and (iii) in a manner such director reasonably believes to be in the best interests of the corporation. Section 8.42 of the Massachusetts Business Corporation Act provides that an officer shall not be liable to the corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action as an officer if the duties of the officer are performed (i) in good faith, (ii) with the care that a person in a like position would reasonable exercise under similar circumstances and (iii) in a manner the officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of each of the Massachusetts corporation registrants do not provide for indemnification of directors and officers. Except for the bylaws of UHS of Westwood Pembroke, Inc., the bylaws of each of the Massachusetts corporation registrants provide that to the full extent permitted by the laws of the Commonwealth of Massachusetts, the corporation shall indemnify directors, officers, employees or agents of the corporation. The bylaws of UHS of Westwood Pembroke, Inc. do not provide for indemnification of directors and officers.

Registrants incorporated under the Michigan Business Corporation Act

CCS/Lansing, Inc., Havenwyck Hospital Inc. and Michigan Psychiatric Services, Inc. are incorporated under the laws of the State of Michigan.

Section 561 of the Business Corporation Act of the State of Michigan (the “Michigan Statute”) provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Section 562 further provides that a corporation similarly may indemnify such person serving in any such capacity who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation is not permitted to indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in the Michigan Statute. Where a director or officer of a corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above, the corporation must indemnify him or her against actual and reasonable expenses incurred, including attorneys’ fees.

Section 567 of the Michigan Statute further authorizes a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Statute.

The articles of incorporation of CCS/Lansing, Inc. and Michigan Psychiatric Services, Inc. do not provide for indemnification of directors and officers. The articles of incorporation of Havenwyck Hospital Inc. provide that directors, officers or employees of the corporation and the legal representatives thereof, shall be indemnified and held harmless by the corporation from and against any and all losses, costs, liabilities and expenses which may be imposed upon or which may be paid or incurred by them.

The bylaws of each of the Michigan corporation registrants provide that to the full extent permitted by the laws of the State of Michigan, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrant incorporated under Mississippi Business Corporation Act

Alliance Health Center, Inc. is incorporated under the laws of the State of Mississippi.

Subarticle E of Article 8 of the Mississippi Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 79-4-8.31 of the Mississippi Business Corporation Act provides that a director shall not be liable to the corporation or its shareholders for any decision to take or not to take action or any failure to take any action as a director unless the challenged conduct consisted or was the result of (i) action not in good faith, (ii) a decision (1) which the director did not reasonably believe to be in the best interests of the corporation or (2) as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances, (iii) a lack of objectivity or independence, (iv) a sustained failure of the director to be informed about the business and affairs of the corporation or (v) receipt of a financial benefit to which the director was not entitled. Section 79-4-8.42 of the Mississippi Business Corporation Act provides that an officer shall not be liable to the corporation or its shareholder for any decision to take or not to take action, or any failure to take any action as an officer so long as the duties of the office are performed (i) in good faith, (ii) with the care that a person in a like position would reasonably exercise under similar circumstances and (iii) in a manner the officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of Alliance Health Center, Inc. do not provide for indemnification of directors and officers. The bylaws of Alliance Health Center, Inc. provide that to the full extent permitted by the laws of the State of Mississippi, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrant incorporated under the Missouri General and Business Corporation Law

Great Plains Hospital, Inc. is incorporated under the laws of the State of Missouri.

Section 351.355 of the General and Business Corporation Law of Missouri authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

The articles of incorporation of Great Plains Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Great Plains Hospital, Inc. provide that to the full extent permitted by the laws of the State of Missouri, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants incorporated under New Jersey Business Corporation Act

Summit Oaks Hospital, Inc. and UHS of Hampton, Inc. are incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The certificates of incorporation of Summit Oaks Hospital, Inc. and UHS of Hampton, Inc. do not provide for indemnification of directors and officers. The bylaws of Summit Oaks Hospital, Inc. provide that to the full extent permitted by the laws of the State of New Jersey, the corporation shall indemnify directors, officers, employees or agents of the corporation. The bylaws of UHS of Hampton, Inc. do not provide for indemnification of directors and officers.

Registrants incorporated under Chapter 78 of the Nevada Revised Statutes

BHC Health Services of Nevada, Inc., BHC Montevista Hospital, Inc., Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. are incorporated under the laws of the State of Nevada.

Section 78.7502 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”), permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the NRS allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The articles of incorporation of Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. do not provide for indemnification of directors and officers. The charters of BHC Health Services of Nevada, Inc. and BHC Montevista Hospital, Inc. provide that the corporation shall indemnify against liability, and advance expenses to, any present or former director or officer of such corporation to the fullest extent allowed by law, except that such corporation shall not indemnify or advance expenses to any director (1) in any proceeding by the corporation against the person; (2) in the event the board of directors determines that indemnification is not available because the officer or director has not met the standard of conduct required under Section 78.751 of the General Corporation Law of Nevada; or (3) if a judgment adverse to such person establishes his liability for (i) breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions under Section 78.300 of the General Corporation Law of Nevada.

The bylaws of each of the Nevada corporation registrants provide that to the full extent permitted by the laws of the State of Nevada the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrant incorporated under the North Carolina Business Corporation Act

Brynn Marr Hospital, Inc. is incorporated under the laws of the State of North Carolina.

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

The articles of incorporation of Brynn Marr Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Brynn Marr Hospital, Inc. provide that to the full extent permitted by the laws of the State of North Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants formed under the North Carolina Limited Liability Company Act

Keystone WSNC, L.L.C. is a limited liability company formed under the laws of the State of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The Operating Agreement of Keystone WSNC, L.L.C. provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrant formed under the North Dakota Limited Liability Company Act

PSJ Acquisition, LLC is incorporated under the laws of the State of North Dakota.

Section 10-32-99 of the North Dakota Limited Liability Company Act provides that a limited liability company may indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding if the person reasonably believed that the conduct was in the best interests of the limited liability company or not opposed to the best interests of the company and: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines; (b) acted in good faith; (c) received no improper personal benefit; and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The Operating Agreement of PSJ Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrant formed under the Ohio Limited Liability Company Act

Keystone Richland Center, LLC is a limited liability company formed under the laws of the State of Ohio.

Section 1705.32 of the Ohio Revised Code authorizes a court to award, or a limited liability company to grant, indemnity to a manager, officer, employee or agent of the company under certain circumstances and subject to certain limitations.

Section 1705.29(D) of the Ohio Revised Code provides that, unless otherwise provided in the articles of incorporation or operating agreement, a manager of a limited liability company shall be liable for damages for any action that such manager takes or fails to take as a manager only if it is proved by clear and convincing evidence in a court with jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company.

The Operating Agreement of Keystone Richland Center, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager.

Registrant incorporated under the Oklahoma General Corporations Act

UHS of Oklahoma, Inc. is incorporated under the laws of the State of Oklahoma.

Section 18-1031 of the Oklahoma General Corporations Act (“OGCA”) grants us the power to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which such person seeking indemnification has been found liable to the corporation. The OGCA provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, shareholder vote, agreement, or otherwise.

The certificate of incorporation of UHS of Oklahoma, Inc. does not provide for indemnification of directors and officers. The bylaws of UHS of Oklahoma, Inc. provide that to the full extent permitted by the laws of the State of Oklahoma, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants formed under the Oklahoma Limited Liability Company Act

UHS Oklahoma City LLC is a limited liability company formed under the laws of the State of Oklahoma.

Under the Oklahoma Limited Liability Company Act (the “OKLLCA”), a limited liability company may (a) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the OKLLCA or (b) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager’s duty of loyalty or any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

The Operating Agreement of UHS Oklahoma City LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrants incorporated under the Pennsylvania Business Corporation Law

Pennsylvania Clinical Schools, Inc. and UHS of Pennsylvania, Inc. are incorporated under the laws of the State of Pennsylvania.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, indemnification of officers, directors and employees of the Company.

The articles of incorporation and bylaws of UHS of Pennsylvania, Inc. do not provide for indemnification. The articles of incorporation and the bylaws of Pennsylvania Clinical Schools, Inc. provide that to the full extent permitted by the laws of the State of Pennsylvania, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrant incorporated under the Puerto Rico General Corporation Law

First Hospital Panamericano, Inc. is incorporated under the laws of Puerto Rico.

Article 1.02(B)(6) of the Puerto Rico General Corporation Law (the “PR-GCL”) provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

Article 4.08 of the PR-GCL authorizes a Puerto Rico Corporation to indemnify its officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which such officers and directors may be made parties by reason of being officers or directors. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The articles of incorporation of First Hospital Panamericano, Inc. do not provide for indemnification of directors and officers. The bylaws of First Hospital Panamericano, Inc. provide that to the full extent permitted by the laws of the Puerto Rico, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants formed under the South Carolina Limited Liability Company Act

Palmetto Behavioral Health System, L.L.C., Palmetto Lowcountry Behavioral Health, L.L.C., Three Rivers Behavioral Health, LLC and Three Rivers Healthcare Group, LLC are each a limited liability company formed under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Operating Agreement of each of the South Carolina limited liability company registrants provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrants incorporated under the South Carolina Business Corporation Act

Aiken Regional Medical Centers, Inc., HHC Conway Investment, Inc. and PSI Surety, Inc. are incorporated under the laws of the State of South Carolina.

Article 5 of Chapter 8 of the South Carolina Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 33-8-300(d) and 33-8-420(d) of the South Carolina Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if such director or officer performed the duties of his or her office (i) in good faith, (ii) with the care that an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner he or she reasonably believes to be in the best interests of the corporation and its shareholders.

The articles of incorporation of each of the South Carolina corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the South Carolina corporation registrants provide that to the full extent permitted by the laws of the State of South Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants incorporated under the Tennessee Business Corporation Act

BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Pinnacle Pointe Hospital, Inc., BHC Sierra Vista Hospital, Inc., BHC Streamwood Hospital, Inc., Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., North Spring Behavioral Healthcare, Inc., Oak Plains Academy of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions of Virginia, Inc., Southeastern Hospital Corporation and United Healthcare of Hardin, Inc. are incorporated under the laws of the State of Tennessee.

The Tennessee Business Corporation Act (the “TNBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

The articles of incorporation of Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., North Spring Behavioral Healthcare, Inc., Oak Plains Academy of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions of Virginia, Inc., Southeastern Hospital Corporation and United Healthcare of Hardin, Inc. do not provide for indemnification of directors and officers. The charters of each of BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Pinnacle Pointe Hospital, Inc., BHC Sierra Vista Hospital, Inc. and BHC Streamwood Hospital, Inc. provide that each Tennessee Corporation shall indemnify against liability, and advance expenses to, any present or former director or officer of such corporation to the fullest extent allowed by the TNBCA, except that such corporation shall not indemnify or advance expenses to any director (1) in any proceeding by the corporation against the person; or (2) if a judgment adverse to such person establishes his liability for (i) breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions under Section 48-18-304 of the TNBCA.

The bylaws of each of the Tennessee corporation registrants provide that to the full extent permitted by the laws of the State of Tennessee, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants formed under the Tennessee Limited Liability Company Act

BHC Properties, LLC, Columbus Hospital Partners, LLC, Holly Hill Hospital, LLC, Keystone Continuum, LLC, Keystone Education and Youth Services, LLC, Keystone Memphis, LLC, Lebanon Hospital Partners, LLC, Northern Indiana Partners, LLC, Rolling Hills Hospital, LLC, Sunstone Behavioral Health, LLC, Tennessee Clinical Schools, LLC and Valle Vista Hospital Partners, LLC are organized under the laws of the State of Tennessee.

Section 48-243-101 of the Tennessee Limited Liability Company Act permits an LLC to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests; and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

Except as noted below, the Operating Agreement of each of the Tennessee limited liability company registrants provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

The Operating Agreement of Keystone Memphis, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

The Operating Agreement of Keystone Continuum, LLC provides that no officer shall have any liability to the company or any members for any loss arising out of any act or omission by such person, if he or she performs his or her duty in good faith, in the best interest of the company and with due care, except for loss or damage resulting from intentional misconduct, knowing violation of law, gross negligence or a transaction for which the officer received a personal benefit in violation of the agreement or such person’s obligation to the company.

Registrant formed under Tennessee Law

BHC of Indiana, General Partnership is governed under the laws of Tennessee. The partnership agreement does not provide for exculpation of partners.

Registrants incorporated under the Texas Business Corporation Act

Merridell Achievement Center, Inc., Northwest Texas Healthcare System, Inc. and UHS of Timberlawn, Inc. are incorporated under the laws of the State of Texas.

Article 2.02-1 of the Texas Business Corporation Act (the “Texas Statute”) provides that a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person: (a) conducted himself or herself in good faith; (b) reasonably believed: (i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interests; (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Texas corporation is not permitted to indemnify a director in respect of a proceeding: (a) in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person’s official capacity; or (b) in which the person is found liable to the corporation. A person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Where a director is successful, on the merits or otherwise, in the defense of a proceeding referred to above, the Corporation must indemnify such director against reasonable expenses incurred by him or her. The Texas statute further authorizes a Texas corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Article 2.02-1 of the Texas Statute authorizes a Texas corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under the Texas Statute.

The articles of incorporation of each of the Texas corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Texas corporation registrants provide that to the full extent permitted by the laws of the State of Texas, the corporation shall indemnify directors, officers, employees or agents.

Registrants formed under the Texas Limited Liability Company Act

Horizon Mental Health Management, LLC and Kingwood Pines Hospital, LLC are each a limited liability company formed under the laws of the State of Texas.

Article 2.20 of the Texas Limited Liability Company Act authorizes a limited liability company to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons. To the extent that at law or in equity, a member, manager, officer, or other person has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, such duties and liabilities may be expanded or restricted by provisions in the regulations.

The Operating Agreement of each of the Texas limited liability company registrants provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Registrants formed under the Texas Revised Limited Partnership Act

Neuro Institute of Austin, L.P., SHC-KPH, LP, Texas Cypress Creek Hospital, L.P., Texas Laurel Ridge Hospital, L.P., Texas San Marcos Treatment Center, L.P. and Texas West Oaks Hospital, L.P. are each a limited partnership formed under the laws of the State of Texas.

Article 11 of the Texas Revised Limited Partnership Act (“TRLPA”) requires a limited partnership to indemnify a general partner against reasonable expenses incurred by the general partner in connection with a proceeding where the general partner was named as a defendant as a result of being the general partner of the limited partnership, if the general partner has been wholly successful in the defense of the proceeding. Furthermore, Article 11 provides that to the extent provided in the limited partnership agreement, a limited partnership may indemnify a person who was or is threatened to be named as a defendant in a proceeding as a result of being the general partner of the limited partnership, subject to the determination that such person (a) acted in good faith, (b) reasonably believed that (i) his or its conduct in the capacity of general partner was in the best interests of the limited partnership and (ii) his or its conduct in all other cases was not opposed to the best interests of the limited partnership, and (c) in the case of a criminal proceeding, such person had no reasonable cause to believe that his or its conduct was unlawful. Notwithstanding the foregoing and subject to certain exceptions, a general partner may not be indemnified under Article 11 of the TRLPA with respect to a proceeding in which the general partner is found liable on the basis of improperly receiving a personal benefit (irrespective of the benefit resulting from actions taken in the capacity as general partner) or the general partner is found liable to the limited partnership or the limited partners.

Section 6.7 of the limited partnership agreement of each of the Texas limited partnership registrants provides that such partnership shall indemnify its general partner, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner.

Registrants incorporated under the Utah Revised Business Corporation Act

Benchmark Behavioral Health System, Inc. and Kids Behavioral Health of Utah, Inc. are incorporated under the laws of the State of Utah.

Section 902 of the Utah Revised Business Corporation Act (“URBCA”) provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because the individual is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary, or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if: (i) the conduct of the individual was in good faith; (ii) the individual reasonably believed that the individual’s conduct was in, or not opposed to, the best interests of the corporation; and (iii) in the case of any criminal Proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 902 of the URBCA further provides, however, that the corporation may not indemnify an Indemnifiable Director thereunder: (i) in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation; or (ii) in connection with any other Proceeding charging improper personal benefit to the Indemnifiable Director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the Indemnifiable Director. Section 902 further provides that indemnification thereunder in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding.

Section 903 of the URBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in defense of any claim, issue, or matter in the Proceeding, to which the Indemnifiable Director was a Party because of being an Indemnifiable Director of the corporation against reasonable expenses (including attorneys’ fees) incurred by the Indemnifiable Director in connection with the Proceeding or claim with respect to which the individual has been successful.

In addition, Section 905 of the URBCA provides that, unless otherwise limited by a corporation’s articles of incorporation, an Indemnifiable Director of the corporation who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that: (i) the Indemnifiable Director is entitled to mandatory indemnification under Section 903 of the URBCA, in which case the court shall also order the corporation to pay the Indemnifiable Director’s reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the Indemnifiable Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 902 of the URBCA or was adjudged liable as described in Section 902, except that indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in subsection (4) of Section 902 of the URBCA.

Section 904 of the URBCA provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if the individual furnishes the corporation (i) a written affirmation of the individual’s good faith belief that the individual has met the prescribed standard of conduct; and (ii) a written undertaking, executed personally or on the individual’s behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct, which undertaking must be an unlimited obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 901 through 909 of the URBCA.

Section 907 of the URBCA provides that, unless a corporation’s articles of incorporation provide otherwise, to the same extent as an Indemnifiable Director, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 thereof and is entitled to apply for court-ordered indemnification under Section 905 thereof; and (ii) that the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director.

Section 908 of the URBCA provides further that a corporation may purchase and maintain liability insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as such, whether or not the corporation would have the power to indemnify the individual against the same liability under Sections 902, 903, and 907 of the URBCA.

Section 909 of the URBCA provides that a provision relating to a corporation’s indemnification of or advance for expenses that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors or in a contract, except an insurance policy, or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the URBCA. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

The articles of incorporation of each of the Utah corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Utah corporation registrants provide that to the full extent permitted by the laws of the State of Utah, the corporation shall indemnify directors, officers, employees or agents.

Registrants incorporated under the Virginia Stock Corporation Act

Alternative Behavioral Services, Inc., First Hospital Corporation of Virginia Beach, HHC Poplar Springs, Inc. and The Pines Residential Treatment Center, Inc. are incorporated under the laws of the State of Virginia.

Section 697 of the Virginia Stock Corporation Act (the “Virginia Statute”) provides that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself in good faith; and (b) the individual believed: (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A Virginia corporation is not permitted to indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification permitted under the Virginia Statute in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her. With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his or her reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation and (ii) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification. The Virginia Statute further authorizes a Virginia corporation to indemnify an officer, employee, or agent of the corporation to the same extent as to a director.

In addition, Section 703 of the Virginia Statute authorizes a Virginia corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under the Virginia Statute.

The articles of incorporation of Alternative Behavioral Services, Inc. provide that the company may indemnify any officer or director pursuant to Virginia law. The articles of incorporation of First Hospital Corporation of Virginia Beach, HHC Poplar Springs, Inc. and The Pines Residential Treatment Center, Inc. do not provide for indemnification of directors and officers.

The bylaws of each of the Virginia corporation registrants provide that to the full extent permitted by the laws of the State of Virginia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrants formed under the Virginia Limited Liability Company Act

Cumberland Hospital, LLC, Keystone Marion, LLC and Keystone Newport News, LLC are each a limited liability company formed under the laws of the State of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify members, managers or other persons from and against any and all claims and demands whatsoever.

The Operating Agreement of Cumberland Hospital, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

The Operating Agreement of Keystone Marion, LLC and Keystone Newport News, LLC each provide that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

Registrant incorporated under the Washington Business Corporation Act

Auburn Regional Medical Center, Inc. is incorporated under the laws of the State of Washington.

Section 23B.08.510 of the Washington Business Corporation Act (the “WBCA”) provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding (a) if the individual acted in good faith; and (b) if the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests; and (ii) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director under the WBCA: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under the WBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 of the WBCA provides that unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 23B.08.320 of the WBCA provides, in relevant part, that the articles of incorporation of a corporation may contain provisions not inconsistent with the law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) for conduct violating Section 23B.08.310 of the WBCA, relating to distributions by the corporation; or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. The following Washington registrant eliminates such personal liability for its director under such terms: Allrecipes.com, Inc. Such registrant also provides for indemnification under such terms to directors and officers to the full extent not prohibited by applicable law. Such registrant’s articles of incorporation further provide that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended.

The articles of incorporation of Auburn Regional Medical Center, Inc. do not provide for indemnification of directors and officers. The bylaws of Auburn Regional Medical Center, Inc. provide that to the full extent permitted by the laws of the State of Washington, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Registrant incorporated under the West Virginia Business Corporation Act

HHC River Park, Inc. is incorporated under the laws of the State of West Virginia.

Part 5 of Article 8 of the West Virginia Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 31D-8-831(a) of the West Virginia Business Corporation Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for any decision to take or not to take action or any failure to take any action as a director unless the party asserting liability establishes that the articles of incorporation and other law do not preclude liability and the challenged conduct consisted of or was the result of (i) action not in good faith, (ii) a decision (1) which the director did not reasonably believe to be in the best interests of the corporation or (2) as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances, (iii) a lack of objectivity or independence, (iv) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the corporation or (v) receipt of a financial benefit to which the director was not entitled.

The articles of incorporation of HHC River Park, Inc. do not provide for indemnification of directors and officers. The bylaws of HHC River Park, Inc. provide that to the full extent permitted by the laws of the State of West Virginia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Universal Health Services, Inc. (“UHS”) under the Securities Act or the Exchange Act, as indicated:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Universal Health Services, Inc., and amendments thereto, previously filed as Exhibit 3.1 to UHS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are incorporated herein by reference.

3.2	Bylaws of Universal Health Services, Inc., as amended, previously filed as Exhibit 3.2 to UHS’s Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated herein by reference.

3.3	Amendment to the Restated Certificate of Incorporation of Universal Health Services, Inc., previously filed as Exhibit 3.1 to UHS’s Current Report on Form 8-K dated July 3, 2001, is incorporated herein by reference.

3.4	Aiken Regional Medical Centers, Inc. Articles of Incorporation.

3.5	Bylaws of Aiken Regional Medical Centers, Inc.

3.6	Alliance Health Center, Inc. Articles of Incorporation and amendments thereto.

3.7	Amended and Restated Bylaws of Alliance Health Center, Inc.

3.8	Alternative Behavioral Services, Inc. Articles of Incorporation and amendments thereto.

3.9	Amended and Restated Bylaws of Alternative Behavioral Services, Inc.

3.10	Associated Child Care Educational Services Inc. Articles of Incorporation and amendments thereto.

3.11	Amended and Restated Bylaws of Associated Child Care Educational Services Inc.

3.12	Atlantic Shores Hospital, LLC Certificate of Formation and amendment thereto.

3.13	Atlantic Shores Hospital, LLC Amended and Restated Operating Agreement.

3.14	Auburn Regional Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.15	Bylaws of Auburn Regional Medical Center, Inc.

3.16	Behavioral Healthcare LLC Certificate of Formation and amendments thereto.

3.17	Behavioral Healthcare LLC Amended and Restated Operating Agreement.

3.18	Benchmark Behavioral Health System, Inc. Articles of Incorporation and amendments thereto.

3.19	Amended and Restated Bylaws of Benchmark Behavioral Health System, Inc.

3.20	BHC Alhambra Hospital, Inc. Charter.

3.21	Amended and Restated Bylaws of BHC Alhambra Hospital, Inc.

3.22	BHC Belmont Pines Hospital, Inc. Charter.

3.23	Amended and Restated Bylaws of BHC Belmont Pines Hospital, Inc.

3.24	BHC Fairfax Hospital, Inc. Charter.

3.25	Amended and Restated Bylaws of BHC Fairfax Hospital, Inc.

3.26	BHC Fox Run Hospital, Inc. Charter.

Exhibit No.	Description

3.27	Amended and Restated Bylaws of BHC Fox Run Hospital, Inc.

3.28	BHC Fremont Hospital, Inc. Charter.

3.29	Amended and Restated Bylaws of BHC Fremont Hospital, Inc.

3.30	BHC Health Services of Nevada, Inc. Articles of Incorporation.

3.31	Amended and Restated Bylaws of BHC Health Services of Nevada, Inc.

3.32	BHC Heritage Oaks Hospital, Inc. Charter.

3.33	Amended and Restated Bylaws of BHC Heritage Oaks Hospital, Inc.

3.34	BHC Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.35	Amended and Restated Bylaws of BHC Holdings, Inc.

3.36	BHC Intermountain Hospital, Inc. Charter.

3.37	Amended and Restated Bylaws of BHC Intermountain Hospital, Inc.

3.38	BHC Mesilla Valley Hospital, LLC Certificate of Formation and amendments thereto.

3.39	BHC Mesilla Valley Hospital, LLC Amended and Restated Operating Agreement.

3.40	BHC Montevista Hospital, Inc. Articles of Incorporation and amendments thereto.

3.41	Amended and Restated Bylaws of BHC Montevista Hospital, Inc.

3.42	BHC Northwest Psychiatric Hospital, LLC Certificate of Formation and amendments thereto.

3.43	BHC Northwest Psychiatric Hospital, LLC Amended and Restated Operating Agreement.

3.44	BHC of Indiana, General Partnership Amended and Restated Agreement of General Partnership

3.45	BHC Pinnacle Pointe Hospital, Inc. Charter.

3.46	Amended and Restated Bylaws of BHC Pinnacle Pointe Hospital, Inc.

3.47	BHC Properties, LLC Certificate of Formation.

3.48	BHC Properties, LLC Amended and Restated Operating Agreement.

3.49	BHC Sierra Vista Hospital, Inc. Charter.

3.50	Amended and Restated Bylaws of BHC Sierra Vista Hospital, Inc.

3.51	BHC Streamwood Hospital, Inc. Charter.

3.52	Amended and Restated Bylaws of BHC Streamwood Hospital, Inc.

3.53	Brentwood Acquisition, Inc. Charter.

3.54	Amended and Restated Bylaws of Brentwood Acquisition, Inc.

3.55	Brentwood Acquisition-Shreveport, Inc. Certificate of Incorporation and amendments thereto.

3.56	Amended and Restated Bylaws of Brentwood Acquisition - Shreveport, Inc.

3.57	Brynn Marr Hospital, Inc. Articles of Incorporation and amendments thereto.

3.58	Amended and Restated Bylaws of Brynn Marr Hospital, Inc.

3.59	Canyon Ridge Hospital, Inc. Articles of Incorporation.

3.60	Amended and Restated Bylaws of Canyon Ridge Hospital, Inc.

Exhibit No.	Description

3.61	CCS/Lansing, Inc. Articles of Incorporation.

3.62	Amended and Restated Bylaws of CCS/Lansing, Inc.

3.63	Cedar Springs Hospital, Inc. Certificate of Incorporation and amendment thereto.

3.64	Amended and Restated Bylaws of Cedar Springs Hospital, Inc.

3.65	Children’s Comprehensive Services, Inc. Restated Charter and amendments thereto.

3.66	Bylaws of Children’s Comprehensive Services, Inc.

3.67	Columbus Hospital Partners, LLC Certificate of Formation.

3.68	Columbus Hospital Partners, LLC Amended and Restated Operating Agreement.

3.69	Cumberland Hospital Partners, LLC Certificate of Formation and amendments thereto.

3.70	Cumberland Hospital Partners, LLC Amended and Restated Operating Agreement.

3.71	Cumberland Hospital, LLC Articles of Organization and amendments thereto.

3.72	Cumberland Hospital, LLC Amended and Restated Operating Agreement.

3.73	Del Amo Hospital, Inc. Articles of Incorporation.

3.74	Amended and Restated Bylaws of Del Amo Hospital, Inc.

3.75	Emerald Coast Behavioral Hospital, LLC Certificate of Formation.

3.76	Emerald Coast Behavioral Hospital, LLC Amended and Restated Operating Agreement.

3.77	First Hospital Corporation of Virginia Beach Articles of Incorporation and amendments thereto.

3.78	Amended and Restated Bylaws of First Hospital Corporation of Virginia Beach

3.79	First Hospital Panamericano, Inc. Certificate of Incorporation and amendments thereto.

3.80	Amended and Restated Bylaws of First Hospital Panamericano, Inc.

3.81	Fort Duncan Medical Center, L.P. Certificate of Limited Partnership.

3.82	Agreement of Limited Partnership of Fort Duncan Medical Center, L.P.

3.83	Frontline Behavioral Health, Inc. Certificate of Incorporation and amendments thereto.

3.84	Bylaws of Frontline Behavioral Health, Inc.

3.85	Frontline Hospital, LLC Amended and Restated Certificate of Formation.

3.86	Frontline Hospital, LLC Amended and Restated Operating Agreement.

3.87	Frontline Residential Treatment Center, LLC Amended and Restated Certificate of Formation.

3.88	Frontline Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.89	Great Plains Hospital, Inc. Articles of Incorporation.

3.90	Amended and Restated Bylaws of Great Plains Hospital, Inc.

3.91	H.C. Corporation Articles of Incorporation.

3.92	Amended and Restated Bylaws of H.C. Corporation.

3.93	Agreement of General Partnership. of H.C. Partnership.

3.94	Havenwyck Hospital Inc. Articles of Incorporation and amendments thereto.

Exhibit No.	Description

3.95	Amended and Restated Bylaws of Havenwyck Hospital Inc.

3.96	HHC Augusta, Inc. Articles of Incorporation.

3.97	Amended and Restated Bylaws of HHC Augusta, Inc.

3.98	HHC Conway Investment, Inc. Articles of Incorporation.

3.99	Amended and Restated Bylaws of HHC Conway Investment, Inc.

3.100	HHC Delaware, Inc. Certificate of Incorporation.

3.101	Amended and Restated Bylaws of HHC Delaware, Inc.

3.102	HHC Focus Florida, Inc. Articles of Incorporation and amendments thereto.

3.103	Amended and Restated Bylaws of HHC Focus Florida, Inc.

3.104	HHC Pennsylvania, LLC Certificate of Formation.

3.105	HHC Pennsylvania, LLC Amended and Restated Operating Agreement.

3.106	HHC Poplar Springs, Inc. Articles of Incorporation.

3.107	Amended and Restated Bylaws of HHC Poplar Springs, Inc.

3.108	HHC River Park, Inc. Articles of Incorporation.

3.109	Amended and Restated Bylaws of HHC River Park, Inc.

3.110	HHC St. Simons, Inc. Articles of Incorporation.

3.111	Amended and Restated Bylaws of HHC St. Simons, Inc.

3.112	Hickory Trail Hospital, L.P. Certificate of Limited Partnership.

3.113	Amended and Restated Agreement of Limited Partnership of Hickory Trail Hospital, L.P.

3.114	Holly Hill Hospital, LLC Certificate of Formation.

3.115	Holly Hill Hospital, LLC Amended and Restated Operating Agreement.

3.116	Horizon Health Corporation Amended and Restated Certificate of Incorporation.

3.117	Amended and Restated Bylaws of Horizon Health Corporation.

3.118	Horizon Health Hospital Services, LLC Certificate of Formation.

3.119	Horizon Health Hospital Services, LLC Amended and Restated Operating Agreement.

3.120	Horizon Mental Health Management, LLC Certificate of Formation.

3.121	Horizon Mental Health Management, LLC Amended and Restated Operating Agreement.

3.122	HSA Hill Crest Corporation Articles of Incorporation and amendments thereto.

3.123	Amended and Restated Bylaws of HSA Hill Crest Corporation.

3.124	Keys Group Holdings LLC Certificate of Formation and amendments thereto.

3.125	Keys Group Holdings LLC Amended and Restated Operating Agreement.

3.126	Keystone Continuum, LLC Articles of Organization.

3.127	Keystone Continuum, LLC Amended and Restated Operating Agreement.

3.128	Keystone Education and Youth Services, LLC Articles of Organization and amendments thereto.

Exhibit No.	Description

3.129	Keystone Education and Youth Services, LLC Amended and Restated Operating Agreement.

3.130	Keystone Marion, LLC Articles of Organization.

3.131	Keystone Marion, LLC Amended and Restated Operating Agreement.

3.132	Keystone Newport News, LLC Articles of Organization.

3.133	Keystone Newport News, LLC Amended and Restated Operating Agreement.

3.134	Keystone NPS LLC Articles of Organization and amendments.

3.135	Keystone NPS LLC Amended and Restated Operating Agreement.

3.136	Keystone Richland Center, LLC Articles of Organization.

3.137	Keystone Richland Center, LLC Amended and Restated Operating Agreement.

3.138	Keystone WSNC, L.L.C. Articles of Organization.

3.139	Keystone WSNC, L.L.C. Amended and Restated Operating Agreement.

3.140	Keystone Memphis, LLC Articles of Organization.

3.141	Keystone Memphis, LLC Amended and Restated Operating Agreement.

3.142	Keystone / CCS Partners LLC Certificate of Formation and amendments thereto.

3.143	Keystone / CCS Partners LLC Amended and Restated Operating Agreement.

3.144	Kids Behavioral Health of Utah, Inc. Articles of Incorporation and amendments thereto.

3.145	Amended and Restated Bylaws of Kids Behavioral Health of Utah, Inc.

3.146	Kingwood Pines Hospital, LLC Articles of Incorporation and amendments thereto.

3.147	Kingwood Pines Hospital, LLC Amended and Restated Operating Agreement.

3.148	KMI Acquisition, LLC Certificate of Formation.

3.149	KMI Acquisition, LLC Amended and Restated Operating Agreement.

3.150*	La Amistad Residential Treatment Center, LLC Articles of Organization.

3.151*	La Amistad Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.152*	Lancaster Hospital Corporation Articles of Incorporation.

3.153*	Bylaws of Lancaster Hospital Corporation.

3.154*	Laurel Oaks Behavioral Health Center, Inc. Certificate of Incorporation and amendments thereto.

3.155*	Amended and Restated Bylaws of Laurel Oaks Behavioral Health Center, Inc.

3.156*	Lebanon Hospital Partners, LLC Certificate of Formation.

3.157*	Lebanon Hospital Partners, LLC Amended and Restated Operating Agreement.

3.158*	Manatee Memorial Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.159*	Agreement of Limited Partnership of Manatee Memorial Hospital, L.P.

3.160*	McAllen Hospitals, L.P. Certificate of Limited Partnership and amendments thereto.

3.161*	Agreement of Limited Partnership and amendments thereto of McAllen Hospitals, L.P.

3.162*	McAllen Medical Center, Inc. Certificate of Incorporation and amendments thereto.

Exhibit No.	Description

3.163*	Bylaws of McAllen Medical Center, Inc.

3.164*	Merion Building Management, Inc. Certificate of Incorporation and amendments thereto.

3.165*	Bylaws of Merion Building Management, Inc.

3.166*	Merridell Achievement Center, Inc. Articles of Incorporation and amendments thereto.

3.167*	Amended and Restated Bylaws of Merridell Achievement Center, Inc.

3.168*	Michigan Psychiatric Services, Inc. Articles of Incorporation and amendments thereto.

3.169*	Amended and Restated Bylaws of Michigan Psychiatric Services, Inc.

3.170*	Neuro Institute of Austin, L.P. Certificate of Limited Partnership and amendments thereto.

3.171*	Amended and Restated Agreement of Limited Partnership of Neuro Institute of Austin, L.P.

3.172*	North Spring Behavioral Healthcare, Inc. Charter and amendments thereto.

3.173*	Amended and Restated Bylaws of North Spring Behavioral Healthcare, Inc.

3.174*	Northern Indiana Partners, LLC Certificate of Formation.

3.175*	Northern Indiana Partners, LLC Amended and Restated Operating Agreement.

3.176*	Northwest Texas Healthcare System, Inc. Articles of Incorporation and amendments thereto.

3.177*	Bylaws of Northwest Texas Healthcare System, Inc.

3.178*	Oak Plains Academy of Tennessee, Inc. Charter and amendments thereto.

3.179*	Amended and Restated Bylaws of Oak Plains Academy of Tennessee, Inc.

3.180*	Ocala Behavioral Health, LLC Certificate of Formation and amendments thereto.

3.181*	Ocala Behavioral Health, LLC Amended and Restated Operating Agreement.

3.182*	Palmetto Behavioral Health Holdings, LLC Certificate of Formation and amendments thereto.

3.183*	Palmetto Behavioral Health Holdings, LLC Amended and Restated Operating Agreement.

3.184*	Palmetto Behavioral Health System, L.L.C. Articles of Organization.

3.185*	Palmetto Behavioral Health System, L.L.C. Amended and Restated Operating Agreement.

3.186*	Palmetto Lowcountry Behavioral Health, L.L.C. Articles of Organization.

3.187*	Palmetto Lowcountry Behavioral Health, L.L.C. Amended and Restated Operating Agreement.

3.188*	Park Healthcare Company Charter and amendments thereto.

3.189*	Bylaws of Park Healthcare Company.

3.190*	Pendleton Methodist Hospital, L.L.C. Certificate of Formation.

3.191*	Pendleton Methodist Hospital, L.L.C. Operating Agreement and amendments thereto.

3.192*	Pennsylvania Clinical Schools, Inc. Articles of Incorporation.

3.193*	Amended and Restated Bylaws of Pennsylvania Clinical Schools, Inc.

3.194*	Premier Behavioral Solutions of Florida, Inc. Certificate of Incorporation and amendments thereto.

3.195*	Amended and Restated Bylaws of Premier Behavioral Solutions of Florida, Inc.

3.196*	Premier Behavioral Solutions, Inc. Restated Certificate of Incorporation and amendments thereto.

Exhibit No.	Description

3.197*	Amended and Restated Bylaws of Premier Behavioral Solutions, Inc.

3.198*	PSI Surety, Inc. Articles of Domestication.

3.199*	Amended and Restated Bylaws of PSI Surety, Inc.

3.200*	PSJ Acquisition, LLC Articles of Organization.

3.201*	PSJ Acquisition, LLC Amended and Restated Operating Agreement.

3.202*	Psychiatric Solutions Hospitals, LLC Certificate of Formation and amendments thereto.

3.203*	Psychiatric Solutions Hospitals, LLC Amended and Restated Operating Agreement.

3.204*	Psychiatric Solutions of Virginia, Inc. Certificate of Incorporation and amendments thereto.

3.205*	Amended and Restated Bylaws of Psychiatric Solutions of Virginia, Inc.

3.206*	Psychiatric Solutions, Inc. Amended and Restated Certificate of Incorporation and amendments thereto

3.207*	Amended and Restated Bylaws of Psychiatric Solutions, Inc.

3.208*	Ramsay Managed Care, LLC Certificate of Formation.

3.209*	Ramsay Managed Care, LLC Amended and Restated Operating Agreement.

3.210*	Ramsay Youth Services of Georgia, Inc. Certificate of Incorporation.

3.211*	Amended and Restated Bylaws of Ramsay Youth Services of Georgia, Inc.

3.212*	River Oaks, Inc. Restatement of Restated Articles of Incorporation and amendments thereto.

3.213*	Amended and Restated Bylaws of River Oaks, Inc.

3.214*	Riveredge Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.215*	Amended and Restated Bylaws of Riveredge Hospital Holdings, Inc.

3.216*	Rolling Hills Hospital, LLC Articles of Organization.

3.217*	Rolling Hills Hospital, LLC Amended and Restated Operating Agreement.

3.218*	Samson Properties, LLC Articles of Organization.

3.219*	Samson Properties, LLC Amended and Restated Operating Agreement.

3.220*	Shadow Mountain Behavioral Health System, LLC Certificate of Formation and amendments thereto.

3.221*	Shadow Mountain Behavioral Health System, LLC Amended and Restated Operating Agreement.

3.222*	SHC-KPH, LP Certificate of Limited Partnership and amendments thereto.

3.223*	SHC-KPH, LP Amended and Restated Agreement of Limited Partnership.

3.224*	Southeastern Hospital Corporation Charter.

3.225*	Bylaws of Southeastern Hospital Corporation

3.226*	SP Behavioral, LLC Articles of Organization.

3.227*	SP Behavioral, LLC Amended and Restated Operating Agreement.

3.228*	Sparks Family Hospital, Inc. Articles of Incorporation and amendments thereto.

3.229*	Bylaws of Sparks Family Hospital, Inc.

Exhibit No.	Description

3.230*	Springfield Hospital, Inc. Certificate of Incorporation.

3.231*	Amended and Restated Bylaws of Springfield Hospital, Inc.

3.232*	Stonington Behavioral Health, Inc. Certificate of Incorporation.

3.233*	Amended and Restated Bylaws of Stonington Behavioral Health, Inc.

3.234*	Summit Oaks Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.235*	Amended and Restated Bylaws of Summit Oaks Hospital, Inc.

3.236*	Sunstone Behavioral Health, LLC Certificate of Formation.

3.237*	Sunstone Behavioral Health, LLC Amended and Restated Operating Agreement.

3.238*	TBD Acquisition, LLC Certificate of Formation and amendments thereto.

3.239*	TBD Acquisition, LLC Amended and Restated Operating Agreement.

3.240*	TBJ Behavioral Center, LLC Certificate of Formation and amendments thereto.

3.241*	TBJ Behavioral Center, LLC Amended and Restated Operating Agreement.

3.242*	Tennessee Clinical Schools, LLC Articles of Organization.

3.243*	Tennessee Clinical Schools, LLC Amended and Restated Operating Agreement.

3.244*	Texas Cypress Creek Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.245*	Amended and Restated Agreement of Limited Partnership of Texas Cypress Creek Hospital, L.P.

3.246*	Texas Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.247*	Texas Hospital Holdings, Inc. Amended and Restated Bylaws.

3.248*	Texas Laurel Ridge Hospital, L.P. Certificate of Limited Partnership.

3.249*	Amended and Restated Agreement of Limited Partnership of Texas Laurel Ridge Hospital, L.P.

3.250*	Texas San Marcos Treatment Center, L.P. Certificate of Limited Partnership.

3.251*	Amended and Restated Agreement of Limited Partnership of Texas San Marcos Treatment Center, L.P.

3.252*	Texas West Oaks Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.253*	Amended and Restated Agreement of Limited Partnership of Texas West Oaks Hospital, L.P.

3.254*	The Arbour, Inc. Articles of Organization and amendments thereto.

3.255*	Amended and Restated Bylaws of The Arbour, Inc.

3.256*	The Bridgeway, Inc. Articles of Incorporation and amendments thereto.

3.257*	Amended and Restated Bylaws of The Bridgeway, Inc.

3.258*	The National Deaf Academy, LLC Articles of Organization and amendments thereto.

3.259*	The National Deaf Academy, LLC Amended and Restated Operating Agreement.

3.260*	The Pines Residential Treatment Center, Inc. Articles of Incorporation and amendments thereto.

3.261*	Amended and Restated Bylaws of The Pines Residential Treatment Center, Inc.

3.262*	Three Rivers Behavioral Health, LLC Restated Articles of Organization.

Exhibit No.	Description

3.263*	Three Rivers Behavioral Health, LLC Amended and Restated Operating Agreement.

3.264*	Three Rivers Healthcare Group, LLC Restated Articles of Organization.

3.265*	Three Rivers Healthcare Group, LLC Amended and Restated Operating Agreement.

3.266*	Toledo Holding Co., LLC Certificate of Formation.

3.267*	Toledo Holding Co., LLC Amended and Restated Operating Agreement.

3.268*	Turning Point Care Center, Inc. Articles of Incorporation and amendments thereto.

3.269*	Amended and Restated Bylaws of Turning Point Care Center, Inc.

3.270*	Two Rivers Psychiatric Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.271*	Amended and Restated Bylaws of Two Rivers Psychiatric Hospital, Inc.

3.272*	UHS Children Services, Inc. Certificate of Incorporation.

3.273*	Bylaws of UHS Children Services, Inc.

3.274*	UHS Holding Company, Inc. Articles of Incorporation.

3.275*	Bylaws of UHS Holding Company, Inc.

3.276*	UHS Kentucky Holdings, L.L.C. Certificate of Formation and amendments thereto.

3.277*	UHS Kentucky Holdings, L.L.C. Amended and Restated Operating Agreement.

3.278*	UHS of Anchor, L.P. Certificate of Limited Partnership and amendments thereto.

3.279*	Agreement of Limited Partnership of UHS of Anchor, L.P.

3.280*	UHS of Benton, Inc. Certificate of Incorporation.

3.281*	Amended and Restated Bylaws of UHS of Benton, Inc.

3.282*	UHS of Bowling Green, LLC Certificate of Formation and amendments thereto.

3.283*	UHS of Bowling Green, LLC Amended and Restated Operating Agreement.

3.284*	UHS of Centennial Peaks, L.L.C. Certificate of Formation.

3.285*	UHS of Centennial Peaks, L.L.C. Amended and Restated Operating Agreement.

3.286*	UHS of Cornerstone Holdings, Inc. Certificate of Incorporation.

3.287*	UHS of Cornerstone Holdings, Inc. Bylaws

3.288*	UHS of Cornerstone, Inc. Certificate of Incorporation.

3.289*	UHS of Cornerstone, Inc. Bylaws

3.290*	UHS of D.C., Inc. Certificate of Incorporation.

3.291*	Bylaws of UHS of D.C., Inc.

3.292*	UHS of Delaware, Inc. Certificate of Incorporation and amendments thereto.

3.293*	Bylaws of UHS of Delaware, Inc.

3.294*	UHS of Denver, Inc. Certificate of Incorporation.

3.295*	Amended and Restated Bylaws of UHS of Denver, Inc.

3.296*	UHS of Dover, L.L.C. Certificate of Formation.

Exhibit No.	Description

3.297*	UHS of Dover, L.L.C. Amended and Restated Operating Agreement.

3.298*	UHS of Doylestown, L.L.C. Certificate of Formation.

3.299*	UHS of Doylestown, L.L.C. Amended and Restated Operating Agreement.

3.300*	UHS of Fairmount, Inc. Certificate of Incorporation.

3.301*	Amended and Restated Bylaws of UHS of Fairmount, Inc.

3.302*	UHS of Fuller, Inc. Articles of Organization.

3.303*	Amended and Restated Bylaws of UHS of Fuller, Inc.

3.304*	UHS of Georgia Holdings, Inc. Certificate of Incorporation.

3.305*	Bylaws of UHS of Georgia Holdings, Inc.

3.306*	UHS of Georgia, Inc. Certificate of Incorporation.

3.307*	Bylaws of UHS of Georgia, Inc.

3.308*	UHS of Greenville, Inc. Certificate of Incorporation.

3.309*	Amended and Restated Bylaws of UHS of Greenville, Inc.

3.310*	UHS of Hampton, Inc. Certificate of Incorporation.

3.311*	Amended and Restated Bylaws of UHS of Hampton, Inc.

3.312*	UHS of Hartgrove, Inc. Articles of Incorporation.

3.313*	Amended and Restated Bylaws of UHS of Hartgrove, Inc.

3.314*	UHS of Lakeside, LLC Certificate of Formation.

3.315*	UHS of Lakeside, LLC Amended and Restated Operating Agreement.

3.316*	UHS of Laurel Heights, L.P. Certificate of Limited Partnership.

3.317*	Agreement of Limited Partnership of UHS of Laurel Heights, L.P.

3.318*	UHS of New Orleans, Inc. Articles of Incorporation.

3.319*	Bylaws of UHS of New Orleans, Inc.

3.320*	UHS of Oklahoma, Inc. Certificate of Incorporation and amendments thereto.

3.321*	Bylaws of UHS of Oklahoma, Inc.

3.322*	UHS of Parkwood, Inc. Certificate of Incorporation.

3.323*	Amended and Restated Bylaws of UHS of Parkwood, Inc.

3.324*	UHS of Peachford, L.P. Certificate of Limited Partnership.

3.325*	Agreement of Limited Partnership of UHS of Peachford, L.P.

3.326*	UHS of Pennsylvania, Inc. Articles of Incorporation.

3.327*	Amended and Restated Bylaws of UHS of Pennsylvania, Inc.

3.328*	UHS of Provo Canyon, Inc. Certificate of Incorporation and amendments thereto.

3.329*	Amended and Restated Bylaws of UHS of Provo Canyon, Inc.

3.330*	UHS of Puerto Rico, Inc. Certificate of Incorporation and amendments thereto.

Exhibit No.	Description

3.331*	Amended and Restated Bylaws of UHS of Puerto Rico, Inc.

3.332*	UHS of Ridge, LLC Certificate of Formation.

3.333*	UHS of Ridge, LLC Amended and Restated Operating Agreement.

3.334*	UHS of River Parishes, Inc. Articles of Incorporation and amendments thereto.

3.335*	Bylaws of UHS of River Parishes, Inc.

3.336*	UHS of Rockford, LLC Certificate of Formation.

3.337*	UHS of Rockford, LLC Amended and Restated Operating Agreement.

3.338*	UHS of Salt Lake City, L.L.C. Certificate of Formation.

3.339*	UHS of Salt Lake City, L.L.C. Amended and Restated Operating Agreement.

3.340*	UHS of Savannah, L.L.C. Certificate of Formation.

3.341*	UHS of Savannah, L.L.C. Amended and Restated Operating Agreement.

3.342*	UHS of Spring Mountain, Inc. Certificate of Incorporation.

3.343*	Amended and Restated Bylaws of UHS of Spring Mountain, Inc.

3.344*	UHS of Springwoods, L.L.C. Certificate of Formation.

3.345*	UHS of Springwoods, L.L.C. Amended and Restated Operating Agreement.

3.346*	UHS of Summitridge, L.L.C. Certificate of Formation.

3.347*	UHS of Summitridge, L.L.C. Amended and Restated Operating Agreement.

3.348*	UHS of Texoma, Inc. Certificate of Incorporation.

3.349*	Bylaws of UHS of Texoma, Inc.

3.350*	UHS of Timberlawn, Inc. Articles of Incorporation and amendments thereto.

3.351*	Amended and Restated Bylaws of UHS of Timberlawn, Inc.

3.352*	UHS of Timpanogos, Inc. Certificate of Incorporation.

3.353*	Amended and Restated Bylaws of UHS of Timpanogos, Inc.

3.354*	UHS of Westwood Pembroke, Inc. Articles of Organization and amendments thereto.

3.355*	Amended and Restated Bylaws of UHS of Westwood Pembroke, Inc.

3.356*	UHS of Wyoming, Inc. Certificate of Incorporation.

3.357*	Amended and Restated Bylaws of UHS of Wyoming, Inc.

3.358*	UHS of Oklahoma City LLC Articles of Organization and amendments thereto.

3.359*	UHS of Oklahoma City LLC Operating Agreement.

3.360*	UHS Sahara, Inc. Certificate of Incorporation.

3.361*	Amended and Restated Bylaws of UHS Sahara, Inc.

3.362*	UHS-Corona, Inc. Certificate of Incorporation and amendments thereto.

3.363*	Bylaws of UHS-Corona, Inc.

3.364*	United Healthcare of Hardin, Inc. Charter and amendments thereto.

Exhibit No.	Description

3.365*	Amended and Restated Bylaws of United Healthcare of Hardin, Inc.

3.366*	Universal Health Services of Palmdale, Inc. Certificate of Incorporation.

3.367*	Amended and Restated Bylaws of Universal Health Services of Palmdale, Inc.

3.368*	Universal Health Services of Rancho Springs, Inc. Articles of Incorporation and amendments thereto.

3.369*	Amended and Restated Bylaws of Universal Health Services of Rancho Springs, Inc.

3.370*	University Behavioral, LLC Articles of Organization and amendments thereto.

3.371*	University Behavioral, LLC Amended and Restated Operating Agreement.

3.372*	Valle Vista Hospital Partners, LLC Certificate of Formation.

3.373*	Valle Vista Hospital Partners, LLC Amended and Restated Operating Agreement.

3.374*	Valle Vista, LLC Certificate of Formation and amendments thereto.

3.375*	Valle Vista, LLC Amended and Restated Operating Agreement.

3.376*	Valley Hospital Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.377*	Bylaws of Valley Hospital Medical Center, Inc.

3.378*	Wekiva Springs Center, LLC Certificate of Formation and amendments thereto.

3.379*	Wekiva Springs Center, LLC Amended and Restated Operating Agreement.

3.380*	Wellington Regional Medical Center, Incorporated Articles of Incorporation and amendments thereto.

3.381*	Amended and Restated Bylaws Wellington Regional Medical Center, Incorporated

3.382*	Wellstone Regional Hospital Acquisition, LLC Certificate of Formation and amendments thereto.

3.383*	Wellstone Regional Hospital Acquisition, LLC Amended and Restated Operating Agreement.

3.384*	Willow Springs, LLC Certificate of Formation and amendments thereto.

3.385*	Willow Springs, LLC Amended and Restated Operating Agreement.

3.386*	Windmoor Healthcare Inc. Articles of Incorporation.

3.387*	Amended and Restated Bylaws Windmoor Healthcare Inc.

3.388*	Windmoor Healthcare of Pinellas Park, Inc. Certificate of Incorporation and amendments thereto.

3.389*	Amended and Restated Bylaws Windmoor Healthcare of Pinellas Park, Inc.

3.390*	Zeus Endeavors, LLC Articles of Organization.

3.391*	Zeus Endeavors, LLC Amended and Restated Operating Agreement.

4.1	Indenture, dated as of September 29, 2010, between UHS, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as Trustee (the “Indenture”), previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

4.2	Supplemental Indenture to the Indenture, dated as of November 15, 2010, between UHS, as successor by merger to UHS Escrow Corporation, the subsidiary guarantors party thereto and Union Bank, N.A., as Trustee, relating to the $250,000,000 aggregate principal amount of UHS’s 7% Senior Notes due 2018, previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated November 17, 2010, is incorporated herein by reference.

Exhibit No.	Description

4.3	Form of 7% Senior Note due 2018 (contained in Indenture filed as Exhibit 4.1 to this Registration Statement).

5.1	Opinion of Fulbright & Jaworski L.L.P.

5.2	Opinion of Matthew D. Klein, Vice President and General Counsel of UHS.

10.1	Registration Rights Agreement, dated as of September 29, 2010, among Universal Health Services, Inc., certain of its subsidiaries, UHS Escrow Corporation, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers of the Senior Notes, previously filed as Exhibit 4.3 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3	Consent of Matthew D. Klein, Vice President and General Counsel of UHS (included in Exhibit 5.2).

23.4	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A. to act as trustee under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to DTC Participants.

99.4	Form of Letter to Beneficial Holders.

*	To be filed by amendment

Item 22.	Undertakings.

A. (a)	Each registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)	If such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by such registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. Each undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C. Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

UNIVERSAL HEALTH SERVICES, INC.

By:	/S/ ALAN B. MILLER
Alan B. Miller Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Universal Health Services, Inc. hereby constitutes and appoints Alan B. Miller and Steve Filton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ ALAN B. MILLER Alan B. Miller	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 1, 2011

/S/ MARC D. MILLER Marc D. Miller	Director and President	April 1, 2011

/S/ LEATRICE DUCAT Leatrice Ducat	Director	April 1, 2011

/S/ JOHN H. HERRELL John H. Herrell	Director	April 1, 2011

/S/ ROBERT H. HOTZ Robert H. Hotz	Director	April 1, 2011

/S/ ANTHONY PANTALEONI Anthony Pantaleoni	Director	April 1, 2011

Rick Santorum	Director

/S/ DANIEL B. SILVERS Daniel B. Silvers	Director	April 1, 2011

Signatures	Title	Date

/S/ STEVE FILTON Steve Filton	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.

CCS/LANSING, INC.

CHILDREN’S COMPREHENSIVE SERVICES, INC.

DEL AMO HOSPITAL, INC.

FRONTLINE BEHAVIORAL HEALTH, INC.

MERRIDELL ACHIEVEMENT CENTER, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PARK HEALTHCARE COMPANY

PENNSYLVANIA CLINICAL SCHOOLS, INC.

RIVER OAKS, INC.

SOUTHEASTERN HOSPITAL CORPORATION

STONINGTON BEHAVIORAL HEALTH, INC.

THE ARBOUR, INC.

THE BRIDGEWAY, INC.

TURNING POINT CARE CENTER, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC.

UHS OF BENTON, INC.

UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC.

UHS OF FULLER, INC.

UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC.

UHS OF GREENVILLE, INC.

UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC.

UHS OF LAKESIDE, LLC

UHS OF PARKWOOD, INC.

UHS OF PENNSYLVANIA, INC.

UHS OF PROVO CANYON, INC.

UHS OF SPRING MOUNTAIN, INC.

UHS OF TIMBERLAWN, INC.

UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC.

UHS OF WYOMING, INC.

UHS SAHARA, INC.

UNITED HEALTHCARE OF HARDIN, INC.

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

FRONTLINE HOSPITAL, LLC

FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By: Frontline Behavioral Health, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYS GROUP HOLDINGS LLC

By: UHS Children Services, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE/CCS PARTNERS LLC

By: Children’s Comprehensive Services, Inc.

Its Minority Member

By: KEYS Group Holdings LLC

Its Managing Member and sole member of the minority member

By: UHS Children Services, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE CONTINUUM, LLC

KEYSTONE NPS LLC

KEYSTONE RICHLAND CENTER, LLC

By: Keystone/CCS Partners LLC

Its managing member

By: Children’s Comprehensive Services, Inc.

Its minority member

By: KEYS Group Holdings LLC

Its managing member and sole member of the minority member

By: UHS Children Services, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By: KEYS Group Holdings LLC

Its managing member

By: UHS Children Services, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SAVANNAH, L.L.C.

By: UHS of Georgia Holdings, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KEYSTONE MARION, LLC

KEYSTONE MEMPHIS, LLC

KEYSTONE NEWPORT NEWS, LLC

KEYSTONE WSNC, L.L.C.

By: Keystone Education and Youth Services, LLC

Its managing member

By: KEYS Group Holdings LLC

Its managing member

By: UHS Children Services, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF CENTENNIAL PEAKS, L.L.C.

By: UHS of Denver, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF DOYLESTOWN, L.L.C.

By: UHS of Pennsylvania, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SALT LAKE CITY, L.L.C.

By: UHS of Provo Canyon, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF SUMMITRIDGE, LLC

By: UHS of Peachford, L.P,

Its managing member

By: UHS of Georgia, Inc.

Its general partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OF ANCHOR, L.P.

UHS OF LAUREL HEIGHTS, L.P.

UHS OF PEACHFORD, L.P.

By: UHS of Georgia, Inc.

Its general partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

POWER OF ATTORNEY

We, the undersigned officers and directors of ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.; CCS/LANSING, INC.; CHILDREN’S COMPREHENSIVE SERVICES, INC.; DEL AMO HOSPITAL, INC.; FRONTLINE BEHAVIORAL HEALTH, INC.; MERRIDELL ACHIEVEMENT CENTER, INC.; OAK PLAINS ACADEMY OF TENNESSEE, INC.; PARK HEALTHCARE COMPANY; PENNSYLVANIA CLINICAL SCHOOLS, INC.; RIVER OAKS, INC.; SOUTHEASTERN HOSPITAL CORPORATION; STONINGTON BEHAVIORAL HEALTH, INC.; THE ARBOUR, INC.; THE BRIDGEWAY, INC.; TURNING POINT CARE CENTER, INC.; TWO RIVERS PSYCHIATRIC HOSPITAL, INC.; UHS CHILDREN SERVICES, INC.; UHS OF BENTON, INC.; UHS OF DENVER, INC.; UHS OF FAIRMOUNT, INC.; UHS OF FULLER, INC.; UHS OF GEORGIA, INC.; UHS OF GEORGIA HOLDINGS, INC.; UHS OF GREENVILLE, INC.; UHS OF HAMPTON, INC.; UHS OF HARTGROVE, INC.; UHS OF LAKESIDE, LLC; UHS OF PARKWOOD, INC.; UHS OF PENNSYLVANIA, INC.; UHS OF PROVO CANYON, INC.; UHS OF SPRING MOUNTAIN, INC.; UHS OF TIMBERLAWN, INC.; UHS OF TIMPANOGOS, INC.; UHS OF WESTWOOD PEMBROKE, INC.; UHS OF WYOMING, INC.; UHS SAHARA, INC.; UNITED HEALTHCARE OF HARDIN, INC.; Frontline Behavioral Health, Inc., the sole member of FRONTLINE HOSPITAL, LLC and FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC; UHS Children Services, Inc., the sole member of KEYS GROUP HOLDINGS LLC; UHS Children Services, Inc., the sole member of the managing member of KEYSTONE/CCS PARTNERS LLC; UHS Children Services, Inc., the sole member of the managing member of the managing member of KEYSTONE CONTINUUM, LLC; KEYSTONE NPS LLC; and KEYSTONE RICHLAND CENTER, LLC; UHS Children Services, Inc., the sole member of the managing member of KEYSTONE EDUCATION AND YOUTH SERVICES, LLC; UHS Children Services, Inc., the sole member of the managing member of the managing member of KEYSTONE MARION, LLC; KEYSTONE MEMPHIS, LLC; KEYSTONE NEWPORT NEWS, LLC; and KEYSTONE WSNC, L.L.C.; UHS of Denver, Inc., the sole member of UHS OF CENTENNIAL PEAKS, L.L.C.; UHS of Pennsylvania, Inc., the sole member of UHS OF DOYLESTOWN, L.L.C.; UHS of Provo Canyon, Inc., the sole member of UHS OF SALT LAKE CITY, L.L.C.; UHS of Georgia Holdings, Inc., the sole member of UHS OF SAVANNAH, L.L.C.; UHS of Georgia, Inc., the general partner of the managing member of UHS OF SUMMITRIDGE, LLC; and UHS of Georgia, Inc., the general partner of UHS OF ANCHOR, L.P.; UHS OF LAUREL HEIGHTS, L.P. and UHS OF PEACHFORD, L.P. hereby severally constitute and appoint Steve Filton, Cheryl K. Ramagano and George H. Brunner, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-on-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ ALAN B. MILLER Alan B. Miller	President (Principal Executive Officer), Director	April 1, 2011

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer), Director	April 1, 2011

/S/ DEBRA K. OSTEEN Debra K. Osteen	Director	April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

AIKEN REGIONAL MEDICAL CENTERS, INC.

AUBURN REGIONAL MEDICAL CENTER, INC.

LANCASTER HOSPITAL CORPORATION

MCALLEN MEDICAL CENTER, INC.

MERION BUILDING MANAGEMENT, INC.

NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.

SPARKS FAMILY HOSPITAL, INC.

UHS HOLDING COMPANY, INC.

UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC.

UHS OF D.C., INC.

UHS OF DELAWARE, INC.

UHS OF NEW ORLEANS, INC.

UHS OF OKLAHOMA, INC.

UHS OF PUERTO RICO, INC.

UHS OF RIVER PARISHES, INC.

UHS OF TEXOMA, INC.

UHS-CORONA, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

MANATEE MEMORIAL HOSPITAL, L.P.

By: Wellington Regional Medical Center, Incorporated

Its general partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

MCALLEN HOSPITALS, L.P.

By: McAllen Medical Center, Inc.

Its general partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PENDLETON METHODIST HOSPITAL, L.L.C.

By: UHS of River Parishes, Inc.

Its managing member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS KENTUCKY HOLDINGS, L.L.C.

By: UHS of Delaware, Inc.

Its managing member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

UHS OKLAHOMA CITY LLC

UHS OF SPRINGWOODS, L.L.C.

By: UHS of New Orleans, Inc.

Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

FORT DUNCAN MEDICAL CENTER, L.P.

By: Fort Duncan Medical Center, Inc.

Its general partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

POWER OF ATTORNEY

We, the undersigned officers and directors of AIKEN REGIONAL MEDICAL CENTERS, INC.; AUBURN REGIONAL MEDICAL CENTER, INC.; LANCASTER HOSPITAL CORPORATION; MCALLEN MEDICAL CENTER, INC.; MERION BUILDING MANAGEMENT, INC.; NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.; SPARKS FAMILY HOSPITAL, INC.; UHS HOLDING COMPANY, INC.; UHS OF CORNERSTONE, INC.; UHS OF CORNERSTONE HOLDINGS, INC.; UHS OF D.C., INC.; UHS OF DELAWARE, INC.; UHS OF NEW ORLEANS, INC.; UHS OF OKLAHOMA, INC.; UHS OF PUERTO RICO, INC.; UHS OF RIVER PARISHES, INC.; UHS OF TEXOMA, INC.; UHS-CORONA, INC.; UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.; UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.; VALLEY HOSPITAL MEDICAL CENTER, INC.; WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED; Fort Duncan Medical Center, Inc., the general partner of FORT DUNCAN MEDICAL CENTER, L.P.; McAllen Medical Center, Inc., the general partner of MCALLEN HOSPITALS, L.P.; UHS of Delaware, Inc., the managing member of UHS KENTUCKY HOLDINGS, L.L.C.; UHS of New Orleans, Inc., the sole member of UHS OKLAHOMA CITY LLC and UHS OF SPRINGWOODS, L.L.C.; UHS of River Parishes, Inc., the managing member of PENDLETON METHODIST HOSPITAL, L.L.C.; and Wellington Regional Medical Center, Incorporated, the general partner of MANATEE MEMORIAL HOSPITAL, L.P. hereby severally constitute and appoint Steve Filton, Cheryl K. Ramagano and George H. Brunner, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-on-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ ALAN B. MILLER Alan B. Miller	President (Principal Executive Officer), Director	April 1, 2011

/S/ STEVE FILTON Steve Filton	Vice President (Principal Accounting and Financial Officer), Director	April 1, 2011

/S/ MARC D. MILLER Marc D. Miller	Vice President, Director	April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

ALLIANCE HEALTH CENTER, INC.

ALTERNATIVE BEHAVIORAL SERVICES, INC.

BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC PINNACLE POINTE HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BRENTWOOD ACQUISITION, INC.

BRENTWOOD ACQUISITION-SHREVEPORT, INC.

BRYNN MARR HOSPITAL, INC.

CANYON RIDGE HOSPITAL, INC.

CEDAR SPRINGS HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FIRST HOSPITAL PANAMERICANO, INC.

GREAT PLAINS HOSPITAL, INC.

H. C. CORPORATION

HAVENWYCK HOSPITAL INC.

HHC AUGUSTA, INC.

HHC CONWAY INVESTMENT, INC.

HHC DELAWARE, INC.

HHC FOCUS FLORIDA, INC.

HHC POPLAR SPRINGS, INC.

HHC RIVER PARK, INC.

HHC ST. SIMONS, INC.

HORIZON HEALTH CORPORATION

HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MICHIGAN PSYCHIATRIC SERVICES, INC.

NORTH SPRING BEHAVIORAL HEALTHCARE, INC.

PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.

PREMIER BEHAVIORAL SOLUTIONS, INC.

PSI SURETY, INC.

PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC.

SPRINGFIELD HOSPITAL, INC.

SUMMIT OAKS HOSPITAL, INC.

TEXAS HOSPITAL HOLDINGS, INC.

THE PINES RESIDENTIAL TREATMENT CENTER, INC.

WINDMOOR HEALTHCARE INC.

WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

ATLANTIC SHORES HOSPITAL, L.L.C.

EMERALD COAST BEHAVIORAL HOSPITAL, LLC

OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC

RAMSAY MANAGED CARE, LLC

SAMSON PROPERTIES, LLC

TBJ BEHAVIORAL CENTER, LLC

THREE RIVERS HEALTHCARE GROUP, LLC

WEKIVA SPRINGS CENTER, LLC

ZEUS ENDEAVORS, LLC

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BEHAVIORAL HEALTHCARE, LLC

By: BHC Holdings, Inc.

Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC MESILLA VALLEY HOSPITAL, LLC

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC

CUMBERLAND HOSPITAL PARTNERS, LLC

By: BHC Properties, LLC

Its Sole Member

By: Behavioral Healthcare LLC

Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC OF INDIANA, GENERAL PARTNERSHIP

By: Columbus Hospital Partners, LLC

Its General Partner

By: Lebanon Hospital Partners, LLC

Its General Partner

By: Northern Indiana Partners, LLC

Its General Partner

By: Valle Vista Hospital Partners, LLC

Its General Partner

By: BHC Healthcare, LLC

The Sole Member of each of the above General Partners

By: BHC Holdings, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

BHC PROPERTIES, LLC

COLUMBUS HOSPITAL PARTNERS, LLC

HOLLY HILL HOSPITAL, LLC

LEBANON HOSPITAL PARTNERS, LLC

NORTHERN INDIANA PARTNERS, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC

By: Behavioral Healthcare LLC

Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

CUMBERLAND HOSPITAL, LLC

By: Cumberland Hospital Partners, LLC

Its Managing Member

By: BHC Properties, LLC

Its Minority Member and Sole Member of the Managing Member

  By: Behavioral Healthcare LLC

  Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

H.C. PARTNERSHIP

By: H.C. Corporation

Its General Partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

By: HSA Hill Crest Corporation

Its General Partner

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HHC PENNSYLVANIA, LLC

KINGWOOD PINES HOSPITAL, LLC

TOLEDO HOLDING CO., LLC

By: Horizon Health Hospital Services, LLC

Its Sole Member

By: Horizon Health Corporation Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HICKORY TRAIL HOSPITAL, L.P.

NEURO INSTITUTE OF AUSTIN, L.P.

TEXAS CYPRESS CREEK HOSPITAL, L.P.

TEXAS LAUREL RIDGE HOSPITAL, L.P.

TEXAS SAN MARCOS TREATMENT CENTER, L.P.

TEXAS WEST OAKS HOSPITAL, L.P.

By: Texas Hospital Holdings, LLC

Its General Partner

  By: Psychiatric Solutions Hospitals, LLC

  Its Sole Member

By: Psychiatric Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

HORIZON HEALTH HOSPITAL SERVICES, LLC

HORIZON MENTAL HEALTH MANAGEMENT, LLC

SUNSTONE BEHAVIORAL HEALTH, LLC

By: Horizon Health Corporation Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

KMI ACQUISITION, LLC

ROLLING HILLS HOSPITAL, LLC

PSJ ACQUISITION, LLC

SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC

TBD ACQUISITION, LLC

By: Psychiatric Solutions Hospitals, LLC

Its Sole Member

By: Psychiatric Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By: Palmetto Behavioral Health Holdings, LLC

Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By: Palmetto Behavioral Health System, L.L.C.

Its Sole Member

  By: Palmetto Behavioral Health Holdings, LLC

  Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By: Psychiatric Solutions, Inc. Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

THREE RIVERS BEHAVIORAL HEALTH, LLC

By: Three Rivers Healthcare Group, LLC

Its Sole Member

  By: Premier Behavioral Solutions, Inc.

  Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

SHC-KPH, LP

By: HHC Kingwood Investment, LLC

Its General Partner

By: Kingwood Pines Hospital, LLC

Its Limited partner

By: Horizon Health Hospital Services, LLC

The Sole Member of the above Limited and General Partner

  By: Horizon Health Corporation

  Its sole member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

SP BEHAVIORAL, LLC

UNIVERSITY BEHAVIORAL, LLC

By: Ramsay Managed Care, LLC

Its Sole Member

  By: Premier Behavioral Solutions, Inc.

  Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

THE NATIONAL DEAF ACADEMY, LLC

By: Zeus Endeavors, LLC

Its Sole Member

  By: Premier Behavioral Solutions, Inc.

  Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

VALLE VISTA, LLC

By: BHC of Indiana, General Partnership

Its Sole Member

  By: Columbus Hospital Partners, LLC

  Its General Partner

  By: Lebanon Hospital Partners, LLC

  Its General Partner

  By: Northern Indiana Partners, LLC

  Its General Partner

  By: Valle Vista Hospital Partners, LLC

  Its General Partner

    By: Behavioral Healthcare LLC

    The Sole Member of each of the above General Partners

      By: BHC Holdings, Inc.

      Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By: Wellstone Holdings, Inc.

Its Minority Member

  By: Behavioral Healthcare LLC

  Its Managing Member and Sole Member of the   Minority Member

    By: BHC Holdings, Inc.

    Its Sole Member

BY:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

WILLOW SPRINGS, LLC

By: BHC Health Services of Nevada, Inc.

Its Sole Member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Vice President

POWER OF ATTORNEY

We, the undersigned officers and directors of ALLIANCE HEALTH CENTER, INC.; ALTERNATIVE BEHAVIORAL SERVICES, INC.; BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.; BHC ALHAMBRA HOSPITAL, INC.; BHC BELMONT PINES HOSPITAL, INC.; BHC FAIRFAX HOSPITAL, INC.; BHC FOX RUN HOSPITAL, INC.; BHC FREMONT HOSPITAL, INC.; BHC HEALTH SERVICES OF NEVADA, INC.; BHC HERITAGE OAKS HOSPITAL, INC.; BHC HOLDINGS, INC.; BHC INTERMOUNTAIN HOSPITAL, INC.; BHC MONTEVISTA HOSPITAL, INC.; BHC PINNACLE POINTE HOSPITAL, INC.; BHC SIERRA VISTA HOSPITAL, INC.; BHC STREAMWOOD HOSPITAL, INC.; BRENTWOOD ACQUISITION, INC.; BRENTWOOD ACQUISITION-SHREVEPORT, INC.; BRYNN MARR HOSPITAL, INC.; CANYON RIDGE HOSPITAL, INC.; CEDAR SPRINGS HOSPITAL, INC.; FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH; FIRST HOSPITAL PANAMERICANO, INC.; GREAT PLAINS HOSPITAL, INC.; H.C. CORPORATION; HAVENWYCK HOSPITAL INC.; HHC AUGUSTA, INC.; HHC CONWAY INVESTMENT, INC.; HHC DELAWARE, INC; HHC FOCUS FLORIDA, INC.; HHC POPLAR SPRINGS, INC.; HHC RIVER PARK, INC.; HHC ST. SIMONS, INC.; HORIZON HEALTH CORPORATION; HSA HILL CREST CORPORATION; KIDS BEHAVIORAL HEALTH OF UTAH, INC.; LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.; MICHIGAN PSYCHIATRIC SERVICES, INC.; NORTH SPRING BEHAVIORAL HEALTHCARE, INC.; PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.; PREMIER BEHAVIORAL SOLUTIONS, INC.; PSI SURETY, INC.; PSYCHIATRIC SOLUTIONS, INC.; PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.; RAMSAY YOUTH SERVICES OF GEORGIA, INC.; RIVEREDGE HOSPITAL HOLDINGS, INC.; SPRINGFIELD HOSPITAL, INC.; SUMMIT OAKS HOSPITAL, INC.; TEXAS HOSPITAL HOLDINGS, INC.; THE PINES RESIDENTIAL TREATMENT CENTER, INC.; WINDMOOR HEALTHCARE INC.; WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.; Premier Behavioral Solutions, Inc., the sole member of ATLANTIC SHORES HOSPITAL, L.L.C.; EMERALD COAST BEHAVIORAL HOSPITAL, LLC, OCALA BEHAVIORAL HEALTH, LLC, PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC; RAMSAY MANAGED CARE, LLC; SAMSON PROPERTIES, LLC; TBJ BEHAVIORAL CENTER, LLC; THREE RIVERS HEALTHCARE GROUP, LLC; WEKIVA SPRINGS CENTER, LLC and ZEUS ENDEAVORS, LLC; BHC Holdings, Inc., the sole member of BEHAVIORAL HEALTHCARE, LLC; BHC Holdings, Inc., the sole member of the sole member of the sole member of BHC MESILLA VALLEY HOSPITAL, LLC; BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC and CUMBERLAND HOSPITAL PARTNERS, LLC; BHC Holdings, Inc., the sole member of the sole member of BHC PROPERTIES, LLC; COLUMBUS HOSPITAL PARTNERS, LLC; HOLLY HILL HOSPITAL, LLC; LEBANON HOSPITAL PARTNERS, LLC; NORTHERN INDIANA PARTNERS, LLC and VALLE VISTA HOSPITAL PARTNERS, LLC; BHC Holdings, Inc., the sole member of the sole member of each of the general partners of BHC OF INDIANA, GENERAL PARTNERSHIP; BHC Holdings, Inc., the sole member of the sole member of the sole member of the managing member of CUMBERLAND HOSPITAL, LLC; H.C. Corporation and HSA Hill Crest Corporation, the general partners of H.C. PARTNERSHIP; Horizon Health Corporation, the sole member of the sole member of HHC PENNSYLVANIA, LLC, KINGWOOD PINES HOSPITAL, LLC and TOLEDO HOLDING CO., LLC; Psychiatric Solutions, Inc., the sole member of the sole member of the general partner of HICKORY TRAIL HOSPITAL, L.P.; NEURO INSTITUTE OF AUSTIN, L.P.; TEXAS CYPRESS CREEK HOSPITAL, L.P.; TEXAS LAUREL RIDGE HOSPITAL, L.P.; TEXAS SAN MARCOS TREATMENT CENTER, L.P. and TEXAS WEST OAKS HOSPITAL, L.P.; Horizon Health Corporation, the sole member of HORIZON HEALTH HOSPITAL SERVICES, LLC; HORIZON MENTAL HEALTH MANAGEMENT, LLC and SUNSTONE BEHAVIORAL HEALTH, LLC; Psychiatric Solutions, Inc., the sole member of the sole member of KMI ACQUISITION, LLC; ROLLING HILLS HOSPITAL, LLC; PSJ ACQUISITION, LLC; SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC and TBD ACQUISITION, LLC; Premier Behavioral Solutions, Inc., the sole member of the sole member of PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.; Premier Behavioral Solutions, Inc., the sole member of the sole member of the sole member of PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.; Psychiatric Solutions, Inc., the sole member of PSYCHIATRIC SOLUTIONS HOSPITALS, LLC; Horizon Health Corporation, the sole member of the general partner of SHC-KPH, LP; Premier Behavioral Solutions, Inc., the sole member of the sole member of SP BEHAVIORAL, LLC and UNIVERSITY BEHAVIORAL, LLC; Premier

Behavioral Solutions, Inc., the sole member of the sole member of THE NATIONAL DEAF ACADEMY, LLC; Premier Behavioral Solutions, Inc., the sole member of the sole member of THREE RIVERS BEHAVIORAL HEALTH, LLC; BHC Holdings, Inc., the sole member of the sole member of each of the general partners of the sole member of VALLE VISTA, LLC; BHC Holdings, Inc., the sole member of the managing member of WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC; and BHC Health Services of Nevada, Inc., the sole member of WILLOW SPRINGS, LLC hereby severally constitute and appoint Steve Filton, Cheryl K. Ramagano and George H. Brunner, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-on-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ DEBRA K. OSTEEN Debra K. Osteen	President (Principal Executive Officer), Director	April 1, 2011

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer), Director	April 1, 2011

/S/ LARRY HARROD Larry Harrod	Vice President, Director	April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 1, 2011.

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC

TENNESSEE CLINICAL SCHOOLS, LLC

UHS OF BOWLING GREEN, LLC

UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC

By: Universal Health Services, Inc.

Its managing member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President

UHS OF DOVER, L.L.C.

By: UHS of Rockford, LLC

Its sole member

By: Universal Health Services, Inc.

Its managing member

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President

POWER OF ATTORNEY

We, the undersigned officers and directors of Universal Health Services, Inc., the managing member of the sole member of UHS OF DOVER, L.L.C. and Universal Health Services, Inc., the managing member of LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC; TENNESSEE CLINICAL SCHOOLS, LLC; UHS OF BOWLING GREEN, LLC; UHS OF RIDGE, LLC AND UHS OF ROCKFORD, LLC hereby severally constitute and appoint Steve Filton, Cheryl K. Ramagano and George H. Brunner, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-on-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ ALAN B. MILLER Alan B. Miller	Chairman (Principal Executive Officer), Director	April 1, 2011

/S/ STEVE FILTON Steve Filton	Secretary, Chief Financial Officer, Senior Vice President (Principal Accounting and Financial Officer), Director	April 1, 2011

/S/ MARC D. MILLER Marc D. Miller	President, Director	April 1, 2011

Rick Santorum	Director

/S/ LEATRICE DUCAT Leatrice Ducat	Director	April 1, 2011

/S/ JOHN H. HERRELL John H. Herrell	Director	April 1, 2011

/S/ ROBERT H. HOTZ Robert H. Hotz	Director	April 1, 2011

/S/ ANTHONY PANTALEONI Anthony Pantaleoni	Director	April 1, 2011

/S/ DANIEL B. SILVERS Daniel B. Silvers	Director	April 1, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Universal Health Services, Inc., and amendments thereto, previously filed as Exhibit 3.1 to UHS’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are incorporated herein by reference.

3.2	Bylaws of Universal Health Services, Inc., as amended, previously filed as Exhibit 3.2 to UHS’s Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated herein by reference.

3.3	Amendment to the Restated Certificate of Incorporation of Universal Health Services, Inc., previously filed as Exhibit 3.1 to UHS’s Current Report on Form 8-K dated July 3, 2001, is incorporated herein by reference.

3.4	Aiken Regional Medical Centers, Inc. Articles of Incorporation.

3.5	Bylaws of Aiken Regional Medical Centers, Inc.

3.6	Alliance Health Center, Inc. Articles of Incorporation and amendments thereto.

3.7	Amended and Restated Bylaws of Alliance Health Center, Inc.

3.8	Alternative Behavioral Services, Inc. Articles of Incorporation and amendments thereto.

3.9	Amended and Restated Bylaws of Alternative Behavioral Services, Inc.

3.10	Associated Child Care Educational Services Inc. Articles of Incorporation and amendments thereto.

3.11	Amended and Restated Bylaws of Associated Child Care Educational Services Inc.

3.12	Atlantic Shores Hospital, LLC Certificate of Formation and amendment thereto.

3.13	Atlantic Shores Hospital, LLC Amended and Restated Operating Agreement.

3.14	Auburn Regional Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.15	Bylaws of Auburn Regional Medical Center, Inc.

3.16	Behavioral Healthcare LLC Certificate of Formation and amendments thereto.

3.17	Behavioral Healthcare LLC Amended and Restated Operating Agreement.

3.18	Benchmark Behavioral Health System, Inc. Articles of Incorporation and amendments thereto.

3.19	Amended and Restated Bylaws of Benchmark Behavioral Health System, Inc.

3.20	BHC Alhambra Hospital, Inc. Charter.

3.21	Amended and Restated Bylaws of BHC Alhambra Hospital, Inc.

3.22	BHC Belmont Pines Hospital, Inc. Charter.

3.23	Amended and Restated Bylaws of BHC Belmont Pines Hospital, Inc.

3.24	BHC Fairfax Hospital, Inc. Charter.

3.25	Amended and Restated Bylaws of BHC Fairfax Hospital, Inc.

3.26	BHC Fox Run Hospital, Inc. Charter.

3.27	Amended and Restated Bylaws of BHC Fox Run Hospital, Inc.

3.28	BHC Fremont Hospital, Inc. Charter.

Exhibit No.	Description

3.29	Amended and Restated Bylaws of BHC Fremont Hospital, Inc.

3.30	BHC Health Services of Nevada, Inc. Articles of Incorporation.

3.31	Amended and Restated Bylaws of BHC Health Services of Nevada, Inc.

3.32	BHC Heritage Oaks Hospital, Inc. Charter.

3.33	Amended and Restated Bylaws of BHC Heritage Oaks Hospital, Inc.

3.34	BHC Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.35	Amended and Restated Bylaws of BHC Holdings, Inc.

3.36	BHC Intermountain Hospital, Inc. Charter.

3.37	Amended and Restated Bylaws of BHC Intermountain Hospital, Inc.

3.38	BHC Mesilla Valley Hospital, LLC Certificate of Formation and amendments thereto.

3.39	BHC Mesilla Valley Hospital, LLC Amended and Restated Operating Agreement.

3.40	BHC Montevista Hospital, Inc. Articles of Incorporation and amendments thereto.

3.41	Amended and Restated Bylaws of BHC Montevista Hospital, Inc.

3.42	BHC Northwest Psychiatric Hospital, LLC Certificate of Formation and amendments thereto.

3.43	BHC Northwest Psychiatric Hospital, LLC Amended and Restated Operating Agreement.

3.44	BHC of Indiana, General Partnership Amended and Restated Agreement of General Partnership

3.45	BHC Pinnacle Pointe Hospital, Inc. Charter.

3.46	Amended and Restated Bylaws of BHC Pinnacle Pointe Hospital, Inc.

3.47	BHC Properties, LLC Certificate of Formation.

3.48	BHC Properties, LLC Amended and Restated Operating Agreement.

3.49	BHC Sierra Vista Hospital, Inc. Charter.

3.50	Amended and Restated Bylaws of BHC Sierra Vista Hospital, Inc.

3.51	BHC Streamwood Hospital, Inc. Charter.

3.52	Amended and Restated Bylaws of BHC Streamwood Hospital, Inc.

3.53	Brentwood Acquisition, Inc. Charter.

3.54	Amended and Restated Bylaws of Brentwood Acquisition, Inc.

3.55	Brentwood Acquisition-Shreveport, Inc. Certificate of Incorporation and amendments thereto.

3.56	Amended and Restated Bylaws of Brentwood Acquisition - Shreveport, Inc.

3.57	Brynn Marr Hospital, Inc. Articles of Incorporation and amendments thereto.

3.58	Amended and Restated Bylaws of Brynn Marr Hospital, Inc.

3.59	Canyon Ridge Hospital, Inc. Articles of Incorporation.

3.60	Amended and Restated Bylaws of Canyon Ridge Hospital, Inc.

3.61	CCS/Lansing, Inc. Articles of Incorporation.

3.62	Amended and Restated Bylaws of CCS/Lansing, Inc.

Exhibit No.	Description

3.63	Cedar Springs Hospital, Inc. Certificate of Incorporation and amendment thereto.

3.64	Amended and Restated Bylaws of Cedar Springs Hospital, Inc.

3.65	Children’s Comprehensive Services, Inc. Restated Charter and amendments thereto.

3.66	Bylaws of Children’s Comprehensive Services, Inc.

3.67	Columbus Hospital Partners, LLC Certificate of Formation.

3.68	Columbus Hospital Partners, LLC Amended and Restated Operating Agreement.

3.69	Cumberland Hospital Partners, LLC Certificate of Formation and amendments thereto.

3.70	Cumberland Hospital Partners, LLC Amended and Restated Operating Agreement.

3.71	Cumberland Hospital, LLC Articles of Organization and amendments thereto.

3.72	Cumberland Hospital, LLC Amended and Restated Operating Agreement.

3.73	Del Amo Hospital, Inc. Articles of Incorporation.

3.74	Amended and Restated Bylaws of Del Amo Hospital, Inc.

3.75	Emerald Coast Behavioral Hospital, LLC Certificate of Formation.

3.76	Emerald Coast Behavioral Hospital, LLC Amended and Restated Operating Agreement.

3.77	First Hospital Corporation of Virginia Beach Articles of Incorporation and amendments thereto.

3.78	Amended and Restated Bylaws of First Hospital Corporation of Virginia Beach

3.79	First Hospital Panamericano, Inc. Certificate of Incorporation and amendments thereto.

3.80	Amended and Restated Bylaws of First Hospital Panamericano, Inc.

3.81	Fort Duncan Medical Center, L.P. Certificate of Limited Partnership.

3.82	Agreement of Limited Partnership of Fort Duncan Medical Center, L.P.

3.83	Frontline Behavioral Health, Inc. Certificate of Incorporation and amendments thereto.

3.84	Bylaws of Frontline Behavioral Health, Inc.

3.85	Frontline Hospital, LLC Amended and Restated Certificate of Formation.

3.86	Frontline Hospital, LLC Amended and Restated Operating Agreement.

3.87	Frontline Residential Treatment Center, LLC Amended and Restated Certificate of Formation.

3.88	Frontline Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.89	Great Plains Hospital, Inc. Articles of Incorporation.

3.90	Amended and Restated Bylaws of Great Plains Hospital, Inc.

3.91	H.C. Corporation Articles of Incorporation.

3.92	Amended and Restated Bylaws of H.C. Corporation.

3.93	Agreement of General Partnership. of H.C. Partnership.

3.94	Havenwyck Hospital Inc. Articles of Incorporation and amendments thereto.

3.95	Amended and Restated Bylaws of Havenwyck Hospital Inc.

3.96	HHC Augusta, Inc. Articles of Incorporation.

Exhibit No.	Description

3.97	Amended and Restated Bylaws of HHC Augusta, Inc.

3.98	HHC Conway Investment, Inc. Articles of Incorporation.

3.99	Amended and Restated Bylaws of HHC Conway Investment, Inc.

3.100	HHC Delaware, Inc. Certificate of Incorporation.

3.101	Amended and Restated Bylaws of HHC Delaware, Inc.

3.102	HHC Focus Florida, Inc. Articles of Incorporation and amendments thereto.

3.103	Amended and Restated Bylaws of HHC Focus Florida, Inc.

3.104	HHC Pennsylvania, LLC Certificate of Formation.

3.105	HHC Pennsylvania, LLC Amended and Restated Operating Agreement.

3.106	HHC Poplar Springs, Inc. Articles of Incorporation.

3.107	Amended and Restated Bylaws of HHC Poplar Springs, Inc.

3.108	HHC River Park, Inc. Articles of Incorporation.

3.109	Amended and Restated Bylaws of HHC River Park, Inc.

3.110	HHC St. Simons, Inc. Articles of Incorporation.

3.111	Amended and Restated Bylaws of HHC St. Simons, Inc.

3.112	Hickory Trail Hospital, L.P. Certificate of Limited Partnership.

3.113	Amended and Restated Agreement of Limited Partnership of Hickory Trail Hospital, L.P.

3.114	Holly Hill Hospital, LLC Certificate of Formation.

3.115	Holly Hill Hospital, LLC Amended and Restated Operating Agreement.

3.116	Horizon Health Corporation Amended and Restated Certificate of Incorporation.

3.117	Amended and Restated Bylaws of Horizon Health Corporation.

3.118	Horizon Health Hospital Services, LLC Certificate of Formation.

3.119	Horizon Health Hospital Services, LLC Amended and Restated Operating Agreement.

3.120	Horizon Mental Health Management, LLC Certificate of Formation.

3.121	Horizon Mental Health Management, LLC Amended and Restated Operating Agreement.

3.122	HSA Hill Crest Corporation Articles of Incorporation and amendments thereto.

3.123	Amended and Restated Bylaws of HSA Hill Crest Corporation.

3.124	Keys Group Holdings LLC Certificate of Formation and amendments thereto.

3.125	Keys Group Holdings LLC Amended and Restated Operating Agreement.

3.126	Keystone Continuum, LLC Articles of Organization.

3.127	Keystone Continuum, LLC Amended and Restated Operating Agreement.

3.128	Keystone Education and Youth Services, LLC Articles of Organization and amendments thereto.

3.129	Keystone Education and Youth Services, LLC Amended and Restated Operating Agreement.

3.130	Keystone Marion, LLC Articles of Organization.

Exhibit No.	Description

3.131	Keystone Marion, LLC Amended and Restated Operating Agreement.

3.132	Keystone Newport News, LLC Articles of Organization.

3.133	Keystone Newport News, LLC Amended and Restated Operating Agreement.

3.134	Keystone NPS LLC Articles of Organization and amendments.

3.135	Keystone NPS LLC Amended and Restated Operating Agreement.

3.136	Keystone Richland Center, LLC Articles of Organization.

3.137	Keystone Richland Center, LLC Amended and Restated Operating Agreement.

3.138	Keystone WSNC, L.L.C. Articles of Organization.

3.139	Keystone WSNC, L.L.C. Amended and Restated Operating Agreement.

3.140	Keystone Memphis, LLC Articles of Organization.

3.141	Keystone Memphis, LLC Amended and Restated Operating Agreement.

3.142	Keystone / CCS Partners LLC Certificate of Formation and amendments thereto.

3.143	Keystone / CCS Partners LLC Amended and Restated Operating Agreement.

3.144	Kids Behavioral Health of Utah, Inc. Articles of Incorporation and amendments thereto.

3.145	Amended and Restated Bylaws of Kids Behavioral Health of Utah, Inc.

3.146	Kingwood Pines Hospital, LLC Articles of Incorporation and amendments thereto.

3.147	Kingwood Pines Hospital, LLC Amended and Restated Operating Agreement.

3.148	KMI Acquisition, LLC Certificate of Formation.

3.149	KMI Acquisition, LLC Amended and Restated Operating Agreement.

3.150*	La Amistad Residential Treatment Center, LLC Articles of Organization.

3.151*	La Amistad Residential Treatment Center, LLC Amended and Restated Operating Agreement.

3.152*	Lancaster Hospital Corporation Articles of Incorporation.

3.153*	Bylaws of Lancaster Hospital Corporation.

3.154*	Laurel Oaks Behavioral Health Center, Inc. Certificate of Incorporation and amendments thereto.

3.155*	Amended and Restated Bylaws of Laurel Oaks Behavioral Health Center, Inc.

3.156*	Lebanon Hospital Partners, LLC Certificate of Formation.

3.157*	Lebanon Hospital Partners, LLC Amended and Restated Operating Agreement.

3.158*	Manatee Memorial Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.159*	Agreement of Limited Partnership of Manatee Memorial Hospital, L.P.

3.160*	McAllen Hospitals, L.P. Certificate of Limited Partnership and amendments thereto.

3.161*	Agreement of Limited Partnership and amendments thereto of McAllen Hospitals, L.P.

3.162*	McAllen Medical Center, Inc. Certificate of Incorporation and amendments thereto.

3.163*	Bylaws of McAllen Medical Center, Inc.

3.164*	Merion Building Management, Inc. Certificate of Incorporation and amendments thereto.

Exhibit No.	Description

3.165*	Bylaws of Merion Building Management, Inc.

3.166*	Merridell Achievement Center, Inc. Articles of Incorporation and amendments thereto.

3.167*	Amended and Restated Bylaws of Merridell Achievement Center, Inc.

3.168*	Michigan Psychiatric Services, Inc. Articles of Incorporation and amendments thereto.

3.169*	Amended and Restated Bylaws of Michigan Psychiatric Services, Inc.

3.170*	Neuro Institute of Austin, L.P. Certificate of Limited Partnership and amendments thereto.

3.171*	Amended and Restated Agreement of Limited Partnership of Neuro Institute of Austin, L.P.

3.172*	North Spring Behavioral Healthcare, Inc. Charter and amendments thereto.

3.173*	Amended and Restated Bylaws of North Spring Behavioral Healthcare, Inc.

3.174*	Northern Indiana Partners, LLC Certificate of Formation.

3.175*	Northern Indiana Partners, LLC Amended and Restated Operating Agreement.

3.176*	Northwest Texas Healthcare System, Inc. Articles of Incorporation and amendments thereto.

3.177*	Bylaws of Northwest Texas Healthcare System, Inc.

3.178*	Oak Plains Academy of Tennessee, Inc. Charter and amendments thereto.

3.179*	Amended and Restated Bylaws of Oak Plains Academy of Tennessee, Inc.

3.180*	Ocala Behavioral Health, LLC Certificate of Formation and amendments thereto.

3.181*	Ocala Behavioral Health, LLC Amended and Restated Operating Agreement.

3.182*	Palmetto Behavioral Health Holdings, LLC Certificate of Formation and amendments thereto.

3.183*	Palmetto Behavioral Health Holdings, LLC Amended and Restated Operating Agreement.

3.184*	Palmetto Behavioral Health System, L.L.C. Articles of Organization.

3.185*	Palmetto Behavioral Health System, L.L.C. Amended and Restated Operating Agreement.

3.186*	Palmetto Lowcountry Behavioral Health, L.L.C. Articles of Organization.

3.187*	Palmetto Lowcountry Behavioral Health, L.L.C. Amended and Restated Operating Agreement.

3.188*	Park Healthcare Company Charter and amendments thereto.

3.189*	Bylaws of Park Healthcare Company.

3.190*	Pendleton Methodist Hospital, L.L.C. Certificate of Formation.

3.191*	Pendleton Methodist Hospital, L.L.C. Operating Agreement and amendments thereto.

3.192*	Pennsylvania Clinical Schools, Inc. Articles of Incorporation.

3.193*	Amended and Restated Bylaws of Pennsylvania Clinical Schools, Inc.

3.194*	Premier Behavioral Solutions of Florida, Inc. Certificate of Incorporation and amendments thereto.

3.195*	Amended and Restated Bylaws of Premier Behavioral Solutions of Florida, Inc.

3.196*	Premier Behavioral Solutions, Inc. Restated Certificate of Incorporation and amendments thereto.

3.197*	Amended and Restated Bylaws of Premier Behavioral Solutions, Inc.

3.198*	PSI Surety, Inc. Articles of Domestication.

Exhibit No.	Description

3.199*	Amended and Restated Bylaws of PSI Surety, Inc.

3.200*	PSJ Acquisition, LLC Articles of Organization.

3.201*	PSJ Acquisition, LLC Amended and Restated Operating Agreement.

3.202*	Psychiatric Solutions Hospitals, LLC Certificate of Formation and amendments thereto.

3.203*	Psychiatric Solutions Hospitals, LLC Amended and Restated Operating Agreement.

3.204*	Psychiatric Solutions of Virginia, Inc. Certificate of Incorporation and amendments thereto.

3.205*	Amended and Restated Bylaws of Psychiatric Solutions of Virginia, Inc.

3.206*	Psychiatric Solutions, Inc. Amended and Restated Certificate of Incorporation and amendments thereto

3.207*	Amended and Restated Bylaws of Psychiatric Solutions, Inc.

3.208*	Ramsay Managed Care, LLC Certificate of Formation.

3.209*	Ramsay Managed Care, LLC Amended and Restated Operating Agreement.

3.210*	Ramsay Youth Services of Georgia, Inc. Certificate of Incorporation.

3.211*	Amended and Restated Bylaws of Ramsay Youth Services of Georgia, Inc.

3.212*	River Oaks, Inc. Restatement of Restated Articles of Incorporation and amendments thereto.

3.213*	Amended and Restated Bylaws of River Oaks, Inc.

3.214*	Riveredge Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.215*	Amended and Restated Bylaws of Riveredge Hospital Holdings, Inc.

3.216*	Rolling Hills Hospital, LLC Articles of Organization.

3.217*	Rolling Hills Hospital, LLC Amended and Restated Operating Agreement.

3.218*	Samson Properties, LLC Articles of Organization.

3.219*	Samson Properties, LLC Amended and Restated Operating Agreement.

3.220*	Shadow Mountain Behavioral Health System, LLC Certificate of Formation and amendments thereto.

3.221*	Shadow Mountain Behavioral Health System, LLC Amended and Restated Operating Agreement.

3.222*	SHC-KPH, LP Certificate of Limited Partnership and amendments thereto.

3.223*	SHC-KPH, LP Amended and Restated Agreement of Limited Partnership.

3.224*	Southeastern Hospital Corporation Charter.

3.225*	Bylaws of Southeastern Hospital Corporation

3.226*	SP Behavioral, LLC Articles of Organization.

3.227*	SP Behavioral, LLC Amended and Restated Operating Agreement.

3.228*	Sparks Family Hospital, Inc. Articles of Incorporation and amendments thereto.

3.229*	Bylaws of Sparks Family Hospital, Inc.

3.230*	Springfield Hospital, Inc. Certificate of Incorporation.

Exhibit No.	Description

3.231*	Amended and Restated Bylaws of Springfield Hospital, Inc.

3.232*	Stonington Behavioral Health, Inc. Certificate of Incorporation.

3.233*	Amended and Restated Bylaws of Stonington Behavioral Health, Inc.

3.234*	Summit Oaks Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.235*	Amended and Restated Bylaws of Summit Oaks Hospital, Inc.

3.236*	Sunstone Behavioral Health, LLC Certificate of Formation.

3.237*	Sunstone Behavioral Health, LLC Amended and Restated Operating Agreement.

3.238*	TBD Acquisition, LLC Certificate of Formation and amendments thereto.

3.239*	TBD Acquisition, LLC Amended and Restated Operating Agreement.

3.240*	TBJ Behavioral Center, LLC Certificate of Formation and amendments thereto.

3.241*	TBJ Behavioral Center, LLC Amended and Restated Operating Agreement.

3.242*	Tennessee Clinical Schools, LLC Articles of Organization.

3.243*	Tennessee Clinical Schools, LLC Amended and Restated Operating Agreement.

3.244*	Texas Cypress Creek Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.245*	Amended and Restated Agreement of Limited Partnership of Texas Cypress Creek Hospital, L.P.

3.246*	Texas Hospital Holdings, Inc. Certificate of Incorporation and amendments thereto.

3.247*	Texas Hospital Holdings, Inc. Amended and Restated Bylaws.

3.248*	Texas Laurel Ridge Hospital, L.P. Certificate of Limited Partnership.

3.249*	Amended and Restated Agreement of Limited Partnership of Texas Laurel Ridge Hospital, L.P.

3.250*	Texas San Marcos Treatment Center, L.P. Certificate of Limited Partnership.

3.251*	Amended and Restated Agreement of Limited Partnership of Texas San Marcos Treatment Center, L.P.

3.252*	Texas West Oaks Hospital, L.P. Certificate of Limited Partnership and amendments thereto.

3.253*	Amended and Restated Agreement of Limited Partnership of Texas West Oaks Hospital, L.P.

3.254*	The Arbour, Inc. Articles of Organization and amendments thereto.

3.255*	Amended and Restated Bylaws of The Arbour, Inc.

3.256*	The Bridgeway, Inc. Articles of Incorporation and amendments thereto.

3.257*	Amended and Restated Bylaws of The Bridgeway, Inc.

3.258*	The National Deaf Academy, LLC Articles of Organization and amendments thereto.

3.259*	The National Deaf Academy, LLC Amended and Restated Operating Agreement.

3.260*	The Pines Residential Treatment Center, Inc. Articles of Incorporation and amendments thereto.

3.261*	Amended and Restated Bylaws of The Pines Residential Treatment Center, Inc.

3.262*	Three Rivers Behavioral Health, LLC Restated Articles of Organization.

3.263*	Three Rivers Behavioral Health, LLC Amended and Restated Operating Agreement.

Exhibit No.	Description

3.264*	Three Rivers Healthcare Group, LLC Restated Articles of Organization.

3.265*	Three Rivers Healthcare Group, LLC Amended and Restated Operating Agreement.

3.266*	Toledo Holding Co., LLC Certificate of Formation.

3.267*	Toledo Holding Co., LLC Amended and Restated Operating Agreement.

3.268*	Turning Point Care Center, Inc. Articles of Incorporation and amendments thereto.

3.269*	Amended and Restated Bylaws of Turning Point Care Center, Inc.

3.270*	Two Rivers Psychiatric Hospital, Inc. Certificate of Incorporation and amendments thereto.

3.271*	Amended and Restated Bylaws of Two Rivers Psychiatric Hospital, Inc.

3.272*	UHS Children Services, Inc. Certificate of Incorporation.

3.273*	Bylaws of UHS Children Services, Inc.

3.274*	UHS Holding Company, Inc. Articles of Incorporation.

3.275*	Bylaws of UHS Holding Company, Inc.

3.276*	UHS Kentucky Holdings, L.L.C. Certificate of Formation and amendments thereto.

3.277*	UHS Kentucky Holdings, L.L.C. Amended and Restated Operating Agreement.

3.278*	UHS of Anchor, L.P. Certificate of Limited Partnership and amendments thereto.

3.279*	Agreement of Limited Partnership of UHS of Anchor, L.P.

3.280*	UHS of Benton, Inc. Certificate of Incorporation.

3.281*	Amended and Restated Bylaws of UHS of Benton, Inc.

3.282*	UHS of Bowling Green, LLC Certificate of Formation and amendments thereto.

3.283*	UHS of Bowling Green, LLC Amended and Restated Operating Agreement.

3.284*	UHS of Centennial Peaks, L.L.C. Certificate of Formation.

3.285*	UHS of Centennial Peaks, L.L.C. Amended and Restated Operating Agreement.

3.286*	UHS of Cornerstone Holdings, Inc. Certificate of Incorporation.

3.287*	UHS of Cornerstone Holdings, Inc. Bylaws

3.288*	UHS of Cornerstone, Inc. Certificate of Incorporation.

3.289*	UHS of Cornerstone, Inc. Bylaws

3.290*	UHS of D.C., Inc. Certificate of Incorporation.

3.291*	Bylaws of UHS of D.C., Inc.

3.292*	UHS of Delaware, Inc. Certificate of Incorporation and amendments thereto.

3.293*	Bylaws of UHS of Delaware, Inc.

3.294*	UHS of Denver, Inc. Certificate of Incorporation.

3.295*	Amended and Restated Bylaws of UHS of Denver, Inc.

3.296*	UHS of Dover, L.L.C. Certificate of Formation.

3.297*	UHS of Dover, L.L.C. Amended and Restated Operating Agreement.

Exhibit No.	Description

3.298*	UHS of Doylestown, L.L.C. Certificate of Formation.

3.299*	UHS of Doylestown, L.L.C. Amended and Restated Operating Agreement.

3.300*	UHS of Fairmount, Inc. Certificate of Incorporation.

3.301*	Amended and Restated Bylaws of UHS of Fairmount, Inc.

3.302*	UHS of Fuller, Inc. Articles of Organization.

3.303*	Amended and Restated Bylaws of UHS of Fuller, Inc.

3.304*	UHS of Georgia Holdings, Inc. Certificate of Incorporation.

3.305*	Bylaws of UHS of Georgia Holdings, Inc.

3.306*	UHS of Georgia, Inc. Certificate of Incorporation.

3.307*	Bylaws of UHS of Georgia, Inc.

3.308*	UHS of Greenville, Inc. Certificate of Incorporation.

3.309*	Amended and Restated Bylaws of UHS of Greenville, Inc.

3.310*	UHS of Hampton, Inc. Certificate of Incorporation.

3.311*	Amended and Restated Bylaws of UHS of Hampton, Inc.

3.312*	UHS of Hartgrove, Inc. Articles of Incorporation.

3.313*	Amended and Restated Bylaws of UHS of Hartgrove, Inc.

3.314*	UHS of Lakeside, LLC Certificate of Formation.

3.315*	UHS of Lakeside, LLC Amended and Restated Operating Agreement.

3.316*	UHS of Laurel Heights, L.P. Certificate of Limited Partnership.

3.317*	Agreement of Limited Partnership of UHS of Laurel Heights, L.P.

3.318*	UHS of New Orleans, Inc. Articles of Incorporation.

3.319*	Bylaws of UHS of New Orleans, Inc.

3.320*	UHS of Oklahoma, Inc. Certificate of Incorporation and amendments thereto.

3.321*	Bylaws of UHS of Oklahoma, Inc.

3.322*	UHS of Parkwood, Inc. Certificate of Incorporation.

3.323*	Amended and Restated Bylaws of UHS of Parkwood, Inc.

3.324*	UHS of Peachford, L.P. Certificate of Limited Partnership.

3.325*	Agreement of Limited Partnership of UHS of Peachford, L.P.

3.326*	UHS of Pennsylvania, Inc. Articles of Incorporation.

3.327*	Amended and Restated Bylaws of UHS of Pennsylvania, Inc.

3.328*	UHS of Provo Canyon, Inc. Certificate of Incorporation and amendments thereto.

3.329*	Amended and Restated Bylaws of UHS of Provo Canyon, Inc.

3.330*	UHS of Puerto Rico, Inc. Certificate of Incorporation and amendments thereto.

3.331*	Amended and Restated Bylaws of UHS of Puerto Rico, Inc.

Exhibit No.	Description

3.332*	UHS of Ridge, LLC Certificate of Formation.

3.333*	UHS of Ridge, LLC Amended and Restated Operating Agreement.

3.334*	UHS of River Parishes, Inc. Articles of Incorporation and amendments thereto.

3.335*	Bylaws of UHS of River Parishes, Inc.

3.336*	UHS of Rockford, LLC Certificate of Formation.

3.337*	UHS of Rockford, LLC Amended and Restated Operating Agreement.

3.338*	UHS of Salt Lake City, L.L.C. Certificate of Formation.

3.339*	UHS of Salt Lake City, L.L.C. Amended and Restated Operating Agreement.

3.340*	UHS of Savannah, L.L.C. Certificate of Formation.

3.341*	UHS of Savannah, L.L.C. Amended and Restated Operating Agreement.

3.342*	UHS of Spring Mountain, Inc. Certificate of Incorporation.

3.343*	Amended and Restated Bylaws of UHS of Spring Mountain, Inc.

3.344*	UHS of Springwoods, L.L.C. Certificate of Formation.

3.345*	UHS of Springwoods, L.L.C. Amended and Restated Operating Agreement.

3.346*	UHS of Summitridge, L.L.C. Certificate of Formation.

3.347*	UHS of Summitridge, L.L.C. Amended and Restated Operating Agreement.

3.348*	UHS of Texoma, Inc. Certificate of Incorporation.

3.349*	Bylaws of UHS of Texoma, Inc.

3.350*	UHS of Timberlawn, Inc. Articles of Incorporation and amendments thereto.

3.351*	Amended and Restated Bylaws of UHS of Timberlawn, Inc.

3.352*	UHS of Timpanogos, Inc. Certificate of Incorporation.

3.353*	Amended and Restated Bylaws of UHS of Timpanogos, Inc.

3.354*	UHS of Westwood Pembroke, Inc. Articles of Organization and amendments thereto.

3.355*	Amended and Restated Bylaws of UHS of Westwood Pembroke, Inc.

3.356*	UHS of Wyoming, Inc. Certificate of Incorporation.

3.357*	Amended and Restated Bylaws of UHS of Wyoming, Inc.

3.358*	UHS of Oklahoma City LLC Articles of Organization and amendments thereto.

3.359*	UHS of Oklahoma City LLC Operating Agreement.

3.360*	UHS Sahara, Inc. Certificate of Incorporation.

3.361*	Amended and Restated Bylaws of UHS Sahara, Inc.

3.362*	UHS-Corona, Inc. Certificate of Incorporation and amendments thereto.

3.363*	Bylaws of UHS-Corona, Inc.

3.364*	United Healthcare of Hardin, Inc. Charter and amendments thereto.

3.365*	Amended and Restated Bylaws of United Healthcare of Hardin, Inc.

Exhibit No.	Description

3.366*	Universal Health Services of Palmdale, Inc. Certificate of Incorporation.

3.367*	Amended and Restated Bylaws of Universal Health Services of Palmdale, Inc.

3.368*	Universal Health Services of Rancho Springs, Inc. Articles of Incorporation and amendments thereto.

3.369*	Amended and Restated Bylaws of Universal Health Services of Rancho Springs, Inc.

3.370*	University Behavioral, LLC Articles of Organization and amendments thereto.

3.371*	University Behavioral, LLC Amended and Restated Operating Agreement.

3.372*	Valle Vista Hospital Partners, LLC Certificate of Formation.

3.373*	Valle Vista Hospital Partners, LLC Amended and Restated Operating Agreement.

3.374*	Valle Vista, LLC Certificate of Formation and amendments thereto.

3.375*	Valle Vista, LLC Amended and Restated Operating Agreement.

3.376*	Valley Hospital Medical Center, Inc. Articles of Incorporation and amendments thereto.

3.377*	Bylaws of Valley Hospital Medical Center, Inc.

3.378*	Wekiva Springs Center, LLC Certificate of Formation and amendments thereto.

3.379*	Wekiva Springs Center, LLC Amended and Restated Operating Agreement.

3.380*	Wellington Regional Medical Center, Incorporated Articles of Incorporation and amendments thereto.

3.381*	Amended and Restated Bylaws Wellington Regional Medical Center, Incorporated

3.382*	Wellstone Regional Hospital Acquisition, LLC Certificate of Formation and amendments thereto.

3.383*	Wellstone Regional Hospital Acquisition, LLC Amended and Restated Operating Agreement.

3.384*	Willow Springs, LLC Certificate of Formation and amendments thereto.

3.385*	Willow Springs, LLC Amended and Restated Operating Agreement.

3.386*	Windmoor Healthcare Inc. Articles of Incorporation.

3.387*	Amended and Restated Bylaws Windmoor Healthcare Inc.

3.388*	Windmoor Healthcare of Pinellas Park, Inc. Certificate of Incorporation and amendments thereto.

3.389*	Amended and Restated Bylaws Windmoor Healthcare of Pinellas Park, Inc.

3.390*	Zeus Endeavors, LLC Articles of Organization.

3.391*	Zeus Endeavors, LLC Amended and Restated Operating Agreement.

4.1	Indenture, dated as of September 29, 2010, between UHS, as successor by merger to UHS Escrow Corporation, and Union Bank, N.A., as Trustee (the “Indenture”), previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

4.2	Supplemental Indenture to the Indenture, dated as of November 15, 2010, between UHS, as successor by merger to UHS Escrow Corporation, the subsidiary guarantors party thereto and Union Bank, N.A., as Trustee, relating to the $250,000,000 aggregate principal amount of UHS’s 7% Senior Notes due 2018, previously filed as Exhibit 4.1 to UHS’s Current Report on Form 8-K dated November 17, 2010, is incorporated herein by reference.

Exhibit No.	Description

4.3	Form of 7% Senior Note due 2018 (contained in Indenture filed as Exhibit 4.1 to this Registration Statement).

5.1	Opinion of Fulbright & Jaworski L.L.P.

5.2	Opinion of Matthew D. Klein, Vice President and General Counsel of UHS.

10.1	Registration Rights Agreement, dated as of September 29, 2010, among Universal Health Services, Inc., certain of its subsidiaries, UHS Escrow Corporation, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers of the Senior Notes, previously filed as Exhibit 4.3 to UHS’s Current Report on Form 8-K dated October 5, 2010, is incorporated herein by reference.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3	Consent of Matthew D. Klein, Vice President and General Counsel of UHS (included in Exhibit 5.2).

23.4	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A. to act as trustee under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to DTC Participants.

99.4	Form of Letter to Beneficial Holders.

*To be filed by amendment